Exhibit 10.3

Execution Copy

UMB Bank, N.A.,
not in its individual capacity but solely as owner trustee

(Lessor)

and

Global Crossing Airlines, Inc.

(Lessee)

Operating Lease Agreement (MSN 4832)

relating to one (1) Airbus aircraft bearing Manufacturer’s Serial Number 4832

Dated March 6, 2026

This Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart marked “Chattel Paper Counterpart” on the signature page thereof.

Exhibit 10.3

Execution Copy

Table of Contents

1	Definitions and Interpretation	1
2	Representations and Warranties	19
3	Conditions Precedent and Post-Delivery Matters	24
4	Commencement	28
5	Payments	29
6	Manufacturer’s and Other Warranties	33
7	Lessor’s Covenants and Disclaimers	35
8	Lessee’s Covenants	48
9	Registration, Certifications and Filings	55
10	Title Protection	58
11	Possession and Subleasing	61
12	Replacement and Interchange of Engines and Parts	64
13	Indemnities	71
14	Taxation	73
15	Insurance	76
16	Events of Loss	80
17	Disclaimers	83
18	Redelivery	84
19	Events of Default	84
20	Illegality	91
21	Assignment, Transfer and Financing	92
22	Governing Law and Jurisdiction	96
23	Miscellaneous	97
Schedule 1 Description of Leased Property		1
Schedule 2 Delivery		1
Schedule 3 Redelivery		1
Schedule 4 Insurance Requirements		1
Schedule 5 Principal Economic Terms		1
Schedule 6 Engine Performance Restoration Requirements		1
Exhibit A- Form of Certificate of Delivery		1
Exhibit B- [Intentionally Omitted]		1
Exhibit C - Form of Deregistration Power of Attorney		1
Exhibit D - Form of Letter of Quiet Enjoyment		1
Exhibit E - Form of Status Report		1

Exhibit 10.3

Execution Copy

Exhibit F - Form of Redelivery Certificate	1

Exhibit 10.3

Execution Copy

This operating lease agreement (MSN 4832) (this “Agreement”), dated as of March 6, 2026 is between:

(1) UMB Bank, N.A., not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (herein in such capacity, together with its successors and permitted assigns, (“Lessor” or “Owner Trustee”), and in its individual capacity, together with its successors and permitted assigns, (“Trust Company”)); and

(2) Global Crossing Airlines, Inc., a company organized and existing under the laws of the State of Delaware, having its principal place of business at 4200 NW 36th Street, Miami International Airport, Building 5A, 4th Floor, Miami, FL, USA, 33161 (“Lessee”).

Recitals:

(A) Owner will, on the Delivery Date, be the legal owner and the lessor of the Leased Property subject to the terms of the Trust Agreement.

(B) Lessor wishes to lease the Leased Property to Lessee, and Lessee agrees to lease the Leased Property from Lessor, upon and subject to the covenants, terms and conditions set out in this Agreement.

Now, therefore, in consideration of the foregoing and for other good and valuable consideration whose receipt and sufficiency are acknowledged, Lessor and Lessee agree as follows:

1 Definitions and Interpretation

1.1 Definitions

In this Agreement the following expressions shall, unless the context otherwise requires, have the following respective meanings:

“Actual Cost” means as it applies to any maintenance work or rectification of discrepancies on the Aircraft, the actual cost of replacement parts, materials and/or the cost of labor associated with such work, rectification or replacement at Lessee’s in-house labor rates (if the work is performed by Lessee) or at third party costs charged to Lessee (if the work is performed by third parties) and shall in no event include Excluded Costs.

“Additional Rent” means all amounts, liabilities and obligations (other than Basic Rent and Supplemental Rent) that Lessee assumes or agrees to pay under this Agreement to Lessor or any other Person, including payment of deposits, indemnities and the Agreed Value.

“Affiliate” means in relation to any Person, any other Person controlled directly or indirectly by that Person, any other Person that controls directly or indirectly that Person or any other Person under common control with that Person (including a trust of which such Person is the beneficiary or a subsidiary of such Person). For this purpose, “control” of any Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

Exhibit 10.3

Execution Copy

“Agreed Maintenance Performer” means Lessee or any other reputable Manufacturer, airline or maintenance organisation that is (i) experienced in maintaining aircraft and/or engines of the same type as the Aircraft and the Engines, (ii) duly certified under FAR Part 145 and/or under EASA Part 145, (iii) duly certified by the Aviation Authority, (iv) not excluded by Lessor pursuant to Section 7.4 and (v) with respect to any Qualifying Maintenance Event, pre-approved in writing by Lessor as required pursuant to Section 7.2.

“Agreed Value” has the meaning set out in Schedule 5.

“AIR-OPS” means the technical requirements and administrative procedures implemented pursuant to Commission Regulation (EU) No. 965/2012 of 5 October 2012 laying down technical requirements and administrative procedures related to air operations pursuant to Regulation (EC) No. 216/2008 of the European Parliament and of the Council and as set out in the applicable sections of AIR-OPS Part CAT IDE, and as the same is further amended from time to time.

“Airbus” means Airbus S.A.S.

“Aircraft” means the aircraft described in Part 1 of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents).

“Aircraft Documents” means the documents, data and records identified in or pursuant to Part 2 of Schedule 1 and in the Certificate of Delivery and all additions, renewals, revisions, miscellaneous non-listed documents, and replacements from time to time made in accordance with this Agreement.

“Airframe” means the Aircraft, excluding the Engines and the Aircraft Documents.

“Airframe Manufacturer” means Airbus.

“Airworthiness Directive” or “AD” means any airworthiness directive issued by the State of Registration or as adopted by EASA or FAA, as applicable.

“AMM” means the Airframe Manufacturer’s aircraft maintenance manual, as updated and modified from time to time.

“Applicable Circumstance” has the meaning set out in Section 20(a).

“Applicable Law” means all applicable (i) laws, treaties and international agreements of any national government, (ii) laws of any state, province, territory, locality or other political subdivision of a national government, and (iii) rules, regulations, judgments, decrees, orders, injunctions, writs, directives, licenses and permits of any Government Entity or arbitration authority which has legal effect.

“Approved Maintenance Program” means the maintenance program of Lessee approved by the Aviation Authority, provided by Lessee to Lessor pursuant to Section 3.2(h) and accepted by Lessor on or before the Delivery Date, which shall at all times be based upon and in compliance with the MPD, as the same may be updated, amended and otherwise modified from time to time in accordance with this Agreement.

Exhibit 10.3

Execution Copy

“APU” means (i) the auxiliary power unit listed in Part 1 of Schedule 1 , (ii) all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in Owner in accordance with the terms of Section 12.6(b) after removal from such auxiliary power unit, and (iii) insofar as title is held by or has passed to Owner, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in paragraph (ii) above, as required or permitted under this Agreement.

“APU Hour” means each hour or part thereof (rounded up to two decimal places) that the APU is operated, whether for aircraft operations, maintenance or testing.

“APU Reimbursable Expenses” has the meaning set out in Section 7.2(e)(i).

“APU Restoration” means any shop visit involving:

(a) the disassembly, cleaning, inspection and repair of the APU which corrects the condition associated with the removal reason, accomplishes a minimum of a medium repair or refurbishment of the APU (which shall include at least the complete disassembly of the power section including load compressor and combustor/turbine/exhaust) and subsequent repair in accordance with the Manufacturer’s workscope planning guide. Such repair shall provide for an expected minimum interval of continued operation greater than or equal to the Manufacturer’s mean time between shop visits. Any LLP in the APU (if such APU has LLPs) shall have sufficient life remaining to allow a minimum interval of continued operation greater than or equal to the Manufacturer’s mean time between shop visits. Any replaced LLPs shall have back-to-birth traceability; or

(b) the replacement of the APU with an auxiliary power unit with zero time since its last APU Restoration, of equivalent or more advanced modification standard than the replaced APU and with an expected minimum interval of continued operation greater than or equal to the Manufacturer’s mean time between shop visits. Any LLP in the APU (if such APU has LLPs) shall have sufficient life remaining to allow a minimum interval of continued operation greater than or equal to the Manufacturer’s mean time between shop visits. Any installed LLPs shall have back-to-birth traceability.

“APU Supplemental Rent” has the meaning set out in Section 5.5(a)(v).

“APU Supplemental Rent Rate” has the meaning set out in Schedule 5.

“ATC/Airport Authority” means any air traffic control authority, including Eurocontrol, any airport authority and any company operating or managing airport services with jurisdiction over any aircraft operated by Lessee.

“Aviation Authority” means all Government Entities that, under the laws of the State of Registration, from time to time (i) have control or supervision of civil aviation; or (ii) have jurisdiction over the registration, airworthiness or operation of, or matters relating to, the Aircraft.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended, or any successor statutes thereto.

Exhibit 10.3

Execution Copy

“Basic Rent” means all amounts payable pursuant to Section 5.4.

“Basic Rent Amount” has the meaning set out in Schedule 5.

“Beneficial Owner” means, as of the date of hereof, AS Air Lease 204 (Ireland) Limited and on the Delivery Date, AS Air Lease 200 (Ireland) Limited, or such other Person as Lessor may notify to Lessee as the holder of the beneficial interest in the Trust Estate from time to time.

“Beneficial Owner Undertaking” means an undertaking in form and substance reasonably acceptable to Lessee in respect of the Lessor’s obligations under the Operative Documents.

“Business Day” means a day (other than a Saturday or Sunday) on which business of the nature required by this Agreement is carried out in New York, New York and Dublin, Ireland.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa, on 16 November 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Cape Town Convention by the Supervisory Authority (as defined in the Cape Town Convention), the International Registry or Registrar (as defined in the Cape Town Convention) or any other appropriate registry authority (as defined in the Cape Town Convention) or other international or national body or authority.

“C-Check” means with respect to the Aircraft,(a) the accomplishment of tasks that, at the time of such check would be required to clear the Aircraft for an interval of 5000 Flight Cycles, 7500 Flight Hours and 24 months, based on the MPD, and (b) the rectification of each defect discovered during the accomplishment of such tasks to the extent such rectification is required for completion of the check.

“Certificate of Delivery” means a certificate in the form attached as Exhibit A to be completed and executed by Lessor and Lessee at the time of Delivery.

“Change of Control” means Lessee will, directly or indirectly, in one or more related transactions:

(a) consolidate or merge with or into (whether or not Lessee is the surviving corporation) another Person whereby such other Person acquires more than 50% of the voting power of Lessee;

(b) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of Lessee to another Person (excluding any grants of security by Lessee over such assets);

(c) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the voting power of Lessee; or

Exhibit 10.3

Execution Copy

(d) consummate a stock purchase agreement or other business combination (including a reorganisation, recapitalisation, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of Lessee.

“Charged Moneys” has the meaning set out in Section 5.6(b).

“Claim” has the meaning set out in Section 13.1(a).

"CRAF Extension Period" has the meaning given to it in Section 11.4;

"CRAF Program" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. §9511 et seq. or any similar or substitute program under the laws of the United States.

“CSN” means Flight Cycles since new.

“Damage Notification Threshold” has the meaning set out in Schedule 5.

“Default” means any Event of Default and any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of other condition or any combination of the foregoing would constitute an Event of Default.

“Delivery” means the delivery of the Leased Property to Lessee and its acceptance by Lessee in accordance with the terms of this Agreement.

“Delivery Date” means the date on which Delivery takes place in accordance with the provisions of this Agreement.

“Delivery Instalment” has the meaning set out in Section 5.1.

“Delivery Location” means Mexico City or an FAA maintenance facility designated by Lessor.

“DER” means a designated engineering representative as recognized by EASA and/or the FAA.

“DER Repair” means a repair which is approved by an FAA Designated Engineering Representative or other authority, but for which approval has not otherwise been granted by or licenced by the Manufacturer.

“Deregistration Power of Attorney” means an irrevocable power of attorney duly authorized and executed by Lessee in substantially the form attached as Exhibit C.

“Dollars” and “$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency of the European Union established by Regulation (EC) No. 1592/2002 of 15 July 2002, or any successor Government Entity succeeding to the functions thereof.

“Electronic Records Format” means a records management system pursuant to which technical records are electronically stored with the ability to view and retrieve digitally and electronically.

Exhibit 10.3

Execution Copy

“Engine” means, whether or not installed on the Aircraft:

(a) each engine of the manufacture, model and serial number specified in Part 1 of Schedule 1 , title to which belongs to or will belong at Delivery to Owner; or

(b) any engine which replaces that engine, title to which passes to Owner in accordance with Section 12.6(a);

and in each case includes all modules and Parts from time to time belonging to, installed in or appurtenant to that engine.

“Engine LLP Reimbursable Expenses” has the meaning set out in 7.2(c)(i).

“Engine LLP Supplemental Rent” has the meaning set out Section 5.5(a)(iii).

“Engine LLP Supplemental Rent Rate” has the meaning set out in Schedule 5.

“Engine Loss” means the occurrence, with respect to an Engine, of one of the events set out in paragraphs (a) through (d) of the definition of “Total Loss” as if references to the “Airframe” were to such “Engine”.

“Engine Loss Date” means the relevant date determined in accordance with the definition of “Total Loss Date” as if that definition applied to an Engine Loss.

“Engine Manufacturer” means International Aero Engines AG (IAE).

“Engine Performance Restoration” means, with respect to any Engine, any shop visit that, at a minimum, complies with the maintenance actions or inspections listed in Schedule 6 .

“Engine Reimbursable Expenses” has the meaning set out in Section 7.2(b)(i).

“Engine Supplemental Rent” has the meaning set out in Section 5.5(a)(ii).

“Engine Supplemental Rent Rate” has the meaning set out in Schedule 5.

“Equipment Change” means any modification, alteration, addition to or removal from the Aircraft during the Term.

“EU ETS Authority Letter” means a letter to be provided by Lessee in the form agreed with Lessor.

“EU ETS Legislation” means the EU Directive 2008/101/EC (amending Directive 2003/87/EC to include aviation activities in the scheme for greenhouse gas emission allowance trading within the European Community) regarding the European Union Emissions Trading Scheme and its application to aviation and all related implementation laws and regulations (including those of member states of the European Union), in each case, as amended, supplemented, replaced or otherwise modified from time to time.

“Eurocontrol” means the European Organisation for the Safety of Air Navigation.

Exhibit 10.3

Execution Copy

“Eurocontrol Letter” means a letter signed by Lessee in the form from time to time prescribed by Eurocontrol (or in such other form as may be agreed with Lessor).

“Event of Default” means an event specified in Section 19.1.

“Excluded Costs” has the meaning set out in Section 7.2(f).

“Expiry Date” means the Scheduled Expiry Date, or such earlier (or later, in the case of (c) below) date on which:

(a) Lessor receives the Agreed Value following a Total Loss and any other amounts then due and owing in accordance with this Agreement;

(b) Lessor, acting in accordance with Sections 19.2, or 23.8 of this Agreement, terminates the leasing of the Leased Property to Lessee under this Agreement; or

(c) if the Term is extended pursuant to Section 18.1(b), the earlier to occur of (x) the date the non-compliance has been rectified and (y) the date, if any, on which Lessor notifies Lessee to redeliver the Leased Property in accordance with Section 1.4(ii) of Schedule 3.

“FAA” means the Federal Aviation Administration of the U.S. Department of Transportation, or any successor Government Entity succeeding to the functions thereof.

“FAA Counsel” means Daugherty Fowler Peregrin Haught & Jenson.

“FAR” means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

“Final Delivery Date” means July 9, 2026.

“Final Inspection” means the inspection of the Leased Property by Lessor, or representatives appointed by Lessor, pursuant to Schedule 3.

“Final Maintenance Performer” means an Agreed Maintenance Performer approved by Lessor (such approval not to be unreasonably withheld or delayed) to perform the maintenance required by Schedule 3.

“Financial Indebtedness” means any indebtedness in respect of:

(a) moneys borrowed or raised;

(b) any liability under any debenture, bond, note, loan stock, acceptance credit, documentary credit or other security;

(c) the acquisition cost of any asset to the extent not payable within 30 days before or after the time of acquisition or possession;

(d) the capitalised value (determined in accordance with accounting practices generally accepted in the United States of America) of obligations under finance and/or operating leases (excluding any ordinary course trade payables);

Exhibit 10.3

Execution Copy

(e) all obligations under interest rate, currency, commodity or other swap or hedging transactions, marked to market as if termination had occurred; or

(f) any guarantee, indemnity or similar assurance against financial loss of any Person in respect of the above.

“Financing Documents” means any loan agreement, credit agreement or similar agreement between Lessor, Owner and/or any Affiliate of Lessor or Owner and any Financing Party under which funds are advanced to Lessor or Owner or any of their Affiliates whereby the obligations of Lessor or Owner or any of their Affiliates to such Financing Parties relate to the Leased Property or the Operative Documents.

“Financing Parties” means, collectively:

(a) such Persons as Lessor may from time to time notify to Lessee in writing (including those identified in a Notice and Acknowledgment);

(b) any Person that has advanced funds to Lessor or Owner or an Affiliate of Lessor or Owner pursuant to a Financing Document;

(c) any Person that holds a Security Interest in the Leased Property or Lessor’s or Owner’s right, title and interest in any Operative Document to secure Lessor’s or Owner’s and/or any Affiliate’s obligations under any Financing Documents (as notified by Lessor to Lessee in writing from time to time);

(d) any agent, loan agent, trustee, security trustee, collateral trustee or similar Person acting pursuant to any Financing Document, including the Security Trustee (as notified by Lessor to Lessee in writing from time to time); and

(e) the successors and permitted assigns of such Persons.

“Financing Security Document” means any Financing Document whereby Lessor or Owner, or any of their Affiliates, grants to a Financing Party a Security Interest in the Leased Property and/or in its right, title and interest in this Agreement, and any other Operative Documents.

“Flight Charges” means all flight charges, route navigation charges, navigation service charges and all other fees, charges or Taxes payable for the use of or for services provided at any airport or otherwise payable to any airport, airport authority, navigation or flight authority or other similar entity or for any services provided in connection with the operation, landing or navigation of aircraft.

“Flight Cycle” means one take-off and landing of the Airframe or, in the case of an Engine or APU, of the airframe on which such Engine or APU is installed.

“Flight Hour” means each hour or part thereof (rounded up to two decimal places) elapsing from the moment the wheels of the Airframe leave the ground on take-off until the moment the wheels of the Airframe next touch the ground or, in the case of an Engine, of the airframe on which such Engine is installed.

“FOD” has the meaning set out in Section 7.2(f)(i).

Exhibit 10.3

Execution Copy

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of Lessee.

“Government Entity” means:

(a) any national, state or local government, political subdivision thereof or local jurisdiction therein;

(b) any board, commission, department, division, instrumentality, court, agency or political subdivision thereof; and

(c) any association, organisation or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

“Habitual Base” means:

(a) the United States of America;

(b) provided the State of Registration of the Aircraft remains the United States of America and for so long as such country is not a Sanctioned Country, the United Kingdom, Australia, Mexico or any other country in North America or Europe; or

(c) subject to the prior written consent of Lessor (such consent not to be unreasonably withheld), any other state, province or country in which the Aircraft is habitually based.

“HMV 6-Year Check” means the accomplishment of all 6-Year Systems, zonal and structural check tasks (or equivalent as amended by future revisions and interval changes/extensions) and those tasks which are necessary pursuant to the MPD (including all non-routine work generated as a result of performance of such MPD tasks) including all lower level checks.

“HMV 6-Year Check Reimbursable Expenses” has the meaning set out in 7.2(a).

“HMV 6-Year Check Supplemental Rent” has the meaning set out in Section 5.5(a)(i)(A).

“HMV 6-Year Check Supplemental Rent Rate” has the meaning set out in Schedule 5.

“HMV 12-Year Check” means the accomplishment of all 12-Year Systems, Zonal and Structural Check tasks (or equivalent as amended by future revisions and interval changes/extensions) and those tasks which are necessary pursuant to the MPD (including all non-routine work generated as a result of performance of such MPD tasks) including all lower level checks.

“HMV 12-Year Check Reimbursable Expenses” has the meaning set out in 7.2(a).

“HMV 12-Year Check Supplemental Rent” has the meaning set out in Section 5.5(a)(i)(B).

“HMV 12-Year Check Supplemental Rent Rate” has the meaning set out in Schedule 5.

Exhibit 10.3

Execution Copy

“HMV Check” means an HMV 6-Year Check or HMV 12-Year Check.

“Hull Insurance Deductible” has the meaning set out in Schedule 5.

“IATA” means the International Air Transport Association.

“ICAO” means the International Civil Aviation Organization.

“IDERA” means any irrevocable deregistration and export request authorization executed and delivered by Lessee in the form agreed with Lessor.

“Incident/Accident Clearance Statement” means a statement produced on Lessee’s or prior operator’s letterhead confirming that the Airframe and Engines have not been involved in any abnormal or reportable operational or maintenance events that could have resulted in significant damage (incidents) or that did result in significant damage (accidents) as required by ICAO Annex 13 and ICAO Document 9156 (Accident/Incident Reporting Manual) executed by Lessee’s appropriately qualified quality assurance manager.

“Indemnitees” means Owner, Lessor, Beneficial Owner, Trust Company, Servicer, any Financing Party, the respective successors and permitted assigns of such Persons and the shareholders, members, partners, Affiliates, directors, officers, employees, agents, subcontractors and servants of such Persons.

“Initial Instalment” has the meaning set out in Schedule 5.

“Insurances” has the meaning set out in Section 15.1.

“International Registry” means the international registration facilities established for the purpose of the Cape Town Convention.

“Landing Gear” means the landing gear assemblies (nose, left main and right main) of the Aircraft identified by the respective serial numbers in Part 1 of Schedule 1 to this Agreement, and any landing gear assembly substituted therefor in accordance with this Agreement and title to which has passed to Owner in accordance with this Agreement.

“Landing Gear Overhaul” means

(a) an overhaul of the Landing Gear (including, but not limited to, complete strut assembly of each landing gear installed and the inner and outer cylinders of the main landing gear and the nose landing gear, including but not limited to the axles of such landing gear and sidestay and drag braces) to full Manufacturer specification and operating condition (excluding any rotable components such as wheels, tires, brakes and consumable items); or

(b) the replacement of the Landing Gear with a landing gear with zero time since its last overhaul, of equivalent or more advanced modification standard than the replaced Landing Gear, having the same or more time remaining on LLPs and in compliance in full with Manufacturer specification and recommendations (excluding any rotable components such as wheels, tires, brakes and consumable items).

Exhibit 10.3

Execution Copy

“Landing Gear Reimbursable Expenses” has the meaning set out in Section 7.2(d)(i).

“Landing Gear Supplemental Rent” has the meaning set out in Section 5.5(a)(iv).

“Landing Gear Supplemental Rent Rate” has the meaning set out in Schedule 5.

“Lease Instalment” has the meaning set out in Schedule 5.

“Leased Property” means the Aircraft and the Aircraft Documents.

“Lessor Lien” means:

(a) any Security Interest from time to time created by or arising through Owner, Lessor, or Beneficial Owner or any Financing Party in connection with the financing or refinancing of the Leased Property;

(b) any other Security Interest in respect of the Leased Property that results from acts or omissions of, or claims against, Owner, Lessor, Beneficial Owner, Servicer or an Affiliate thereof, or any Financing Party not related to the operation of the Aircraft or the transactions contemplated by or permitted under the Operative Documents to which Lessee is a party; and

(c) Security Interests in respect of the Leased Property for Non-Indemnified Taxes.

“Life Limited Parts” or “LLPs” means those Parts, defined by the Manufacturer or by the FAA, the Aviation Authority or any other Government Entity as requiring retirement and subsequent replacement on a mandatory basis prior to, or upon the expiration of, the Manufacturer’s certified life, such life being expressed in terms of Flight Cycles, Flight Hours, APU Hours, landings or calendar time, as applicable.

“Mandatory Equipment Change” means an Equipment Change that is required by or performed to comply with an Airworthiness Directive or a Manufacturer’s alert or mandatory service bulletin.

“Manufacturer” means, with respect to the Airframe, Engine or any Part of the Aircraft, the Airframe Manufacturer, Engine Manufacturer or manufacturer of such Part, respectively.

“Material Default” means any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of other condition or any combination of the foregoing would constitute would constitute an Event of Default under Section 19.1(a), 19.1(g), 19.1(h) or 19.1(i) hereof.

“Minimum Liability Coverage” has the meaning set out in Schedule 5.

“MPD” means the then current Maintenance Planning Document published by the Airframe Manufacturer and applicable to the Aircraft, as updated and modified from time to time, including, with respect to the Engines, the engine-related tasks in the Airframe Manufacturer’s Maintenance Planning Document.

“MTBR” has the meaning set out in Schedule 6 .

Exhibit 10.3

Execution Copy

“Non-Indemnified Taxes” means:

(a) Taxes imposed by a jurisdiction other than the jurisdiction of incorporation or principal place of business of a Tax Indemnitee by reason of such Tax Indemnitee carrying on business in or being treated as carrying on business in, having a branch, agency or permanent establishment in, or being, or becoming or being treated as resident for Tax purposes in, such jurisdiction except to the extent that such Tax arises as a result of the operation of the Aircraft as contemplated by the Operative Documents or the operation of any other aircraft which is the subject of any lease between Lessor and Lessee; or

(b) Taxes imposed on the net income, profits or gains of Lessor or any other Tax Indemnitee by any Government Entity except to the extent that the imposition arises as a result of the operation, subleasing or presence of the Aircraft in or to the jurisdiction imposing such Tax; or

(c) Taxes imposed with respect to any period commencing or event occurring before the date of this Agreement or after the Expiry Date and unrelated to any Tax Indemnitee’s dealings with Lessee pursuant to the Operative Documents to which Lessee is a party or to the transactions contemplated by the Operative Documents to which Lessee is a party; or

(d) Taxes imposed as a result of the sale, assignment or other disposition of all, or any part of, a Tax Indemnitee’s interest in the Leased Property, including the Airframe, any Engine or any Part, this Agreement or any of the other Operative Documents unless such sale, assignment or disposition occurs as a consequence of an Event of Default; or

(e) Taxes to the extent caused by:

(i) the gross negligence or wilful misconduct of any Tax Indemnitee; or

(ii) breach by a Tax Indemnitee of its obligations arising under any Operative Document or other related documents and agreements delivered by such party to Lessee; or

(f) Taxes to the extent solely attributable to a Lessor Lien, to the extent that such Taxes would not have arisen or been assessed but for the existence of such Lessor Lien.

“Notice and Acknowledgment” means one or more notices and acknowledgments of any Financing Documents or Financing Security Documents between Lessor and Lessee in such form as reasonably acceptable to Lessee, Lessor and relevant Financing Parties.

“OEM” means the original equipment manufacturer of an airframe, an engine or a part.

“Operative Documents” means this Agreement, the Certificate of Delivery, the Deregistration Power of Attorney, the Redelivery Certificate, any Notice and Acknowledgment, and any other documents and agreements executed and delivered by Lessor or Lessee in furtherance of the transactions contemplated hereby.

Exhibit 10.3

Execution Copy

“Other Lease” means any other aircraft lease agreement (excluding this Agreement) from time to time entered into between Lessor or Owner or any Affiliate of Servicer, Lessor or Owner, or special purpose vehicle incorporated pursuant to the instructions of Servicer, or any Affiliate of Servicer, Lessor or Owner or special purpose vehicle serviced by Servicer as lessor, and Lessee, as lessee.

“Other Lease Default” means the occurrence of any default or event of default, or any other analogous term howsoever defined under any Other Lease.

“Other Lease Event of Default” means the occurrence of any event of default, or any other analogous term howsoever defined under any Other Lease.

“Overdue Rate” means at any time and from time to time, a rate of interest per annum equal to the US Federal Reserve Effective Federal Funds Rate (EFFR) plus 5.0%.

“Owner” means Lessor or such other Person as notified in writing to Lessee by Lessor from time to time.

“Owner Trustee” means UMB Bank, N.A., not in its individual capacity but solely as owner trustee.

“Part” means whether or not installed on the Aircraft:

(a) any appliance, part, component, module, navigation, avionic and communication equipment, computer, instrument, software, appurtenance, accessory, furnishing and equipment of whatever nature (including the APU and Landing Gear but excluding a complete Engine) furnished with, installed on or appurtenant to the Airframe and Engines on Delivery, which may from time to time be removed, incorporated or installed in or attached to the Airframe or any Engine; and

(b) any other appliance, part, component, module, navigation, software, avionic and communication equipment, computer, instrument, appurtenance, accessory, furnishing or equipment of whatever nature (other than a complete Engine) title to which has, or should have, passed to Owner pursuant to this Agreement, but excludes any such items title to which has, or should have, passed to Lessee pursuant to Section 12.6.

“Permitted Lien” means:

(a) any Security Interest for Flight Charges or Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

(b) any Security Interest of a repairer, mechanic, carrier, hangar keeper, unpaid seller or other similar lien arising by operation of law in the ordinary course of business in respect of obligations which are not overdue in accordance with Applicable Law (or, if applicable, generally accepted accounting principles and practices in the relevant jurisdiction) or are being contested in good faith by appropriate proceedings; and

(c) any Lessor Lien;

Exhibit 10.3

Execution Copy

but only if, in the case of (a) and (b), (i) adequate reserves or bonds have been provided by Lessee for the payment of the Flight Charges and/or Taxes or obligations in accordance with GAAP (to Lessor’s satisfaction); and (ii) such proceedings, or the continued existence of the Security Interest, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the part of Owner, Lessor or any Financing Party.

“Person” means and includes any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government Entity.

“PMA Part” means a non type-certificated part whose part number is not listed in the OEM’s maintenance manuals and whose design and/or manufacture has been accomplished by any entity other than the OEM and which has received parts manufacturer approval from an Aviation Authority.

“Pre-Delivery Inspection” has the meaning set out in Schedule 2.

“QEC” has the meaning set out in Section 7.2(f)(ii).

“Qualifying Maintenance Event” means each of the HMV 6-Year Check, HMV 12-Year Check, Engine Performance Restoration, Engine LLP replacement during any Engine Performance Restoration in accordance with the Approved Maintenance Program, Landing Gear Overhaul and APU Restoration.

“Redelivery” means the redelivery of the Leased Property by Lessee to Lessor at the Redelivery Location in the condition and manner required by Section 18 and Schedule 3 and the other provisions of this Agreement, as evidenced by the execution by Lessor, and the delivery to Lessee, of a Redelivery Certificate.

“Redelivery Certificate” means the redelivery certificate to be delivered by Lessor to Lessee pursuant to Schedule 3, substantially in the form attached as Exhibit F.

“Redelivery Location” means a location in the continental United States of America as mutually agreed by Lessor and Lessee.

“Reimbursable Expenses” means collectively, HMV 6-Year Check Reimbursable Expenses, HMV 12-Year Check Reimbursable Expenses, APU Reimbursable Expenses, Engine Reimbursable Expenses, Engine LLP Reimbursable Expenses and Landing Gear Reimbursable Expenses.

“Rent” means collectively, Basic Rent, Additional Rent and Supplemental Rent.

“Rent Date” means the Delivery Date and the corresponding day of each calendar month during the Term or, for any calendar month that does not have a corresponding day, the last day of such calendar month.

“Rental Period” means each period ascertained in accordance with Section 5.3.

Exhibit 10.3

Execution Copy

“Sanctioned Country” means any state, country or jurisdiction to which the export and/or use of the Aircraft is not permitted under any sanctions, orders or legislation from time to time promulgated by any of:

(a) the United Nations;

(b) the European Union;

(c) the United States (including OFAC);

(d) the United Kingdom, France or Germany; or

(e) any Government Entity of the State of Registration or any country having jurisdiction over Lessor, or, if different than Lessor, Owner, or any Financing Party, the effect of which prohibits or restricts the location and/or consigning for use of the Aircraft in such state, country or jurisdiction;

as any or all of the same are amended or supplemented from time to time and including any successor Applicable Laws as the same are enacted from time to time, the foregoing being “Sanctions”.

“Sanctioned Person” means any Person:

(a) whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (including any updates to the list of prohibited persons under such Executive Order) as the same is in effect during the Term);

(b) whose use of the Aircraft would be in violation of the United States Bank Secrecy Act, as amended, or any applicable regulations thereunder;

(c) subject to sanctions programs administered by the United Nations, the European Union, Lessor’s place of organization, the United Kingdom, France, Germany, the United States (including OFAC and the U.S. Department of Treasury);

(d) on the list of “Specially Designated Nationals” and “Blocked Persons” or subject to the limitations or prohibitions under any OFAC regulation or executive order, as the same are amended from time to time;

(e) who is the subject of a United Nations sanction or whose assets have been frozen by enabling legislation of the same in the State of Registration or the State of Organisation; or

(f) who is the subject of or whose use is contrary to any Applicable Laws similar to or consistent with the foregoing paragraphs (a) through (e) as the same are enacted in the State of Organisation or the State of Registration or any other Sanctions;

“Scheduled Delivery Date” means April 9, 2026, or such other date prior to the Final Delivery Date as advised by Lessor to Lessee.

Exhibit 10.3

Execution Copy

“Scheduled Expiry Date” means the day immediately preceding the anniversary of the Delivery Date in the 72nd calendar month after the month in which the Delivery Date occurs or, if such calendar month does not have a corresponding day, the last calendar day of such calendar month.

“Section 1110” means Section 1110 of the Bankruptcy Code.

“Secured Liabilities” means all of Lessee’s obligations and liabilities under the Operative Documents and the Other Leases to which Lessee is a party.

“Security Deposit” means the Initial Instalment, Lease Instalment and Delivery Instalment, in the aggregate amount set out in Schedule 5.

“Security Interest” means any security interest, mortgage, charge, pledge, lien, encumbrance, claim, assignment, hypothecation, right of set-off or other agreement or arrangement having the effect of creating a security interest.

“Security Trustee” means the Person or Persons appointed as security trustee, collateral agent or similar representative for any of the Financing Parties and any other Person identified as a “Security Trustee” for the purposes of this Agreement, as notified by Lessor to Lessee from time to time.

“Servicer” means Castlelake Aviation Holdings (Ireland) Limited or the Person or Persons acting as servicer of the business of Lessor as notified by Lessor to Lessee from time to time.

“SRM” means the Airframe Manufacturer’s structural repair manual.

“State of Organization” means the State of Delaware.

“State of Registration” means United States of America.

“Subsidiary” means:

(a) in relation to any reference to accounts, any company wholly or partially owned by Lessee whose accounts are consolidated with the accounts of Lessee in accordance with GAAP; and

(b) for any other purpose, an entity from time to time:

(i) of which another has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital; or

(ii) which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

“Supplemental Rent” means collectively, HMV 6-Year Check Supplemental Rent, HMV 12-Year Check Supplemental Rent, APU Supplemental Rent, Engine Supplemental Rent, Engine LLP Supplemental Rent and Landing Gear Supplemental Rent.

Exhibit 10.3

Execution Copy

“Tax Indemnitees” means Lessor and any other Indemnitee and the respective successors and permitted assigns of Lessor and each such Indemnitee (no such Person shall cease to be a Tax Indemnitee by reason of being a member of a group that files a consolidated tax return under the name of an affiliated Person).

“Taxes” means all present and future taxes, levies, tariffs, imposts, duties or charges in the nature of taxes, whatever and wherever imposed, including customs duties, value added taxes or similar taxes and any franchise, transfer, sales, use, business, occupation, excise, personal property, stamp or other tax or duty imposed by any national or local taxing or fiscal authority or agency, together with any withholding, penalties, additions to tax, fines or interest thereon or with respect thereto.

“Term” means the period commencing on the Delivery Date and ending on the Expiry Date.

“Third Party Engine” means any engine, title to which is either held by Lessee (which title may be subject to a Security Interest in favour of an unrelated third party) or held by an unrelated third party and such engine is leased or conditionally sold to Lessee.

“Total Loss” means, with respect to the Airframe:

(a) the actual, arranged or constructive total loss of the Airframe (including any damage to the Airframe which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss);

(b) the Airframe being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever;

(c) the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Airframe by any Government Entity of the State of Registration (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title;

(d) without prejudice to paragraph (c) above, the hi-jacking, theft, confiscation, seizure or requisition (excluding requisition for use or hire) of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe for more than 30 consecutive days; or

(e) the requisition for use or hire of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe for more than 30 consecutive days; provided, however, that a Total Loss shall not be deemed to have occurred solely by virtue of activation of the Aircraft within the CRAF Program, provided, further, that, if at the end of the CRAF Extension Period, the Aircraft is still subject to the CRAF Program, a Total Loss shall be deemed to have occurred on the last day of the Term and the provisions of Section 16.2 shall apply in their entirety.

“Total Loss Date” means:

Exhibit 10.3

Execution Copy

(a) in the case of an actual total loss, the actual date on which the loss occurs or, if such date is unknown, the day on which the Aircraft was last heard of;

(b) in the case of any of the events described in paragraph (a) of the definition of “Total Loss” (other than an actual total loss), the earlier of (i) 30 days after the date on which notice claiming such total loss is given to the relevant insurers, and (ii) the date on which such loss is admitted or compromised by the insurers;

(c) in the case of any of the events described in paragraph (b) of the definition of “Total Loss”, the date on which such destruction, damage or rendering unfit occurs;

(d) in the case of any of the events described in paragraph (c) of the definition of “Total Loss”, the date on which the relevant requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention occurs; or

(e) in the case of any of the events described in paragraphs (d) and (e) of the definition of “Total Loss”, the expiry of the period of 30 days referred to in such sub-paragraph (d) or (e), as applicable;

and, in each case, the Total Loss will be deemed to have occurred at noon Greenwich Mean Time on such date.

“Transfer” has the meaning set out in 21.2.

“Transferee” has the meaning set out in 21.2(a).

“Trust Agreement” means the Trust Agreement dated on or before the date of this Agreement and entered into between Owner Trustee and Beneficial Owner relating to, inter alia, the Aircraft.

“Trust Company” means UMB Bank, N.A., in its individual capacity, together with its successors and assigns.

“Trust Estate” has the meaning given to such term in the Trust Agreement.

“TSN” means time since new.

“Uninsured Risks” has the meaning set out in Section 15.10.

“Voluntary Equipment Change” means an Equipment Change other than a Mandatory Equipment Change.

“Wet Lease” has the meaning set out in Section 11.1(c).

1.2 Interpretation

This Agreement will be interpreted in accordance with the provisions of this section.

(a) In this Agreement, unless the contrary intention is stated, a reference to:

(i) each of “Owner”, “Lessor”, “Beneficial Owner”, “Owner Trustee”, “Lessee”, “Trust Company”, “Financing Party” or any other Person includes without

Exhibit 10.3

Execution Copy

prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

(ii) words importing the plural shall include the singular and vice versa;

(iii) the term “including”, when used in this Agreement, means “including without limitation” and “including but not limited to”;

(iv) any document shall include that document as amended, novated or supplemented from time to time unless expressly stated to the contrary; and

(v) a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted.

(b) A “Section”, “Schedule” or “Exhibit” is a reference to a section of, a schedule to or an exhibit to this Agreement.

(c) The headings in this Agreement are to be ignored in construing this Agreement.

(d) A Default or Event of Default is continuing if it has not been waived in writing by Lessor or remedied.

2 Representations and Warranties

2.1 Lessee’s Representations and Warranties

Lessee represents and warrants to Lessor as follows:

(a) Status: Lessee is duly formed and validly existing under the laws of the State of Organization, has the corporate power to own its assets and carry on its business as it is being conducted and is (or will at the relevant time be) the holder of all necessary air transportation and air operator licenses and certificates required in connection with its business and with the use and operation of the Aircraft.

(b) Power and Authority: Lessee has the power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, each of the Operative Documents to which it is a party and the transactions contemplated by such Operative Documents.

(c) Execution and Delivery: Lessee has duly executed and delivered this Agreement, and on or before Delivery shall have duly executed and delivered each of the Operative Documents to which Lessee is a party.

(d) Legal validity: Each of the Operative Documents to which Lessee is a party constitutes Lessee’s legal, valid and binding agreement, enforceable against Lessee in accordance with its terms, except as enforceability may be limited by

Exhibit 10.3

Execution Copy

bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(e) Non-conflict: The entry into and performance by Lessee of, and the transactions contemplated by, the Operative Documents to which Lessee is a party do not and will not:

(i) conflict with any Applicable Laws binding on Lessee;

(ii) conflict with the constitutional documents of Lessee;

(iii) conflict with or result in default under any document which is binding upon Lessee or any of its assets, or result in the creation of any Security Interest over any of its assets, other than Permitted Liens; or

(iv) cause any limitation on Lessee or its material assets or the powers of its directors or officers to be exceeded, whether imposed by or contained in Lessee’s organizational documents or any Applicable Law, any document or corporate approval or otherwise.

(f) Authorization: All authorizations, consents and registrations required by, and all notifications to be given by, Lessee in connection with the entry into, performance, validity and enforceability of, the Operative Documents to which Lessee is a party and the transactions contemplated by such Operative Documents have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

(g) No Immunity:

(i) Lessee is subject to civil and commercial law with respect to its obligations under the Operative Documents to which Lessee is a party.

(ii) Neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and Lessee’s performance pursuant to the Operative Documents to which Lessee is a party constitute private and commercial acts.

(h) Financial Statements: The audited financial statements of Lessee most recently delivered to Lessor or Security Trustee (if applicable):

(i) have been prepared in accordance with GAAP; and

(ii) fairly present the financial condition of Lessee as at the date to which they were drawn up and the consolidated results of operations of Lessee for the periods covered by such statements.

(i) Applicable Law: Lessee is in compliance with all Applicable Laws binding on Lessee except to the extent failure to do so would not have a material adverse effect on Lessee’s financial condition or business or its ability to comply with the terms of this Agreement and the Operative Documents to which Lessee is a party.

Exhibit 10.3

Execution Copy

(j) Sanctions: Lessee is not a Sanctioned Person and Lessee does not hold a contract or other obligation for the benefit of a Sanctioned Person, and does not operate the Aircraft to or from any Sanctioned Country in violation of Applicable Laws.

(k) Pari Passu: The obligations of Lessee under the Operative Documents to which it is a party rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract

(l) Licenses: Lessee holds all licenses, certificates and permits from applicable Government Entities for the conduct of its business as a certificated air carrier.

(m) No Restrictions on Payments. There are no present restrictions on Lessee making the payments required by this Agreement or the other Operative Documents.

(n) Choice of Law: The choice by Lessee of the laws of the State of New York to govern this Agreement as set out in Section 22.1 and the submission by Lessee to the non-exclusive jurisdiction of the courts as set out in Section 22.3 are valid and binding.

2.2 Lessee’s Further Representations and Warranties

Lessee further represents and warrants to Lessor that:

(a) No Default or Event of Default:

(i) No Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the entry into or performance of any of the Operative Documents to which it is a party.

(ii) No event has occurred and is continuing that constitutes, or with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, or any combination of the foregoing, would constitute, a material default under any document that is binding on Lessee or any of its assets and such material default would have a material adverse effect on Lessee’s financial condition or business or its ability to comply with the terms of the Operative Documents to which it is a party.

(iii) No Other Lease Event of Default has occurred and is continuing.

(b) Registration:

(i) Except for filings required to be made pursuant to the Cape Town Convention, any filing, recording or registration that may be required at or with the FAA, and the filing of applicable UCC-1 financing statements, it is not necessary under the laws of the State of Organization, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of the Operative Documents to which Lessee is a party or to establish, perfect or protect the property rights of Owner and Lessor in the Leased Property that any instrument relating to

Exhibit 10.3

Execution Copy

this Agreement be filed, registered or recorded or that any other action be taken or, if any such filings, registrations, recordings or other actions are necessary, the same have been effected or will have been effected on or before Delivery; and

(ii) the ownership and property rights of Owner and Lessor in the Leased Property have been fully established, perfected and protected and the claims of such parties under this Agreement will have priority in all respects over the claims of all creditors of Lessee, with the exception of such claims as are mandatorily preferred by law and not by virtue of any contract.

(c) Litigation: No litigation, arbitration or administrative proceedings are pending or, to Lessee’s knowledge, threatened against Lessee that, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Operative Documents to which it is a party.

(d) Taxes: Lessee has delivered all necessary returns and payments due to all tax authorities having jurisdiction over Lessee, including those in the State of Organization, the State of Registration and the Habitual Base which, if not delivered or made would have a material adverse effect on Lessee’s financial condition or business or its ability to comply with the terms of this Agreement and the Operative Documents to which Lessee is a party.

(e) Material Adverse Change: No material adverse change in the financial condition of Lessee has occurred since the date of the financial statements in respect of Lessee most recently provided to Lessor on or before the Delivery Date.

(f) Information: The financial and other information furnished by Lessee to Lessor in writing on or prior to Delivery in connection with the Operative Documents does not contain any untrue statement of material fact or omit to state any fact, the omission of which makes the statements therein, in light of the circumstances under which they were made, materially misleading, and does not omit to disclose any material matter.

(g) Air Traffic Control: Lessee is not in default in the payment of any sums due by Lessee to any ATC/Airport Authority in respect of any aircraft operated by Lessee (including airport duties), except for any ATC/Airport Authority payments or sums that are being contested in good faith by appropriate proceedings and with respect to which a bond or adequate reserves have been provided by Lessee in accordance with GAAP for the payment of the obligations and such proceedings do not give rise to any reasonable likelihood of the imposition of any Security Interest on, or the sale, forfeiture or other loss of, the Aircraft or any interest therein or of criminal liability on the part of Lessor or any other Indemnitee.

(h) Insurances: On the Delivery Date, the Insurances will not be subject to any Security Interest except as may be created pursuant to the Operative Documents.

(i) Withholding Taxes: All payments to be made by Lessee to Lessor under this Agreement will be made by Lessee without deduction for any Taxes and no deductions or withholdings are required to be made therefrom.

Exhibit 10.3

Execution Copy

2.3 Repetition

The representations and warranties in Section 2.1 and Section 2.2 will survive the execution of this Agreement and will be deemed to be repeated by Lessee on Delivery and in respect of the representations and warranties set forth in Section 2.1 (a) through (g), (j), (k) and (m) only on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4 Lessor’s Representations and Warranties

Lessor represents and warrants to Lessee that:

(a) Status: Owner Trustee is a national banking association duly organized and validly existing under the laws of the United States of America. Owner Trustee has the power and authority to carry on its business as presently conducted and to perform its obligations hereunder and under the other Operative Documents. Lessor is duly formed and validly existing under the laws of the place of its organization. Lessor has the power to lease the Leased Property and carry on the business contemplated by Lessor under the Operative Documents.

(b) Power and Authority: Lessor has the power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, each of the Operative Documents to which it is a party and the transactions contemplated by such Operative Documents.

(c) Execution and Delivery: Lessor has duly executed and delivered this Agreement, and on or before Delivery shall have duly executed and delivered each of the Operative Documents to which Lessor is a party.

(d) Enforceability: Each of the Operative Documents to which Lessor is a party constitutes Lessor’s legal, valid and binding agreement, enforceable against Lessor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(e) Non-conflict: The entry into and performance by Lessor of, and the transactions contemplated by, the Operative Documents to which Lessor is a party do not and will not:

(i) conflict with any Applicable Laws binding on Lessor;

(ii) conflict with the organizational documents of Lessor; or

(iii) conflict with or result in a default under any document that is binding upon Lessor or any of its assets.

(f) Authorization: So far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Operative Documents to which Lessor is a party by Lessor have been (or will

Exhibit 10.3

Execution Copy

on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

(g) No Immunity:

(i) Lessor is subject to civil and commercial law with respect to its obligations under the Operative Documents to which Lessor is a party.

(ii) Neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Operative Documents to which Lessor is a party by Lessor constitute private and commercial acts.

(h) Right to Lease: On the Delivery Date, Lessor will have the right to lease the Aircraft to Lessee under this Agreement.

(i) Citizenship. Lessor is a “citizen of the United States” as defined in Section 40102(a)(15)(c) of Title 49 of the United States Code.

2.5 Repetition

The representations and warranties in Section 2.4 will survive the execution of this Agreement and will be deemed to be repeated by Lessor on Delivery as if made with reference to the facts and circumstances then existing.

3 Conditions Precedent and Post-Delivery Matters

3.1 Lessor’s Signing Conditions Precedent

Lessor’s obligation to sign this Agreement is subject to the receipt of the following by Lessor from Lessee, on or before the date of execution of this Agreement and at Lessee’s cost, in form and substance satisfactory to Lessor (acting reasonably):

(a) Constitutional Documents: a copy of the constitutional documents of Lessee (including the articles of association), together with, if such documents are not in English, an English translation thereof;

(b) Resolutions: a copy of a resolution of the relevant corporate body of Lessee (general shareholder’s meeting or meeting of the board of directors) approving the terms of, and the transactions contemplated by, the Operative Documents to which it is a party, resolving that it enter into the Operative Documents to which it is a party, and authorizing a specified individual or individuals to execute the Operative Documents to which it is a party or such other written evidence of appropriate corporate action, including duly authorizing the leasing of the Leased Property hereunder and the execution and performance of the Operative Documents to which Lessee is a party;

(c) Powers of attorney: a copy of the power of attorney issued by or on behalf of Lessee, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Operative Documents and specimen signatures of the attorneys;

Exhibit 10.3

Execution Copy

(d) Operative Documents: a counterpart of this Agreement duly executed by Lessee with an original chattel counterpart to be sent to Lessor by Lessee within 5 Business Days of the date hereof;

(e) Certificate: a certificate of a duly authorized officer of Lessee:

(i) setting out a specimen of each signature of an officer of Lessee referred to in Section 3.1(b); and

(ii) certifying that each copy of a document specified in Sections 3.1(a), 3.1(b) and 3.1(c) is correct, complete and in full force and effect;

(f) Due Diligence: due diligence with respect to Lessee’s financial condition and the legal, tax and regulatory framework applicable to the matters contemplated by this Agreement;

(g) KYC: such “know your customer” information in respect of Lessee as it requires; and

(h) Agent for Service of Process: evidence reasonably satisfactory to Lessor that Cogency Global, Inc. has agreed to act as Lessee’s agent for service of process pursuant to Section 22.5.

3.2 Lessor’s Delivery Date Conditions Precedent

Lessor’s obligation to lease the Leased Property to Lessee under this Agreement is subject to the receipt of the following by Lessor from Lessee before Delivery in form and substance satisfactory to Lessor (acting reasonably):

(a) Operative Documents: a copy of each of the Operative Documents, duly executed by the parties thereto (other than Lessor);

(b) Opinion: (i) a legal opinion from independent counsel to Lessee, at Lessee’s cost, in respect of Lessee’s due authorization and execution of the Operative Documents to which Lessee is a party and (ii) a legal opinion from FAA Counsel regarding registration of the Aircraft in the State of Registration, and FAA and Cape Town filing matters to be issued on the Delivery Date;

(c) Approvals: evidence of the issuance of each approval, license and consent which may be required in relation to, or in connection with, the performance by Lessee of its obligations under the Operative Documents to which it is a party or for the operation of the Aircraft, including, but not limited to, those relating to foreign exchange controls;

(d) Filings and Registrations: evidence that the Aircraft has been or will be at Delivery validly registered under the laws of the State of Registration and that all filings, registrations, recordings and other actions have been (or will be at Delivery) taken or made in the State of Registration, State of Organization or the Habitual Base that are necessary or advisable to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect the property rights of Owner, Lessor and any Financing Party in the Leased Property (including without

Exhibit 10.3

Execution Copy

limitation precautionary uniform commercial code financing statements with respect to the Aircraft under this Agreement in a form acceptable to Lessor shall have been prepared for filing with the appropriate Agency in the State of Delaware and Lessor shall be satisfied with the arrangements for filing the same promptly following Delivery);

(e) Licenses: copies of Lessee’s a copy of the Lessee’s FAA Part 121 air carrier certificate, United States Department of Transportation certificate of public convenience and necessity and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

(f) Certificate: a certificate of a duly authorized officer of Lessee:

(i) setting out a specimen of each signature of an officer of Lessee referred to in Section 3.1(b); and

(ii) certifying that each copy of a document specified in Sections 3.1(a), 3.1(b) and 3.1(c) remains correct, complete and in full force and effect;

(g) Insurances: certificates of insurance, certificates of reinsurance, insurance brokers’ undertakings, reinsurance broker’s undertakings and other evidence satisfactory to Lessor that Lessee is and will be in compliance with the provisions of this Agreement as to Insurances on and after Delivery;

(h) Maintenance Program: a certified copy of the Approved Maintenance Program;

(i) General: such other documents as Lessor may reasonably request, provided that Lessor makes such request sufficiently in advance of Delivery to allow Lessee to produce such documents;

(j) Representations and Warranties: the representations and warranties of Lessee under Sections 2.1 and 2.2 are correct and would be correct if repeated on Delivery;

(k) Redelivery of Aircraft from Prior Operator: the prior operator shall have redelivered the Aircraft pursuant to the prior lease;

(l) Payments: all payments due to Lessor under this Agreement on or before Delivery, including the Basic Rent and Security Deposit due on or prior to the Delivery Date, shall have been received by Lessor; and

(m) No Default or Event of Default: no Default or Event of Default has occurred and is continuing.

3.3 Lessor’s Waiver

The conditions specified in Sections 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied and Lessor (in its absolute discretion) nonetheless agrees to deliver the Leased Property to Lessee, then Lessee will ensure that those

Exhibit 10.3

Execution Copy

conditions are fulfilled within the time period specified by Lessor after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

3.4 Lessee’s Conditions Precedent

Lessee’s obligation to accept the Leased Property on lease from Lessor under this Agreement is subject to the satisfaction by Lessor of the following conditions precedent:

(a) Representations and Warranties: the representations and warranties of Lessor under Section 2.4 are correct and would be correct if repeated on Delivery;

(b) Delivery Condition: Lessee determining that the Leased Property meets the condition set out in Schedule 2 following the Pre-Delivery Inspection, except for (i) any discrepancies that may be noted in the Annex 2 to the Certificate of Delivery provided that Lessee is satisfied (acting reasonably) with remedial action and (ii) any other discrepancies agreed between Lessee and Lessor, each acting reasonably, that may be noted in Annex 2 to the Certificate of Delivery;

(c) Quiet Enjoyment: Lessee will have received a confirmation of quiet enjoyment from Owner (if different from Lessor) and Security Trustee (if applicable), substantially in the form set out in Section 7.1;

(d) Beneficial Owner Undertaking: Lessee shall have received a copy of the executed Beneficial Owner Undertaking;

(e) Certificate of Beneficial Owner: Lessee will have received a corporate certificate of Beneficial Owner signed by an authorized officer to which is attached complete and up to date certified copies of (i) the constitutional documents of Beneficial Owner, (ii) if applicable, the resolutions of the board of directors of Beneficial Owner approving the transactions contemplated by the Operative Documents and authorizing one or more persons to sign those of the Operative Documents to which the Beneficial Owner is a party, (iii) if applicable, a power of attorney authorizing one or more persons to execute the to which Beneficial Owner is a party, (iv) and the specimen signatures of such persons who will execute (or have executed) such documents;

(f) Operative Documents: Lessee will have received a copy of each of the Operative Documents to which Lessee is a party, duly executed by Lessor; and

(g) Tax Forms. Lessee will have received a true, complete, and accurate Internal Revenue Service Form W-9, evidencing that Lessor is entitled under Applicable Law to receive payments from Lessee under the Operative Documents without the withholding of any United States federal withholding Taxes.

3.5 Lessee’s Waiver

The conditions specified in Section 3.4 are for the sole benefit of Lessee and may be waived or deferred in whole or in part and with or without conditions by Lessee.

3.6 Lessor’s Conditions Subsequent

Exhibit 10.3

Execution Copy

Lessee will provide, at its sole cost and expense, promptly after the Delivery Date:

(a) a copy of Lessee’s Operations Specifications incorporating the details of the Aircraft;

(b) FAA filed stamped copies of this Agreement and the Certificate of Delivery.

(c) (and in any event no later than 5 Business Days after the importation of the Aircraft into the Habitual Base) evidence that all required customs formalities and any customs duties or taxes relating to the import of the Aircraft into the Habitual Base have been complied with and paid and any other evidence required to demonstrate compliance with Section 8, including, but not limited to, a copy of the customs declaration.

4 Commencement

4.1 Agreement to Lease

(a) Lessor will lease the Leased Property to Lessee and Lessee will take the Leased Property on lease at the Delivery Location on the Delivery Date in accordance with the Operative Documents to which Lessee is a party for the duration of the Term.

(b) Lessor and Lessee intend that this Agreement constitute a “true lease” and a lease for all United States federal income tax purposes.

4.2 Delivery

Lessor will tender the Leased Property for Delivery at the Delivery Location and in the condition set out in Schedule 2 except for (i) any discrepancies that may be noted in Annex 2 to the Certificate of Delivery provided that Lessee is satisfied (acting reasonably) with remedial action and (ii) any other discrepancies agreed between Lessee and Lessor, each acting reasonably, that may be noted in Annex 2 to the Certificate of Delivery. At the time of Delivery, Lessee will accept the Leased Property at the Delivery Location “as is, where is” with all faults and subject to Lessee’s rights to inspect the Leased Property in accordance with the procedures described in Schedule 2. Delivery of the Certificate of Delivery by Lessee will constitute Delivery of the Leased Property to Lessee for all purposes of this Agreement.

4.3 Delayed Delivery

(a) If a Total Loss occurs with respect to the Aircraft prior to Delivery, neither party will have any further liability to the other except as set out in Section 7.3.

(b) If (i) Delivery of the Leased Property has not occurred on or prior to the Final Delivery Date, or (ii) the Leased Property is not in the condition provided in Schedule 2 on or prior to the Final Delivery Date or such later date as agreed between Lessor and Lessee, subject to Section 3.3 with respect to the Delivery Condition and any discrepancies that are noted in Annex 2 to the Certificate of Delivery Condition, then either Lessor or Lessee may terminate this Agreement upon giving 5 Business Days’ prior written notice to the other, in which event neither Lessor nor Lessee will have any further obligations under this Agreement

Exhibit 10.3

Execution Copy

except as set out in Section 7.3 and except for any obligations that are expressed to survive the termination of this Agreement (provided that such party’s right to terminate this Agreement under this Section 4.3 shall only apply if the delay in Delivery is not caused by such party ).

(c) Lessor will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure to deliver the Leased Property to Lessee unless such delay or failure arises as a direct and sole result from the gross negligence or wilful misconduct of Lessor and in no event will Lessor be liable for any delay or failure which is caused by any breach or delay on the part of the prior operator. If Lessee does not accept the Aircraft when it is validly tendered to Lessee in the Delivery Condition (subject to Section 4.3(b)) and Lessee’s other conditions precedent to Delivery have been satisfied (or waived or deferred in Lessee’s sole discretion), then, Lessee will indemnify and hold Lessor harmless from any and all Losses suffered by Lessor as a result of such failure to accept Delivery. Lessee will be obliged to pay Basic Rent on and from the date upon which the Aircraft is tendered for Delivery hereunder, but Lessor will have no obligation to deliver possession of the Aircraft to Lessee unless and until Lessee fulfils all conditions precedent to be delivered to Lessor pursuant to Sections 3.1 and 3.2 and accepts Delivery under this Agreement.

4.4 Acceptance and Risk

(a) The Leased Property will be delivered to, and will be accepted by, Lessee at the Delivery Location on the Delivery Date in accordance with Section 4.2 immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.3 (or the written waiver or deferral by the party entitled to grant such waiver or deferral).

(b) Immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.3 (or the written waiver or deferral by the party entitled to grant such waiver or deferral), Lessee and Lessor will forthwith complete the annexes to the Certificate of Delivery specifying, among other things, the maintenance status of the Airframe, Engines, APU and Landing Gear, and Lessor and Lessee will sign and deliver to each other the Certificate of Delivery. On and from Delivery, the Leased Property will be in every respect at the sole risk of Lessee, which will bear all risk of loss, theft, damage or destruction to the Leased Property from any cause whatsoever.

(c) On or promptly following Delivery, Lessee will take all actions necessary to cause the Aircraft to be registered with the Aviation Authority and permit the operation of the Aircraft by Lessee in its normal passenger and/or cargo operations, including if required, causing this Agreement and any other required documentation to be registered with the Aviation Authority.

5 Payments

5.1 Security Deposit

Lessor hereby acknowledges receipt of a portion of the Security Deposit in the amount of the Initial Instalment. Lessee will pay the Lease Instalment to Lessor on or prior to the date

Exhibit 10.3

Execution Copy

hereof. Prior to Delivery, Lessee will pay the balance of the Security Deposit the (“Delivery Instalment”) to Lessor in immediately available funds.

5.2 [Intentionally Left Blank.]

5.3 Rental Periods

The first Rental Period will commence on the Delivery Date and end on the day immediately preceding the next Rent Date. Each subsequent Rental Period will commence on the Rent Date and will end on the day immediately preceding the subsequent Rent Date, except that if a Rental Period would otherwise overrun the Scheduled Expiry Date, it will end on the Scheduled Expiry Date, or such later date if the Term is extended pursuant to paragraph 1.4 of Schedule 3.

5.4 Basic Rent

For each Rental Period during the Term, Lessee will pay to Lessor (or to its order) Basic Rent equal to the Basic Rent Amount in advance on each Rent Date. Lessee will initiate payment adequately in advance of each Rent Date to ensure that Lessor receives the payment of Basic Rent on the Rent Date.

5.5 Supplemental Rent

(a) Amount: Lessee will pay to Lessor Supplemental Rent in relation to each calendar month (or portion thereof) during the Term on the 15th day following the end of that calendar month (but not later than the Expiry Date for the last full calendar month and the portion of the calendar month in which the Expiry Date occurs) as follows:

(i) in respect of the Airframe, Lessee will pay an amount equal to:

(A) the HMV 6-Year Check Supplemental Rent Rate (“HMV 6-Year Check Supplemental Rent”) and

(B) the HMV 12-Year Check Supplemental Rent Rate (“HMV 12-Year Check Supplemental Rent”), in each case, for that calendar month;

(ii) in respect of each Engine, Lessee will pay an amount equal to the Engine Supplemental Rent Rate multiplied by the total number of Flight Hours operated by such Engine during that calendar month (“Engine Supplemental Rent”);

(iii) in respect of each Engine, Lessee will pay an amount equal to the Engine LLP Supplemental Rent Rate multiplied by the total number of Flight Cycles operated by such Engine during that calendar month (“Engine LLP Supplemental Rent”);

(iv) in respect of the Landing Gear, Lessee will pay the Landing Gear Supplemental Rent Rate for that calendar month (“Landing Gear Supplemental Rent”); and

Exhibit 10.3

Execution Copy

(v) in respect of the APU, Lessee will pay an amount equal to the APU Supplemental Rent Rate multiplied by the total number of APU Hours operated by the APU for that calendar month (“APU Supplemental Rent”)

(b) Adjustment: The Supplemental Rent Rates set out in Schedule 5 shall be adjusted as set forth therein.

5.6 Charged Moneys

(a) Lessee acknowledges that the Security Deposit and the Supplemental Rent constitute supplemental Rent payable for the use of the Leased Property and shall irrevocably and unconditionally become the unencumbered property of Lessor upon payment thereof by Lessee, free of any claims or rights thereto by Lessee, and such amounts may be freely co-mingled by Lessor with its other funds and dealt with by Lessor in such manner as Lessor may see fit and that no interest shall accrue or be payable thereon.

(b) Notwithstanding the intent of Lessor and Lessee stated in Sections 5.1 and 5.65.5(a) above, if and to the extent that the Security Deposit and/or the Supplemental Rent, or any part thereof, under any Applicable Law or otherwise, is determined to be the property of Lessee or a debt owed to Lessee, or that Lessee will have any interest in the Security Deposit and/or the Supplemental Rent, then Lessee and Lessor agree that to the fullest extent permitted by law and by way of continuing security, Lessee grants a Security Interest in the Security Deposit and/or the Supplemental Rent (as the case may be) (collectively, the “Charged Moneys”), and all rights of Lessee to payment thereof, the debt represented thereby and/or all interest of Lessee therein to Lessor by way of first priority Security Interest as security for the Secured Liabilities. Except as expressly permitted under this Agreement, Lessee will not be entitled to payment of the Charged Moneys. Lessee will not assign, transfer or otherwise dispose of all or part of its rights or interest in the Charged Moneys.

(c) In addition to any other rights of Lessor under Applicable Law, if any Event of Default has occurred and is continuing, Lessor may immediately or at any time thereafter (so long as such Event of Default is continuing), without prior notice to Lessee:

(i) offset all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Charged Moneys; or

(ii) hold, apply or appropriate the Charged Moneys in or towards the payment or discharge of the Secured Liabilities (including to compensate Lessor (or the lessor under any Other Lease) for any expense it may incur or for any loss it may suffer, as a consequence of the occurrence of such Event of Default) in such order as Lessor sees fit.

(d) Upon any offset, withholding, application or appropriation of any portion of the Charged Moneys in accordance with 5.6(c), Lessee will immediately pay to Lessor an amount equal to the amount of the Charged Moneys so offset or applied, which amount shall restore the Security Deposit and/or Supplemental Rent (as the case may be).

Exhibit 10.3

Execution Copy

5.7 Payments

(a) All payments of Rent by Lessee to Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds by wire transfer to the following account for Lessor:

Bank Name:	UMB Bank, N.A. Kansas City, Missouri
Bank Address:	1008 Oak Street, Kansas City, MO 64106
SWIFT:	UMKCUS44
ABA/Routing No.:	101 000 695
Account Name:	UMB Bank Trust Dept.
Account Number:	98 0000 6823

Reference	KNIESER FFC: Frederick Aviation Collections Account / 162865.1 MSN: 4832

or to such other account as Lessor may direct by at least 5 Business Days prior written notice.

(b) If any Rent or other payment would otherwise become due on a day which is not a Business Day, it shall be due on the immediately preceding Business Day.

(c) All payments to Lessee by Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds, by telegraphic transfer to the account referred to in Section 5.7(a).

5.8 Default Interest

If Lessee fails to pay on the due date any amount payable under any of the Operative Documents to which it is a party, Lessee will pay on demand from time to time to the relevant Indemnitee interest (both before and after judgment) at the Overdue Rate on such amount from the due date to the day of payment in full by Lessee to such Indemnitee. All such interest shall be compounded monthly and calculated on the basis of the actual number of days elapsed assuming a year of 360 days.

5.9 Absolute Obligations

This Agreement is a non-cancellable, net lease and Lessee’s obligations to pay all Rent and all other amounts payable under this Agreement and the other Operative Documents are absolute and unconditional irrespective of any contingency whatever including (but not limited to):

(a) any right of offset, counterclaim, recoupment, reduction, defence or other right which either party to this Agreement may have against the other;

(b) any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of, interference with or other restriction against Lessee’s use, operation or possession of the Aircraft;

(c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind

Exhibit 10.3

Execution Copy

or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

(d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee or any other Person;

(e) any invalidity, unenforceability or lack of due authorization of, or other defect in, this Agreement; or

(f) any other cause which, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement,

provided always, however, that this Section 5.9 shall be without prejudice to Lessee’s right to claim damages and other relief and remedies from the courts against Lessor if Lessor is in breach of its obligations under this Agreement or against any other Person.

6 Manufacturer’s and Other Warranties

6.1 Assignment

Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, and any unexpired customer and/or product support given or provided in respect of the Aircraft, any Engine or any Part by any manufacturer, vendor, maintenance performer, subcontractor or supplier. Unless an Event of Default shall have occurred and be continuing, Lessor hereby authorizes Lessee during the Term to exercise such warranties and pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or any Part, and Lessee agrees to diligently pursue any such claim that arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim. Lessor will provide such assistance to Lessee in making a claim under any such warranties or customer and/or product support as Lessee may reasonably request, and, if requested by Lessee and at Lessee’s expense, will pursue a claim in its own name where the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier has refused to acknowledge Lessee’s right to pursue that claim, but subject to Lessee first ensuring that Lessor is indemnified and secured to Lessor’s reasonable satisfaction against all losses, damages, costs, expenses and liabilities (including fees and disbursements) that Lessor may incur in the taking of any such actions. If the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier requires it in order for Lessee to have the benefit of the warranties or it is otherwise impossible to pursue any warranty claim, Lessor will, if permitted by Applicable Law and provided no Event of Default has occurred and is continuing, assign the relevant warranties or similar rights to Lessee. Under such circumstances Lessor agrees to execute such further documentation as Lessee may reasonably request in order to give full effect to the foregoing.

6.2 Proceeds

Exhibit 10.3

Execution Copy

All proceeds of any such claim as is referred to in Section 6.1 and which exceed $250,000 will be paid directly to Lessor at the account set out in Section 5.7(b), but if and to the extent that such claim relates:

(a) to defects affecting the Leased Property which Lessee has rectified; or

(b) to costs incurred by Lessee in pursuing such claim (whether or not proceeds of such claim are payable to Lessee);

and provided no Default or Event of Default has occurred and is continuing, Lessor will promptly reimburse Lessee for its relevant costs, but, in the case of (a), only on receipt of evidence reasonably satisfactory to Lessor that Lessee has rectified the relevant defect.

6.3 Parts

Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the Manufacturer, vendor, maintenance performer, subcontractor or supplier as a replacement for a defective Engine or Part pursuant to the terms of any warranty or customer and/or product support arrangement comply with Section 12.6(a), are installed on the Aircraft promptly and that title thereto vests in Owner in accordance with Section 12.6(b). On installation those items will be deemed to be an Engine or Part, as applicable.

6.4 Agreement

To the extent any warranties or customer and/or product support relating to the Leased Property are made available under an agreement between any Manufacturer, vendor, maintenance performer, subcontractor or supplier and Lessee, this Section 6 is subject to that agreement. However, Lessee will:

(a) pay the proceeds of any claim thereunder that exceed $250,000 to Lessor at the account set out in Section 5.7(a) to be applied pursuant to Section 6.2 and, pending such payment, will hold the claim and the proceeds in trust for Lessor; and

(b) take all such steps as are necessary and requested by Lessor at the end of the Term to ensure the benefit of any of those warranties or customer and/or product support which have not expired are vested in Lessor.

6.5 Lessee Warranties

Lessee acknowledges that during the Term it might contract with Manufacturers, maintenance and overhaul agencies, subcontractors, suppliers and vendors each (an “MRO”) to maintain, provide and service the Airframe, Engines and Parts. At Redelivery, Lessee will irrevocably assign to Lessor all of Lessee’s rights regarding the Aircraft under any subsisting warranty (express or implied), service policy, maintenance or product agreement provided by any MRO in respect of the Airframe, Engines or Parts to the extent that such rights are assignable. After Redelivery, Lessee if requested by Lessor and at Lessor’s expense will:

(a) provide such assistance to Lessor in making a claim under any such warranties or customer and/or product support as Lessor may reasonably request and;

Exhibit 10.3

Execution Copy

(b) on Lessor’s behalf pursue a claim in its own name where the relevant MRO has refused to acknowledge Lessor’s right to pursue a claim on enforcement of all such rights that are not assignable.

6.6 Final Maintenance Performer Warranties

To the extent that Lessee uses a Final Maintenance Performer for the Redelivery, Lessee will cause its maintenance contracts with each Final Maintenance Performer to contain a provision, satisfactory in form and substance to Lessor (acting reasonably), expressly stating that all warranties (express or implied) and product support is made for the benefit of Lessor and its assigns and may be relied upon and enforced directly by Lessor and its assigns without the involvement of Lessee.

7 Lessor’s Covenants and Disclaimers

7.1 Quiet Enjoyment

Provided that no Event of Default has occurred and is continuing, none of Lessor, Owner, Servicer or any other Person lawfully claiming by, through or on account of any of such parties (including without limitation any Financing Party) will interfere with the quiet use, possession and enjoyment of the Leased Property by Lessee.

7.2 Lessor’s Maintenance Contribution

Lessor will reimburse Lessee for the following Reimbursable Expenses in respect of Qualifying Maintenance Events for which Lessee is paying Supplemental Rent.

(a) Airframe Reimbursable Expenses:

(i) The Actual Cost incurred in completing an HMV 6-Year Check, provided that at the time of completion of such HMV 6-Year Check, the tasks accomplished during such HMV 6-Year Check shall have included, as a minimum, (a) each 6 year (or less) or 72 month (or less) task and (b) each task that has an initial or repetitive interval of (i) 24 calendar months or less, (ii) 7,500 Flight Hours or less, and (iii) 5,000 Flight Cycles or less, each of the tasks applicable to sub-paragraphs (i), (ii) and (iii) herein based upon the MPD interval for each such task as was in effect on the Delivery Date, as subsequently revised during the Term, and (c) the rectification of each defect discovered during the accomplishment of such tasks set out herein provided that such rectification is required for completion of the check, but not including any Excluded Costs, shall constitute “HMV 6-Year Check Reimbursable Expenses”.

(ii) At least 30 days prior to the scheduled induction date of the Aircraft for an HMV 6-Year Check, Lessee will present the workscope of such HMV 6-Year Check to be performed by an Agreed Maintenance Performer and the estimated cost of the HMV 6-Year Check for approval by Lessor. Upon the completion of an HMV 6-Year Check, Lessee will present written evidence satisfactory to Lessor as to the completion of such HMV 6-Year Check (in any case by no later than 6 months following the completion of such maintenance). Such evidence shall include a full hard copy or digital copy

Exhibit 10.3

Execution Copy

of the entire maintenance event, a list of all routine and non-routine work cards with corresponding references to the MPD, an itemized labor and materials report and, if requested by Lessor, a no liens statement from the Agreed Maintenance Provider. Upon receipt of such written evidence, and provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or, to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such HMV 6-Year Check, an amount equal to the lesser of (i) the HMV 6-Year Check Reimbursable Expenses or (ii) an amount equal to all HMV 6-Year Check Supplemental Rent previously paid by Lessee under this Agreement as of the date of commencement of such HMV 6-Year Check and standing to the credit of the notional running sub-account in respect of the HMV 6-Year Check maintained in accordance with Section 7.2(g).

(iii) With respect to the first HMV 6-Year Check accomplished following the Delivery Date, if the HMV 6-Year Check Reimbursable Expenses exceed the amount specified in Section 7.2(a)(ii), provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or, to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such HMV 6-Year Check, in addition to the amount specified in 7.2(a)(ii), an amount equal to the lesser of (A) the difference between the HMV 6-Year Check Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(a)(ii) and (B) an amount equal to the product of (1) the total number of months accumulated on the Airframe since the most recent HMV 6-Year Check through the Delivery Date (for the avoidance of doubt such months shall be taken from the Certificate of Delivery and prorated for partial months of operation) and (2) the HMV 6-Year Check Supplemental Rent Rate as in effect on the Delivery Date.

(iv) The Actual Cost incurred in completing an HMV 12-Year Check, provided that at the time of completion of such HMV 12-Year Check, the Tasks accomplished during such HMV 12-Year Check shall have included, as a minimum, (a) each 12 year (or less) or 144 month (or less) task and (b) each task that has an initial or repetitive interval of (i) 24 calendar months or less, (ii) 7,500 Flight Hours or less, and (iii) 5,000 Flight Cycles or less, based upon the MPD interval for each such task as was in effect on the Delivery Date, as subsequently revised during the Term, and (c) the rectification of each defect discovered during the accomplishment of such tasks set out herein provided that such rectification is required for completion of the check, but not including any Excluded Costs, shall constitute “HMV 12-Year Check Reimbursable Expenses”.

Exhibit 10.3

Execution Copy

(v) At least 30 days prior to the scheduled induction date of the Aircraft for an HMV 12-Year Check, Lessee will present the workscope of such HMV 12-Year Check to be performed by an Agreed Maintenance Performer and the estimated cost of the HMV 12-Year Check for approval by Lessor. Upon the completion of an HMV 12-Year Check, Lessee will present written evidence satisfactory to Lessor as to the completion of such HMV 12-Year Check (in any case by no later than 6 months following completion of such maintenance). Such evidence shall include a full hard copy or digital copy of the entire maintenance event and a list of all routine and non-routine work cards with corresponding references to the MPD, an itemized labor and materials report and, if requested by Lessor, a no liens statement from the Agreed Maintenance Provider. Upon receipt of such written evidence, and provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or, to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such HMV 12-Year Check, an amount equal to the lesser of (i) the HMV 12-Year Check Reimbursable Expenses or (ii) an amount equal to all HMV 12-Year Check Supplemental Rent previously paid by Lessee under this Agreement as of the date of commencement of such HMV 12-Year Check and standing to the credit of the notional running sub-account in respect of the HMV 12-Year Check maintained in accordance with Section 7.2(g).

(vi) With respect to the first HMV 12-Year Check accomplished following the Delivery Date, if the HMV 12-Year Check Reimbursable Expenses exceed the amount specified in Section 7.2(a)(v), provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the independent Agreed Maintenance Performer that performed such work) or, to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such HMV 12-Year Check, in addition to the amount specified in 7.2(a)(v), an amount equal to the lesser of (A) the difference between the HMV 12-Year Check Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(a)(v) and (B) an amount equal to the product of (1) the months accumulated on the Airframe since the most recent HMV 12-Year Check (or since new in the case where an HMV 12-Year Check has not been previously performed on the Aircraft) on the Delivery Date (for the avoidance of doubt such months shall be taken from the Certificate of Delivery and prorated for partial months of operation) and (2) the HMV 12-Year Check Supplemental Rent Rate as in effect on the Delivery.

(b) Engine Reimbursable Expenses:

(i) The Actual Cost incurred in completing an Engine Performance Restoration of an Engine during the Term, but not including any Excluded Costs, shall constitute “Engine Reimbursable Expenses”.

Exhibit 10.3

Execution Copy

(ii) At least 60 days prior to the scheduled induction date of an Engine for an Engine Performance Restoration, Lessee will present the workscope of such Engine Performance Restoration to be performed by an Agreed Maintenance Performer and the estimated cost of the Engine Performance Restoration for approval by Lessor. Upon accomplishment of any Engine Performance Restoration for an Engine, Lessee will promptly (but no later than 6 months following the completion of such maintenance), present written evidence satisfactory to Lessor as to the completion of such Engine Performance Restoration and the amount of Engine Reimbursable Expenses for approval by Lessor. Such evidence shall include a full hardcopy or digital copy of the entire maintenance event and a description of the reason for removal, a shop tear down report, a shop findings report, a full description of the workscope of the Engine Performance Restoration and complete disk records for such Engine both prior to and after the Engine Performance Restoration and, if requested by Lessor, a no liens statement from the Agreed Maintenance Provider. Both the invoice supplied by the Agreed Maintenance Performer and that submitted by Lessee to Lessor with respect to such Engine will state whether or not credits were provided due to life remaining on any Parts removed from such Engine and the amount of any such credits will be itemized. Upon receipt of such written evidence reasonably acceptable to Lessor, and provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such Engine Performance Restoration, an amount equal to the lesser of (i) the Engine Reimbursable Expenses with respect to such Engine or (ii) the Engine Supplemental Rent previously paid by Lessee under this Agreement and standing to the credit of the notional running sub-account in respect of Engine Performance Restorations for such Engine maintained in accordance with Section 7.2(g) as of the date of commencement of such Engine Performance Restoration in respect of such Engine.

(iii) With respect to the first such Engine Performance Restoration for an Engine to be accomplished following the Delivery Date, if the Engine Reimbursable Expenses exceed the amount specified in Section 7.2(b)(ii), provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such Engine Performance Restoration, in addition to the amount specified in 7.2(b)(ii), an amount equal to the lesser of (A) the difference between the Engine Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(b)(ii) and (B) an amount equal to the product of (1) the Flight Hours accumulated since the most recent Engine Performance Restoration for the Engine through the Delivery Date

Exhibit 10.3

Execution Copy

(for the avoidance of doubt such Flight Hours shall be taken from the Certificate of Delivery) and (2) the Engine Supplemental Rent Rate as in effect on the Delivery Date.

(c) Engine LLP Reimbursable Expenses:

(i) During the Term, if Lessee is obligated to replace an Engine LLP the “Replaced LLP” during any Engine Performance Restoration in accordance with the Approved Maintenance Program, the Actual Cost to purchase a replacement Engine LLP the “Replacement LLP”, but not including any Excluded Costs, shall constitute “Engine LLP Reimbursable Expenses”.

(ii) At least 60 days prior to the scheduled induction date of an Engine for an Engine Performance Restoration to be performed by an Agreed Maintenance Performer during which Engine LLP replacement will occur, Lessee will advise Lessor of the LLPs to be replaced, and the expected value of the Replacement LLP, for approval by Lessor. The back-to-birth traceability for any potential Replacement LLP shall be approved by Lessor prior to installation. Promptly following the accomplishment of any Engine LLP replacement for an Engine (but in any case no later than 6 months following completion of such replacement), Lessee will deliver written evidence reasonably satisfactory to Lessor as to the amount of Engine LLP Reimbursable Expenses for each Replacement LLP in accordance with the preceding Section 7.2(c)(i) and, if requested by Lessor, a no liens statement from the Agreed Maintenance Provider. Upon receipt of such written evidence, and provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or to the Agreed Maintenance Performer performing such Engine LLP replacement if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such Engine LLP replacement, an amount equal to the product of the following formula with respect to such Replacement LLP:

(A-B×D) / C

Where:

“A” – is the number of remaining Flight Cycles on the Replacement LLP at installation;

“B” – is the number of remaining Flight Cycles on the Replaced LLP at removal;

“C” – is the published Flight Cycle life limit of the Replacement LLP;

Exhibit 10.3

Execution Copy

“D” – is the relevant Manufacturer’s catalogue price for the Replacement LLP at the time of installation of the Replacement LLP or, if less, the actual price paid by Lessee;

Notwithstanding the foregoing formula, however, Lessor will not be required to pay to Lessee pursuant to this Section 7.2(c) more than the lesser of (A) the Engine LLP Reimbursable Expenses with respect to such Replacement LLP, and (B) all Engine LLP Supplemental Rent previously paid by Lessee under this Agreement and standing to the credit of the notional running sub-account in respect of such Engine LLP maintained in accordance with Section 7.2(g) as of the date of commencement of such Engine LLP replacement.

(iii) With respect to the first such replacement of each Engine LLP during the Term, if the Engine LLP Reimbursable Expenses with respect to such Replacement LLP exceed the amount specified in Section 7.2(c)(ii), provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or to the Agreed Maintenance Performer performing such Engine LLP replacement if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such Engine LLP replacement, in addition to the amount specified in 7.2(c)(ii), an amount equal to the lesser of (A) the difference between the Engine LLP Reimbursable Expenses with respect to such Replacement LLP and the amount to be paid by Lessor pursuant to Section 7.2(c)(ii) and (B) an amount ("D") determined by the formula set out below:

D=X×Y

Where:

“Y” – is an amount equal to the Manufacturer’s catalogue price of such Replaced LLP on the Delivery Date; and

“X” – is a fraction, the numerator of which is the Flight Cycles consumed on such Replaced LLP on the Delivery Date (for the avoidance of doubt such Flight Cycles shall be taken from the Certificate of Delivery) and the denominator of which is the Flight Cycle life limit of such Replaced LLP.

(d) Landing Gear Reimbursable Expenses:

(i) Upon the performance by Lessee of a Landing Gear Overhaul in respect of a Landing Gear assembly during the Term in accordance with the Approved Maintenance Program, provided that at the time of completion of such Landing Gear Overhaul of any Landing Gear assembly, such Landing Gear assembly shall have no existing condition that would require the removal of such Landing Gear assembly or replacement of an LLP prior to completing the next full overhaul interval as set out in the MPD, the Actual

Exhibit 10.3

Execution Copy

Cost incurred in completing such Landing Gear Overhaul of that assembly, but not including any Excluded Costs, shall constitute “Landing Gear Reimbursable Expenses”.

(ii) At least 60 days prior to the scheduled induction date for a Landing Gear Overhaul in respect of a Landing Gear assembly, Lessee will present the workscope of such Landing Gear Overhaul to be performed by an Agreed Maintenance Performer and the estimated cost of the Landing Gear Overhaul, for approval by Lessor. Upon accomplishment of a Landing Gear Overhaul during the Term in accordance with the Approved Maintenance Program, Lessee will, within 6 months of such accomplishment (but in any case no later than 6 months following completion of such maintenance), present written evidence reasonably satisfactory to Lessor as to the completion of such Landing Gear Overhaul, including a full hardcopy or digital copy of the entire maintenance event, and a no liens statement from the Agreed Maintenance Provider and the amount of Landing Gear Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence, and provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such Landing Gear Overhaul, an amount equal to the lesser of (i) the Landing Gear Reimbursable Expenses or (ii) an amount equal to the Landing Gear Supplemental Rent previously paid by Lessee under this Agreement as of the date of commencement of such Landing Gear Overhaul and standing to the credit of the notional running sub-account in respect of such Landing Gear assembly maintained in accordance with Section 7.2(g).

(iii) With respect to the first such Landing Gear Overhaul to be accomplished following the Delivery Date, if the Landing Gear Reimbursable Expenses exceed the amount specified in Section 7.2(d)(ii), provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (or upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such Landing Gear Overhaul, in addition to the amount specified in 7.2(d)(ii), an amount equal to the lesser of (A) the difference between the Landing Gear Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section (ii) and (B) an amount equal to the product of (1) the calendar months accumulated since the prior Landing Gear Overhaul of the three Landing Gear assemblies through the Delivery Date (for the avoidance of doubt such calendar months shall be taken from the Certificate of Delivery and prorated for partial months of operation) and (2) the Landing Gear Supplemental Rent Rate as in effect on the Delivery Date.

(e) APU Reimbursable Expenses:

Exhibit 10.3

Execution Copy

(i) Upon the accomplishment of any APU Restoration of the APU during the Term in accordance with the Approved Maintenance Program, the Actual Cost incurred in completing such APU Restoration, at a minimum:

(A) the APU was restored to a condition such that it can be reasonably expected to operate for a minimum of 5,000 APU Hours without any requirement for a shop visit prior to the expiration of such time;

(B) each Life Limited Part installed in the APU had no less than 5,000 Flight Cycles remaining to its life limit; and

(C) the APU was in compliance with all ADs to the extent that, by the terms of each AD, compliance was required within any of (x) 5,000 APU Hours, or (y) 5,000 Flight Cycles, or (z) 24 months, as applicable, but not including any Excluded Costs, shall constitute “APU Reimbursable Expenses”.

(ii) At least 60 days prior to the scheduled induction date or removal of an APU for an APU Restoration, Lessee will present the workscope of such APU Restoration to be performed by an Agreed Maintenance Performer and the estimated cost of the APU Restoration, for approval by Lessor. Upon accomplishment of any APU Restoration of the APU during the Term in accordance with the Approved Maintenance Program, Lessee will present written evidence reasonably satisfactory to Lessor as to the completion of such APU Restoration (in any case no later than 6 months following completion of such maintenance). Such evidence shall include a full hardcopy or digital copy of the entire maintenance event, and, if requested by Lessor, a no liens statement from the Agreed Maintenance Provider and the amount of APU Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence, and provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or, to the Agreed Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such APU Restoration, an amount equal to the lesser of (i) the APU Reimbursable Expenses or (ii) the APU Supplemental Rent previously paid by Lessee under this Agreement for the APU pursuant to this Agreement as of the date of commencement of such APU Restoration and standing to the credit of the notional running sub-account in respect of the APU Restoration maintained in accordance with Section 7.2(g).

(iii) With respect to the first such APU Restoration of the APU to be accomplished following the Delivery Date, if the APU Reimbursable Expenses exceed the amount specified in Section 7.2(e)(ii), provided no Material Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee (upon proof that Lessee had paid the Agreed Maintenance Performer that performed such work) or, to the Agreed

Exhibit 10.3

Execution Copy

Maintenance Performer performing such work if directed in writing by Lessee and upon receipt of written confirmation from such Agreed Maintenance Performer that it will apply such payments solely against the costs due for such APU Restoration, in addition to the amount specified in 7.2(e)(ii), an amount equal to the lesser of (A) the difference between the APU Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(e)(ii) and (B) an amount equal to the product of (1) the APU Hours accumulated since the prior overhaul of the APU through the Delivery Date (for the avoidance of doubt such APU Hours shall be taken from the Certificate of Delivery) and (2) the APU Supplemental Rent Rate as in effect on the Delivery Date.

(f) Excluded Costs:

The following shall be and are specifically “Excluded Costs” from Reimbursable Expenses:

(i) with respect to all Qualifying Maintenance Events, expenses incurred in connection with or as a result of:

• the cost of shipping any Engine, Engine LLP, Landing Gear or the APU, or ferrying the Aircraft to the Agreed Maintenance Performer performing such Qualifying Maintenance Event;

• any fees or expenses incurred by representatives of Lessee;

• any exchange fees, handling charges or other mark-ups by Lessee;

• any maintenance and material required to correct or repair damage caused by the ingestion by an Engine or the APU of a foreign object external to such Engine or APU (“FOD”);

• any maintenance and material covered by, or reimbursable by, a claim under any Manufacturer’s warranties or by insurance (with deductibles being treated as reimbursable by insurance for purposes of this exclusion);

• other than with respect to any Engine Reimbursable Expenses or Engine LLP Reimbursable Expenses, any deferred maintenance discrepancies;

• any maintenance and material required for or in connection with elective Parts replacement, AD compliance and Aviation Authority and/or certificating authority regulation compliance;

• any accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, or misuse;

• modifications (including interior reconfiguration);

• the accomplishment of service bulletins;

Exhibit 10.3

Execution Copy

• removal and installation charges with respect to (1) any Engine (for Engine Performance Restoration or Engine LLP replacement) or (2) any Landing Gear for Landing Gear Overhaul or (3) APU for APU Restoration; and

• Taxes paid or due and payable on or in connection with the accomplishment of the Qualifying Maintenance Event and any labor and materials supplied thereunder;

(ii) with respect to an Engine Performance Restoration, in addition to the exclusions listed in paragraph (i) above, expenses incurred in connection with or as a result of the cost of:

• labor and material necessary for the removal and installation of quick engine change components and Parts (“QEC”), except when such QEC is removed or installed at the facility of the Agreed Maintenance Performer accomplishing such Engine Performance Restoration;

• rental of tooling or equipment for the removal, installation or shipping of the Engine; and

• charges incurred for the use of a temporary replacement engine;

(iii) with respect to any Landing Gear Overhaul, in addition to the exclusions listed in paragraph (i) above, expenses incurred in connection with or as a result of the cost of:

• labor and material necessary for removal and installation of external Parts (except when such external Parts are removed or installed at the facility of the Agreed Maintenance Performer accomplishing such Landing Gear Overhaul);

• rental of tooling or equipment for the removal, installation and shipping of the Landing Gear;

• charges incurred for the use of a temporary replacement landing gear; and

• any exchange fees, handling charges or other mark-ups by Lessee;

(iv) with respect to an APU Restoration, in addition to the exclusions listed in paragraph (i) above, expenses incurred in connection with or as a result of the cost of:

• rental of tooling or equipment for the removal, installation and shipping of the APU;

• charges incurred for the use of a temporary replacement auxiliary power unit; and

Exhibit 10.3

Execution Copy

• any exchange fees, handling charges or other mark-ups by Lessee.

(g) Notional Running Accounts:

Lessor will keep a notional running account in respect of:

(i) the Airframe in respect of HMV 12-Year Check Supplemental Rent paid by Lessee;

(ii) the Airframe in respect of HMV 6-Year Check Supplemental Rent paid by Lessee;

(iii) the APU in respect of an APU Supplemental Rent paid by Lessee;

(iv) the Engine LLPs for each Engine in respect of Engine LLP Supplement Rent paid by Lessee (with a sub-account for each such Life Limited Part);

(v) each Engine in respect of Engine Supplemental Rent paid by Lessee for such Engine; and

(vi) the Landing Gear (with sub-accounts in respect of the nose, the left main and the right main assemblies of the Landing Gear, respectively constituting 30% nose; 35% left main; and 35% right main, in respect of the Landing Gear Supplemental Rent paid by Lessee).

Lessor will credit the notional running accounts and sub-accounts detailed in this Section 7.2(g) with all amounts actually received by Lessor in respect of the Airframe, APU, the Engine Life Limited Parts for each Engine, each Engine and the Landing Gear pursuant to this Section 7.2, and shall debit such accounts and sub-accounts with all sums paid to or on behalf of Lessee in respect of the Airframe, the APU, the Engine Life Limited Parts for each Engine, each Engine and the Landing Gear, or otherwise permitted to be debited from such accounts and sub-accounts pursuant to this Section 7.2.

(h) Additional Provisions:

(i) Notwithstanding anything to the contrary contained in this Section 7.2, any such maintenance and the extent and nature of such maintenance to be performed shall be conducted by an Agreed Maintenance Performer. Lessor will be entitled to have representatives present during the performance of such maintenance to oversee and approve all aspects of such performance, including the workscope thereof. Lessor will be notified by Lessee prior to the commencement of any maintenance work described in this Section 7.2, including for Lessor’s approval of the workscope. If required by the Agreed Maintenance Performer, Lessee will give written authorization to the Agreed Maintenance Performer granting Lessor and its representatives full access to the maintenance event and all documents and correspondence generated during and as a result of such maintenance event, subject to the Agreed Maintenance Performer’s facility operational and safety rules and regulations.

Exhibit 10.3

Execution Copy

(ii) Lessee acknowledges that Lessee is required to pay (A) the full cost of and to perform (or cause to be performed) any check, shop visit, overhaul or other maintenance required by the Approved Maintenance Program, whether or not Lessor is required to make any payments pursuant to this Section 7.2, and any costs incurred by Lessee in performing any such check, shop visit, overhaul or other maintenance required by the Approved Maintenance Program shall be for Lessee’s account solely, and (B) all relevant costs of all Qualifying Maintenance Events to the extent such costs are in excess of the Reimbursable Expenses explicitly to be paid by Lessor pursuant to this Section 7.2.

(iii) As soon as practicable but, in any case, within 30 days after receipt of a claim and the satisfactory supporting documentation thereto for reimbursement of Reimbursable Expenses, Lessor will (i) notify Lessee in writing of any portion of such claim to which it reasonably objects or for which it reasonably requires additional supporting documentation, and (ii) pay all portions of such claim to which it does not reasonably object or need additional documentation. Those portions of the claims for which Lessee has been requested to provide additional supporting documentation, will be paid as soon as possible upon receipt by Lessor of satisfactory supporting documentation, but in any case, within 30 days thereafter.

(i) Adjustment of HMV Check Intervals:

Lessor and Lessee acknowledge that each HMV Check, as defined herein, addresses the structural tasks falling due at those initial intervals in accordance with the MPD as of the date of this Agreement and the C-Checks performed simultaneously with those structural tasks. If the intervals for the structural tasks included in the HMV Check defined herein shall be adjusted significantly by the Airframe Manufacturer, Lessor and Lessee agree to discuss check reimbursable expense rates and held amounts.

7.3 Lessor’s Obligations Following Termination or Expiry

So long as no Material Default or Event of Default has occurred and is continuing, within 10 Business Days of:

(a) termination of the leasing of the Aircraft pursuant to this Agreement before Delivery pursuant to Sections 4.3(a) or 4.3(b) or 16.1; or

(b) Redelivery to Lessor in accordance with and in the condition required by this Agreement; or

(c) receipt by Lessor of the Agreed Value following a Total Loss of the Aircraft and all other amounts due under Section 16.2,

and in any such case at such later time as Lessee has irrevocably paid to Lessor all amounts that are then outstanding under this Agreement, Lessor will:

Exhibit 10.3

Execution Copy

(i) pay to Lessee an amount equal to that portion of the Security Deposit that has not been applied or retained as provided for in any Operative Document to which Lessee is a party; and

(ii) pay to Lessee an amount equal to any pre-paid Basic Rent received by Lessor for any period following the termination of the leasing of the Aircraft pursuant to this Agreement, in both cases, without interest.

7.4 Agreed Maintenance Performers and Final Maintenance Performers

Lessor may, acting reasonably and in good faith, object to and may exclude any maintenance organization from being included as an “Agreed Maintenance Performer” or “Final Maintenance Performer” for a valid business reason. If Lessor wishes to exclude a maintenance organization from being an Agreed Maintenance Performer or Final Maintenance Performer, Lessor will deliver written notice to such effect to Lessee with identification of the reason of such exclusion pursuant to the preceding sentence, which exclusion may be amended by Lessor from time to time.

7.5 AD Cost Sharing

If Lessee complies with, on a terminating basis, an Airworthiness Directive required during the Term, and the cost of performing such Airworthiness Directive (including the cost of labour and material associated with performance of such Airworthiness Directive), on the Aircraft exceeds the AD Cost Threshold per accomplishment, following receipt of invoices and supporting documentation acceptable to Lessor supporting the cost of performing such Airworthiness Directive on the Aircraft, Lessor will pay to Lessee , an amount calculated in accordance with the following formula, within 10 Business Days after receiving Lessee’s invoice and supporting documentation to enable Lessor to confirm accomplishment of the AD and to calculate its contribution:

A = [(B-R) x (C-D)]/B

Where:

A = the amount payable by Lessor;

B = Term (including any extension period) in months;

R = the number of months or partial months remaining to the expiry date of the Term at the time of completion of incorporation of such Airworthiness Directive;

C = the cost to Lessee of compliance with such Airworthiness Directive (minus OEM credits, shipping or associate taxes); and

D = AD Cost Threshold

For the purposes of this Section 7.5, an "Airworthiness Directive" shall be an Airworthiness Directive other than:

(a) any Airworthiness Directive which affects equipment or conditions detailed in the Manufacturer's Airworthiness Limitations Sections; and/or

Exhibit 10.3

Execution Copy

(b) any Airworthiness Directive which falls within the coverage of Lessee's power by the hour agreements applicable to the Aircraft.

8 Lessee’s Covenants

8.1 Duration

The undertakings in Sections 8, 9, 10 and 17 and Schedule 3 will:

(a) except as otherwise stated, be performed at Lessee’s expense; and

(b) remain in force until Redelivery in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

8.2 Information

Lessee will:

(a) furnish to Lessor, with a copy to the Security Trustee (if applicable):

(i) within 60 days after the last day of the first three fiscal quarters of each fiscal year of Lessee, unaudited quarterly financial statements of Lessee prepared for such quarter, including a balance sheet of Lessee as of the last day of such quarter and statements of income and retained earnings for such fiscal quarter and for the year to date and, all in reasonable detail, each such statement to be certified in a certificate of Lessee’s chief financial officer or chief accounting officer as fairly presenting the financial position and the results of operations of Lessee as at its date and for such quarter (subject to year-end audit adjustments) and as having been prepared in accordance with GAAP;

(ii) as soon as available but in any event no later than 60 days after the last day of each fiscal year of Lessee, financial statements of Lessee prepared for such year, including a balance sheet of Lessee and its Subsidiaries as of the last day of such year, statements of income and retained earnings of Lessee for such fiscal year, a balance sheet of Lessee as of the last day of such year and statements of income and retained earnings of Lessee for such fiscal year and in all cases on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with GAAP;

(iii) as soon as available but not in any event later than 180 days after the last day of each fiscal year of Lessee, audited financial statements of Lessee prepared for such year, including a balance sheet of Lessee as of the last day of such year, statements of income and retained earnings of Lessee for such fiscal year, a balance sheet of Lessee as of the last day of such year and statements of income and retained earnings of Lessee for such fiscal year, all in reasonable detail, each prepared in accordance with GAAP;

Exhibit 10.3

Execution Copy

(iv) in lieu of delivering to Lessor and the Security Trustee (if applicable) the financial statements referred to in Sections 8.2(a)(i), (ii) and (iii) above, Lessee may cause such financial statements to be publicly available on the internet within the time periods set out in Sections 8.2(a)(i), (ii) and (iii) above at www.globalairlinesgroup.com;

(v) upon Lessor’s request (but no more than once per fiscal quarter), an officer’s certificate signed by the chief financial officer or chief accounting officer of Lessee certifying to the best knowledge after due inquiry of such officer that no Default or Event of Default occurred during the period covered by such financial statements and no Default or Event of Default exists on the date of such officer’s certificate or, if a Default or Event of Default occurred or exists, stating that fact and specifying the nature and period of existence of such Default or Event of Default and the actions Lessee took or proposes to take with respect to such Default or Event of Default;

(vi) at the same time as it is issued to the creditors of Lessee generally, a copy of each notice or circular issued to Lessee’s creditors generally; and

(vii) on request from time to time such other information available to Lessee regarding Lessee and its business and affairs as Lessor and the Security Trustee (if applicable) may reasonably request, including copies of all statements of account of any Government Entity or other Person in respect of any Flight Charges;

(b) on request, inform Lessor as to the current location of the Airframe and Engines, the serial number and owner of any engine installed on the Airframe and the serial number, registration mark and owner of any airframe on which an Engine is installed;

(c) on request, furnish to Lessor evidence reasonably satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft have been paid and discharged in full;

(d) provide to Lessor, within 10 days following the end of each calendar month during the Term, a monthly status report on the Aircraft in the form set out in Exhibit E or such other form as Lessor may select providing substantially the same information; and

(e) promptly notify Lessor and the Security Trustee (if applicable) in writing of:

(i) any Total Loss, any Engine Loss, any theft of the Airframe or any Engine, any damage to the Aircraft if the potential cost of repair may reasonably be expected to exceed the Damage Notification Threshold or any modification to the Aircraft if the potential cost may reasonably be expected to exceed the Damage Notification Threshold;

(ii) any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of the Damage

Exhibit 10.3

Execution Copy

Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

(iii) subject to legal privilege, any litigation, arbitration or administrative proceedings that are pending or, to Lessee’s knowledge, threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Operative Documents to which Lessee is a party; and

(iv) as soon as any officer of Lessee obtains knowledge thereof, any Default or Event of Default or any Applicable Circumstance.

8.3 Operation of the Aircraft

Lessee will:

(a) comply with all Applicable Law for the time being in force in any country or jurisdiction in which the Aircraft is being operated which is applicable to the Aircraft or the use and operation of the Aircraft;

(b) not use or permit the use of the Aircraft in a manner which causes Lessor, Owner or any Financing Party to be in breach of Applicable Law;

(c) not use or permit the use of the Aircraft in any manner contrary to any recommendation with which Lessee is required to comply of the Aviation Authority or any applicable Manufacturer, contrary to any rule or regulation of the Aviation Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(d) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aviation Authority and Applicable Law;

(e) use the Aircraft solely in commercial or other operations for which Lessee is duly authorised by the Aviation Authority and Applicable Law;

(f) not knowingly use the Aircraft (or use it when Lessee ought reasonably to have known that it was being so used) for the carriage of:

(i) whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

(ii) acids, toxic chemicals, mercury, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies or components, except as permitted for cargo aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

Exhibit 10.3

Execution Copy

(iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

(iv) any illegal item or substance;

(g) not utilise the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

(h) obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

(i) not change the location of the Habitual Base of the Aircraft without the prior written consent of Lessor;

(j) not operate the Aircraft to, from or in any country that is a Sanctioned Country if doing so would cause the Lessee or the Lessor or any other Indemnitee to be in violation of Sanctions or other Applicable Law; and

(k) not use or permit the use of the Aircraft with, for or on behalf of any Sanctioned Person.

8.4 Aircraft Documents

(a) Lessee will procure that accurate, complete and current records of all flights made by Lessee during the Term, and all maintenance, repairs, replacements, removals, modifications, alterations and additions carried out on or made to, the Aircraft (including, in relation to each Engine or Part subsequently installed, before its installation) during the Term, are kept in English, and shall keep such records in such manner as the Aviation Authority may from time to time require. In addition, all Airframe and Engine LLPs installed or replaced during the Term shall have documentation substantiating back-to-birth traceability to confirm current accumulated Flight Hours and/or Flight Cycles (as applicable) and any repairs performed on the Aircraft during the Term shall have documentation substantiating the processes and all materials used in performing the repairs and such documentation shall include material certification. The records will form part of the Aircraft Documents.

(b) Lessee will be allowed to maintain Aircraft Documents in Electronic Records Format, or other means of automation, provided that such maintenance and process is in accordance with Applicable Law, including relevant FAA and Aviation Authority requirements; and provided further that Lessee shall provide access to its storage system to Lessor.

8.5 Maintenance and Repair

Lessee will:

Exhibit 10.3

Execution Copy

(a) keep the Aircraft airworthy in all respects and in good repair and condition, and all maintenance will be carried out to the standards of major international air carriers;

(b) incorporate the Aircraft into an Approved Maintenance Program;

(c) maintain the Aircraft in accordance with FAR Part 121 (or EASA/AIR-OPS) and all rules and regulations of the Aviation Authority as are applicable to passenger aircraft of the same type as the Aircraft, and maintain the Aircraft so as to comply at all times with the type certificate specification and data sheets for the Aircraft;

(d) maintain the Aircraft in accordance with the Approved Maintenance Program through Agreed Maintenance Performers and perform (at the respective intervals provided in the Approved Maintenance Program) all Qualifying Maintenance Events and lesser checks, and (i) Lessor will be notified by Lessee prior to the commencement of any Qualifying Maintenance Events, including for Lessor’s reasonable approval of the workscope, (ii) Lessor will be entitled to have representatives present during the performance of all Qualifying Maintenance Events to oversee and approve all aspects of such performance, including the workscope thereof and (iii) if required by the Agreed Maintenance Performer, Lessee will give written authorization to the Agreed Maintenance Performer granting Lessor and its representatives full access to the Qualifying Maintenance Event and all documents and correspondence generated during and as a result of such Qualifying Maintenance Event and (iv) if Lessee performs structural fleet sampling tasks during the Term and this Aircraft is not sampled, the Lessee will restore the Aircraft to MPD as though the Aircraft was sampled at Redelivery;

(e) advise Lessor in writing of all material changes to the Approved Maintenance Program, and shall not (i) change the intervals between Qualifying Maintenance Events under the Approved Maintenance Program without the written consent of Lessor which consent not to be unreasonably withheld, or (ii) change the Approved Maintenance Program in any other material respect without the written consent of Lessor unless recommended by the applicable Manufacturer or mandated by the Aviation Authority;

(f) comply with all mandatory inspection and modification requirements, Airworthiness Directives, and similar requirements applicable to the Aircraft, any Engine or any Part having a compliance date on or before the Scheduled Expiry Date and that are required by any of the FAA or the Aviation Authority;

(g) comply with all alert service bulletins issued by any Manufacturer of the Aircraft, Engines or any Parts, and comply (including scheduling compliance work and then performing such work on schedule) with all other service bulletins issued by any such Manufacturer;

(h) comply with all Applicable Laws and the regulations of the Aviation Authority and any other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or any Part that relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or any Part;

Exhibit 10.3

Execution Copy

(i) maintain in good standing a certificate of airworthiness for the Aircraft in the appropriate category for the nature of the operations of the Aircraft issued by the Aviation Authority except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time Lessee will provide to Lessor a copy on request;

(j) if required by the Aviation Authority, maintain a current certification as to maintenance issued by or on behalf of the Aviation Authority in respect of the Aircraft and shall from time to time provide to Lessor a copy on request;

(k) maintain the Engines and the APU in an “on condition” program as set out in the relevant Manufacturer’s maintenance manual; and following the recommendations in the Manufacturer’s planning guide for workscoping such Engines and APU;

(l) not enter into any engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine Manufacturer or any other engine maintenance facility or organization that includes any Engine without Lessor’s prior written consent, such consent to be based, at a minimum, on the following criteria; (a) Lessor will be notified by Lessee prior to the commencement of any maintenance work described in Section 7.2(b), for Lessor’s prior written approval of the workscope and Agreed Maintenance Performer, (b) such agreement with the third party provider shall not relieve Lessee of any of its obligations under this Agreement, including its obligation to pay Supplemental Rent to Lessor and to comply with the redelivery conditions in Section 17 and Schedule 3 of this Agreement, (c) Lessor reaches agreement with the Agreed Maintenance Performer prior to the commencement of any maintenance work described in Section 7.2(b) to release the amounts that Lessor is obligated to pay under Section 7.2(b) upon successful completion of the maintenance work and (d) such Agreed Maintenance Performer agrees with Lessor that all moneys paid by Lessor will be applied solely to the cost of Lessor approved workscope for the applicable Engine;

(m) subject to Section 16.3, procure promptly the replacement of any Engine or any Part which has become time, flight cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 12.2(a);

(n) accomplish all repairs, modifications and alterations in accordance with the SRM (including dimension recording recommendations) or, if the repair, modification or alteration is outside the scope of the SRM, as recommended in writing by the applicable Manufacturer and approved by the Aviation Authority and shall incorporate into the Approved Maintenance Program any applicable Manufacturer instruction for continued airworthiness following such repair, modification or alteration;

(o) provide Lessor with a written summary of all sampling programs involving or affecting the Aircraft;

(p) ensure that maintenance is accomplished following the relevant Manufacturer’s recommendation and using maintenance and quality control procedures approved by the Aviation Authority, and that each Agreed Maintenance Performer provides

Exhibit 10.3

Execution Copy

a complete record of all work performed during the course of such maintenance was accomplished in accordance with Aviation Authority and FAA requirements;

(q) comply with the provisions of Section 16.4 in connection with any accident or incident involving the Aircraft; and

(r) shall promptly notify Lessor if any Engine requires a Qualifying Maintenance Event (an “Unserviceable Engine”) (and in the case of a scheduled removal, at least 3 months prior to that scheduled removal) during the Term and Lessor shall elect one of the following options, at Lessor’s discretion and will notify Lessee of its election not less than 30 days following receipt of Lessee’s notice:

(i) Lessor instructs Lessee to not perform an Engine Performance Restoration of such Unserviceable Engine and to immediately return (at Lessee’s cost, including engine transportation, insurance and replacement labor) the Unserviceable Engine to Lessor at a location designated by Lessor which shall be the “Redelivery” of such Unserviceable Engine complemented with a full suite of updated records. The Unserviceable Engine shall not be subject to compliance with the Redelivery Conditions, provided however that the borescope inspection at Redelivery shall be performed on the Unserviceable Engine to confirm that no damage has occurred as a result of the ingestion of a foreign object external to such Engine, any accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, or misuse damage (“Excluded Circumstances”). Lessee shall be responsible for the costs to repair all Excluded Circumstances. Upon Redelivery of such Unserviceable Engine, Lessor shall provide Lessee a substitute engine for the remainder of the Term and Lessee and Lessor shall enter into an amendment to the Lease to document such substitution. In the event that Lessor provides a substitute engine, Lessee shall not refuse to accept such engine (acting reasonably). For the avoidance of doubt, at the time of redelivery of such substitute engine, such substitute engine shall be required to meet the Redelivery Conditions (or such amended Redelivery Conditions as shall be agreed between Lessee and Lessor at the time of the substitution); or

(ii) Lessor instructs Lessee to not perform an Engine Performance Restoration of such Unserviceable Engine and to immediately return (at Lessee’s cost) the Unserviceable Engine to Lessor at a location designated by Lessor which shall be the “Redelivery” of such Unserviceable Engine complemented with a full suite of updated records. The Unserviceable Engine shall not be subject to compliance with the Redelivery Conditions, provided however that the borescope inspection at Redelivery of the Unserviceable Engine and shall be performed to confirm that no damage has occurred as a result of Excluded Circumstances. Lessee shall be responsible for the costs to repair all Excluded Circumstances. Following such Redelivery, Lessee shall be entitled to install a temporary engine for the remainder of the Term in exchange for a credit towards the payment of Basic Rent for each Rental Period during which time such temporary engine is installed on the Aircraft in the amount equal to the lower of (i) 22.5% of Basic Rent or (ii) the rental cost of Lessee for such temporary

Exhibit 10.3

Execution Copy

engine, during the period such temporary engine is installed on the Aircraft; or

(iii) In the event that the options set forth in paragraphs (i) and (ii) above are not commercially reasonable options, as determined by Lessor and Lessee acting reasonably and in good faith, at such time, and so long as no Event of Default has occurred and is continuing, Lessor shall either permit Lessee to perform a Qualifying Maintenance Event as contemplated in this Lease or consult in good faith as to a resolution for such Unserviceable Engine. If Lessor and Lessee are unable to reach an agreement as to such resolution within 30 days of the date of determination, Lessor and Lessee shall agree to terminate the leasing of the Aircraft pursuant to this Agreement and shall agree the date of such termination. Following such agreement, Lessee shall redeliver the Aircraft to Lessor in accordance with the terms of the Lease on or prior to such date of termination.

(iv) Notwithstanding the foregoing, Lessee will not perform an Engine Performance Restoration without Lessor’s prior written consent.

9 Registration, Certifications and Filings

9.1 Registration and Filings

Lessee will:

(a) at its own cost and expense, ensure that upon Delivery the Aircraft is registered with the FAA in the Owner’s name (Lessee and Lessor acknowledge that as of the date of this Lease, the Aircraft is registered with the FAA in the Owner’s name), and cooperate with Owner and Lessor, in relation to such registration and Lessee shall be responsible for the costs of registering the relevant Operative Documents with the FAA and related registrations with the International Registry;

(b) So far as is permitted by Applicable Law, Lessee will at its cost, maintain the registration of the Aircraft and, if applicable, the Lease with the Aviation Authority reflecting the interests of Owner, Beneficial Owner, Lessor and Financing Parties and not do or suffer to be done anything which might reasonably be expected to adversely affect that registration, and take all actions reasonably requested by Lessor regarding the registration of the Aircraft with the Aviation Authority;

(c) at its cost, do all acts and things (including making any filing or registration with the Aviation Authority, the International Registry or any other Government Entity) and execute and deliver all documents (including any amendment of this Agreement) as may be required by Lessor:

(i) following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing Owner’s or Lessor’s obligations to the Financing Parties (provided that the cost of such actions shall be for Lessor’s account, unless the change is a consequence of an Event of Default which has occurred and is continuing, in which case, such costs shall be for Lessee’s account);

Exhibit 10.3

Execution Copy

(ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or any Part in accordance with this Agreement, so as to ensure that the respective rights of Owner, Lessor and any Financing Party under this Agreement apply with the same effect as before; or

(iii) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement, of Owner, Lessor or any Financing Party under any of the other Operative Documents and in and to the Aircraft (provided that the cost of such actions for the Financing Parties in the State of Organization and Habitual Base shall be for Lessee’s account and the cost of such actions of the Financing Parties in the State of Registration shall be for Lessor’s account, unless an Event of Default shall have occurred and be continuing, in which case, such costs shall be for Lessee’s account);

(d) without limitation to the generality of Section 9.1(c), do and join with Lessor in doing all such acts as may be necessary to perfect recognition of Owner’s title and interest in, and the interest of Lessor, Beneficial Owner, and Financing Parties in the Aircraft in accordance with the Cape Town Convention, to the extent applicable. Lessee hereby irrevocably consents to Lessor’s registering any international interest constituted by this Agreement in the Airframe and each Engine under the Cape Town Convention as well as any Financing Security Document. Lessee hereby agrees to (i) register as a “transaction user entity” with the International Registry and (ii) execute, deliver and file with the appropriate Government Entity in the State of Registration an irrevocable de-registration and export authorization request if under Article XIII of the Aircraft Equipment Protocol to the Cape Town Convention;

(e) procure that the Aircraft is included in Lessee’s air operator’s certificate (or any other similar document as may be required by Applicable Law) and from time to time shall provide to Lessor a copy of its air operator’s certificate upon request; and

(f) prior to or immediately on termination, revocation or cancellation for whatever reason of any Deregistration Power of Attorney and/or IDERA (if applicable), Lessee will provide Lessor with a replacement Deregistration Power of Attorney and/or IDERA (if applicable) in form and substance satisfactory to Lessor.

9.2 Cape Town Convention

(a) At Lessor’s request and subject to Applicable Law, Lessee will provide all reasonable assistance and cooperation to Lessor, Owner and Security Trustee to procure such registrations, including consenting to such registrations or causing such registrations to be made, at Lessor’s, Owner’s or Security Trustee’s (as applicable) election, as prospective international interests or as international interests and through a “designated entry point” (as such term is used in the Protocol).

(b) Lessee (i) shall consent to the registration of any international interests or prospective international interests with the International Registry with respect to the Aircraft and/or any Engine and constituted by this Agreement any applicable

Exhibit 10.3

Execution Copy

international interests or prospective international interests, and (ii) at Lessee’s cost and expense shall from time to time, do or cause to be done (and consents to Lessor, Owner or the Security Trustee doing or causing to be done) all acts and things capable of being done by Lessee which may be required or desirable (in the sole discretion of Lessor) to ensure that each of Owner, Lessor and the Security Trustee has the full benefit of the Cape Town Convention and/or the Protocol in connection with the Aircraft and any Engine, including:

(i) any matters connected with registering, perfecting, and/or preserving and/or enhancing any international interest(s) vested in the name of Owner, Lessor or the Security Trustee with respect to the Aircraft and/or any Engine and constituted by this Agreement, including any applicable certified designee letter;

(ii) constituting any international interests to be vested in Owner, Lessor or the Security Trustee with respect to the Aircraft and/or any Engine in connection with any Operative Document and any Financing Security Document;

(iii) entry into agreements (subordination or otherwise) to protect and perfect the priority of any international interests referred to in the foregoing paragraph;

(iv) agreeing to, consenting to and acknowledging any assignment Lessor and/or Owner enters, or has entered, into with a Financing Party in connection with an Operative Document or any Financing Document permitted under this Agreement;

(v) excluding in writing the application of any provisions of the Cape Town Convention that Lessor may deem desirable in connection with the foregoing;

(vi) executing an IDERA in favour of Lessor, or if required by Lessor, the Security Trustee, submitting the same to the Aviation Authority for recordation and providing the recorded IDERA to Lessor; and

(vii) not executing or submitting an IDERA for recordation in favour of any creditor other than Lessor or any Financing Party without Lessor’s prior written consent.

(c) Lessee will not permit any person to register a prospective international interest, international interest or national interest at the International Registry without the prior written consent of Lessor except for any such interests created where:

(i) Lessee is the debtor and one of Lessor, Owner or any Financing Party is the creditor;

(ii) Lessor is the debtor and one of Owner or any Financing Party is the creditor; or

Exhibit 10.3

Execution Copy

(iii) Owner is the debtor and one of Lessor or any Financing Party is the creditor.

(d) Lessee will promptly notify Lessor on becoming aware of the registration of any non-consensual right or interest at the International Registry against the Aircraft or any Engine and take all steps necessary to procure the discharge and deregistration of such interest.

In this Section 9.2, the following terms have the following meanings, international interest, national interests, non-consensual right or interest and prospective international interest have the meanings as expressed in the Cape Town Convention.

As between Lessor and Lessee, any reasonable costs and expenses (including attorney’s fees) associated with and incurred by Lessee and pre-approved by Lessor in respect of complying with the obligations in this Section 9.2 regarding the interests of a Financing Party shall be for the account of Lessor.

10 Title Protection

10.1 Protection of Title

Lessee acknowledges that title to the Leased Property shall at all times be and remain solely and exclusively vested in Owner and that the Operative Documents constitute for all purposes, including tax purposes, an agreement by Lessor to lease the Leased Property to Lessee and, accordingly, Lessee will:

(a) not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardise the respective rights, title and interest of any Financing Party as mortgagee of the Leased Property and assignee of this Agreement, Owner, as owner of the Leased Property or Lessor, as lessor of the Leased Property, or the validity, enforceability or priority of any Financing Security Document or which would be likely to expose Owner, Lessor or any Financing Party to any criminal or civil liability;

(b) on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Owner, the Leased Property is leased to Lessee and is subject to any Financing Security Document;

(c) not at any time:

(i) represent or hold out Owner, Lessor or any Financing Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or

(ii) pledge the credit of Owner, Lessor or any Financing Party;

(d) affix promptly and in any case within 90 days following Delivery and ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a reasonably prominent position on the Aircraft stating:

Exhibit 10.3

Execution Copy

“This Aircraft is owned by UMB BANK, N.A., not in its individual capacity but solely as owner trustee and leased to Global Crossing Airlines, Inc.”;

(e) affix promptly and in any case within 90 days following Delivery and ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a reasonably prominent position on each Engine stating:

“This Engine is owned by UMB BANK, N.A., not in its individual capacity but solely as owner trustee and leased to Global Crossing Airlines, Inc.”;

(f) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part, except Permitted Liens and will promptly take, or cause to be taken, such actions as may be necessary to discharge any such Security Interest (other than Permitted Liens) that may at any time arise, exist or be levied upon the Aircraft, any Engine or any Part;

(g) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and, without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, appropriation, damage or destruction occurs, give Lessor notice and use its best efforts to procure the immediate release of the Aircraft, such Engine or such Part, as the case may be;

(h) not abandon the Aircraft, any Engine or any Part;

(i) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might reasonably be expected to give rise to a Security Interest (other than a Lessor Lien) over or affecting the Aircraft, any Engine or any Part; and

(j) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part other than as expressly permitted by this Agreement.

10.2 General

Lessee will:

(a) comply with all Applicable Laws binding on Lessee and will not make any substantial change in the nature of the business in which it is engaged if such change, in the reasonable opinion of Lessor, would have a material adverse effect on Lessee’s performance of its obligations under the Operative Documents; and

(b) preserve its corporate existence, and will not merge or consolidate with any Person, or sell all or substantially all of its assets to any Person without the prior written consent of Lessor unless (i) no Event of Default has occurred and is continuing under this Lease or will result from any proposed transaction, (ii) Lessee

Exhibit 10.3

Execution Copy

gives Lessor not less than thirty (30) days prior written notice of such transaction describing such transaction in reasonable detail, and providing Lessor with evidence reasonably satisfactory to Lessor demonstrating that such transaction will comply with the following requirements:

(i) In the event of a merger or consolidation the surviving entity of such merger or consolidation:

(A) immediately after giving effect to such transaction, will be Lessee, or if not Lessee, will have acquired or succeeded to and will have expressly assumed all or substantially all of the property and other assets of Lessee (if such assets are being transferred) as an entirety;

(B) such merger, transfer or consolidation does not result in it becoming unlawful for Lessor or Lessee to give effect to any of their obligations as contemplated by this Lease and the surviving corporation is not a Sanctioned Person or based in an Sanctioned Country;

(C) is legally bound by, assumes, and is subject to the terms of the Operative Documents;

(D) is authorized under Applicable Law to perform Lessee’s obligations under the Operative Documents to the same extent as Lessee; and

(E) is a solvent entity that has a net worth (immediately after the consolidation or merger) equal to or greater than the net worth of Lessee (immediately preceding the consolidation or merger), as applicable, prior to such merger or consolidation.

(F) Lessor receives from the surviving entity:

(G) an agreement, in form and substance reasonably satisfactory to Lessor, which is a legal, valid, binding and enforceable assumption by such surviving entity of the due and punctual performance and observance of each covenant and condition of the Operative Documents and agreement to be bound thereby;

(H) an officer’s certificate from a responsible officer of the surviving entity confirming the legal, valid, binding and enforceable nature of such assumption and that the other requirements of this Section 10.2(b) have been satisfied; and

(I) a legal opinion from counsel confirming the legal, valid, binding and enforceable nature of such assumption and other matters as the Lessor may specify and otherwise in such form and substance reasonably satisfactory to Lessor;

(J) the surviving entity shall execute and deliver to Lessor and/or file such recordations and filings with the FAA or any other Government

Exhibit 10.3

Execution Copy

Entity and such other documents as Lessor shall reasonably deem to be necessary or advisable (including, without limitation, to preserve and protect the interests of Owner, Lessor and the Financing Parties) to evidence, or in connection with, such merger or consolidation;

(K) prior to and immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing; and

(L) the surviving entity reimburses Owner, Lessor and the Financing Parties for all of their reasonable out-of-pocket costs (including legal fees and expenses) incurred in connection with such merger or consolidation.

11 Possession and Subleasing

11.1 Subleasing and Wetleasing

Lessee will not sublease or otherwise part with possession of the Aircraft, the Engines or any Part without Lessor’s prior written consent (not to be unreasonably withheld or delayed), except that Lessee may part with possession:

(a) with respect to the Aircraft, the Engines or any Part, to the relevant Manufacturers for testing or similar purposes, or to an Agreed Maintenance Performer or Final Maintenance Performer for service, repair, maintenance or overhaul work or for alterations, modifications or additions to the extent required or permitted by this Agreement;

(b) with respect to an Engine or Part, as expressly permitted by this Agreement; and

(c) provided that no Default or Event of Default has occurred and is continuing, with respect to the Aircraft or an Engine, pursuant to a “wet” lease or charter of the Aircraft in which operational control of the Aircraft remains with Lessee at all times (each a “Wet Lease”), provided that (i) the term of such Wet Lease, including extensions, is not more than 12 months (or such longer period with Lessor’s prior written consent, such consent not to be unreasonably withheld) and does not extend, nor is capable of being extended, beyond the Scheduled Expiry Date, (ii) the Aircraft remains registered with the Aviation Authority, (iii) the Aircraft shall be maintained, insured and otherwise operated in accordance with the provisions of this Agreement, (iv) at Lessor’s request, Lessee delivers to Lessor a copy of the executed Wet Lease agreement; provided, that commercially sensitive information may be redacted to the extent required by wet lessee, (v) such Wet Lease agreement contains language therein whereby the party contracting with Lessee for such services confirms that it will recognise the respective rights, title and interest of Lessor, Owner and any Financing Party in the Aircraft, that it will not seek to exercise any rights whatsoever in relation thereto and that it agrees that any right between it and Lessee is subject and subordinate to this Agreement and (vi) the Aircraft will not be wet-leased to a Sanctioned Person or wet-leased for operations to, from or within a Sanctioned Country in violation of Applicable Laws. If a wet-lessee is responsible for providing any insurance under the wet-lease, the

Exhibit 10.3

Execution Copy

Indemnitees under this Agreement should be listed as additional insureds in that insurance.

11.2 Inspection

(a) Lessor and any Person designated by Lessor as its representative may visit, inspect and survey the Aircraft, any Engine or any Part (including collecting an updated suite of records, status reports and maintenance records and assistance completing an Aircraft evaluation report) and for such purpose may, subject to any applicable Aviation Authority regulation, travel on the flight deck as observer and shall not be restricted during such inspection, provided such inspection is made at the time of any maintenance operation, from opening any panels, bays or doors on the Aircraft or from inspecting any part of the Aircraft that have already been opened in the course of such maintenance operation.

(b) Lessee will have no responsibility for the costs and expenses of Lessor or any other such Person in connection with any such visit, inspection or survey unless an Event of Default has occurred and is continuing or the visit, inspection or survey discloses that Lessee is in breach of its material obligations under this Agreement, in which case such costs and expenses, as well as any additional expenses incurred by Lessor in connection with verifying the rectification of any such breach, will be paid by Lessee within 5 Business Days of demand.

(c) Lessor will:

(i) have no duty to make, or liability arising out of, any such visit, inspection or survey; and

(ii) so long as no Event of Default has occurred and is continuing, not exercise such right for inspection pursuant to this Section 11.2 (A) other than on reasonable notice and so as not to disrupt unreasonably the normal maintenance or operation of the Aircraft, or (B) more than once per annum (except in the context of a potential sale of the Aircraft or at the end of the Term).

11.3 Third Parties

Lessee will procure that no Person having possession of the Leased Property during the Term will act in any manner inconsistent with Lessee’s obligations under this Agreement, and that all such Persons shall comply with those obligations as if references to “Lessee” included a separate reference to those Persons. Lessee will authorize the release by such Persons to Lessor of all details pertaining to the maintenance and Lessee will, upon Lessor’s request, provide Lessor with letters to all such Persons allowing the disclosure to Lessor of all matters relating to the Leased Property.

11.4 CRAF Program

So long as no Event of Default shall have occurred and be continuing, Lessee may subject the Aircraft to the CRAF Program of the United States and transfer possession of the Aircraft, Airframe or Engines to the United States pursuant to the CRAF Program, subject to the following provisions of this Section 11.4:

Exhibit 10.3

Execution Copy

(a) Lessor consents and agrees to the allocation of the Aircraft, the Airframe or any Engine by Lessee to the CRAF Program pursuant to the terms established by the laws of the government of the United States of America and its agencies (including the transfer of possession of the Aircraft, the Airframe or Engines to the government of the United States or any instrumentality or agency thereof pursuant to the CRAF Program). Lessor understands that the United States government has the right to activate the CRAF Program fleet in times of airlift emergency and in such event the Lessee may not be able to return the Aircraft at the termination, cancellation or expiration of this Lease.

(b) Lessee shall remain primarily liable for the performance of all the terms of this Lease to the same extent as if such use or transfer had not occurred.

(c) Lessee shall promptly notify Lessor in writing of any such transfer of possession, and shall identify by name, address and telephone numbers the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests of claims must be made to the extent applicable under the CRAF Program.

(d) So long as no Event of Default has occurred and is continuing, all payments from the United States government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program will be paid over to or retained by Lessee. If an Event of Default has occurred and is continuing, all payments received by Lessee from the United States government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program shall be paid to Lessor and may be used by Lessor to satisfy any obligations owing by Lessee under this Agreement. In furtherance thereof, Lessee hereby assigns to Lessor, as security for the performance of Lessee’s obligations hereunder, all of Lessee’s present and future rights to payments from the United States government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program. On request by Lessor, Lessee shall at its sole expense take all actions necessary to perfect Lessor’s rights and interests in respect thereof, including, without limitation, compliance with the Assignment of Claims Act, 31 U.S.C., Section 3727

(e) If the CRAF Program is activated with respect to the Aircraft and the Lessee is unable to return the same at the end of the Term, then the Lessee will provide the Lessor with reasonable advance written notice of the proposed redelivery date and the Term shall be deemed to be extended for a further period of no longer than 180 days (the “CRAF Extension Period”) (with such CRAF Extension Period to commence on the date which would have been the Scheduled Expiry Date, but for activation of the CRAF Program) and all terms and conditions of this Agreement and the Operative Documents shall continue to apply in all respects during such CRAF Extension Period, including, without limitation, the Lessee’s obligation to pay Rent (at the rate set out in paragraph 1.3 of Schedule 3) and Supplemental Rent and all other amounts payable under this Agreement and the Operative Documents, to insure the Aircraft and to return the Aircraft in the condition required by Section 18 at the end of the CRAF Extension Period.

(f) If an Event of Default occurs and is continuing and Lessor elects to pursue its remedies in accordance with the provisions of this Agreement, Lessor will so notify

Exhibit 10.3

Execution Copy

the U.S. government by sending a written communication with a copy to Lessee as follows:

Headquarters Air Mobility Command

AMC Contracting Office - XOKA

Scott Air Force Base, Illinois 62225-5007

Lessee hereby authorizes Lessor to contact and deal directly with CRAF Program representatives, including the Air Mobility Command, during the occurrence and continuance of an Event of Default, in connection with the exercise of any and all remedies provided under the Lease, including to arrange for repossession of the Aircraft directly from the Air Mobility Command, payments under the CRAF Program to be made directly to Lessor and the termination of the Aircraft's participation in the CRAF Program.

12 Replacement and Interchange of Engines and Parts

12.1 Removal of Engines and Parts

Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

(a) if replaced as expressly permitted by this Agreement; or

(b) if the removal is of an obsolete item and is in accordance with the Approved Maintenance Program; or

(c) pursuant to, and in accordance with, Section 12.4; or

(d) (i) during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

(ii) for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement; or

(e) in the case of Parts only, as part of a normal part rotation program,

and then in each case only if,

(i) any such Engine or Part is promptly replaced pursuant to Section 12.2;

(ii) Lessee commences repair and/or overhaul of such Engine as promptly as possible and in any event within 60 days of removal;

(iii) Lessee ensures that such Engine is reinstalled as promptly as possible following completion of such repair and in any event within 45 days of completion of such repair; and

(iv) such Engine is reinstalled on the Airframe as promptly as possible following such repair and/or overhaul and in any event no later than 90 days prior to the Expiry Date.

Exhibit 10.3

Execution Copy

12.2 Installation of Engines and Parts

(a) Any Engine or Part that is installed on the Aircraft by way of a permanent replacement as permitted in accordance with the terms of this Agreement shall meet the following criteria:

(i) in the case of an engine, it (1) is an engine of the same model as, or an improved or advanced version of the Engine it replaces (provided, in the case of an improved or advanced version, it can be installed and operated on the Airframe without modification of the Airframe or the engine, whether or not the other installed Engine is also such an improved or advanced version), (2) is in the same or better operating condition, has no less hours or Engine LLP life available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine, (3) has attached to it a current FAA Form 8130 and/or EASA Form 1 issued by the Engine Manufacturer or an Agreed Maintenance Performer indicating that the engine is new, serviceable or overhauled (and Lessee will retain all such tags), and (4) shall be accompanied by documentation establishing back-to-birth traceability for all installed LLPs;

(ii) in the case of a replacement Part, it (1) is in as good operating condition, (2) has no less Flight Hours or Flight Cycles available until the next scheduled checks, inspections, overhauls, shop visits and discard limit is of the same or a more advanced make and model, and is of the same or better modification standard and interchangeability status as the replaced Part, (3) has attached to it a current FAA Form 8130-3 release issued by the Manufacturer or Agreed Maintenance Performer indicating that the part is new, serviceable or overhauled (and Lessee will retain all such tags), and (4) shall be accompanied by documentation establishing back-to-birth traceability for all installed LLPs;

(iii) in the case of a part that is replacing a Part in an Engine, Landing Gear or APU, the part is an OEM Part and must not be a PMA Part (unless the Part being replaced is a PMA Part) and has not been repaired except pursuant to an OEM-approved repair and must not have DER Repairs;

(iv) in the case of a replacement Part, it has become and remains the property of Owner free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Agreement, in which case title to the removed part shall automatically become vested in Lessee without further action or warranty on the part of Owner or Lessor except that such Part shall be free of Lessor Liens;

(v) in each case, Lessee has full details as to such engine’s or in the case of life-limited parts, such part’s source and maintenance records; and

(vi) in the case of an Engine, Lessee has received Lessor’s prior written consent to such replacement, which consent will not be unreasonably withheld or delayed if the replacement engine meets the foregoing applicable criteria.

Exhibit 10.3

Execution Copy

(b) If and for so long as no Material Default or Event of Default has occurred and is continuing, Lessee will be entitled to install any engine or any part on the Aircraft by way of temporary replacement notwithstanding Section 12.2(a), but (in the case of an engine) subject to Sections 12.2(c) and (d), if:

(i) there is no engine or part available to Lessee at the time and in the place that engine or part is required to be installed on the Aircraft complying with the requirements of Section 12.2(a);

(ii) it would result in an unreasonable disruption of the operation of the Aircraft or the business of Lessee to ground the Aircraft until an engine or part complying with Section 12.2(a) becomes available for installation on the Aircraft; and

(iii) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the earlier of (1) 90 days after such installation or such longer period, provided Lessee is diligently seeking a replacement in compliance with Section 12.2(a) and where the Engine is in good faith and in due course being actively repaired by or on behalf of Lessee, and (2) the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part complying with Section 12.2(a).

(c) If and for so long as no Material Default or Event of Default has occurred which is continuing, Lessee will be entitled to install Third Party Engines on the Airframe by way of temporary replacement so long as:

(i) the terms of any lease, conditional sale agreement or security agreement, as the case may be, covering such Third Party Engine will not have the effect of prejudicing the title and interest of Owner, Beneficial Owner, Lessor or any Financing Party in and to the Aircraft (including its Engines and Parts);

(ii) the secured party, lessor or conditional vendor, as the case may be, of such Third Party Engine has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or security agreement covering such Third Party Engine to Lessor) that it will recognise the respective rights, title and interest of Owner, Beneficial Owner, Lessor and any Financing Party in and to the Aircraft (including its Engines and Parts) and that it will not seek to exercise any rights whatever in relation thereto, and Lessee so agrees to the extent that title is held by it;

(iii) Lessee will have delivered to Lessor evidence reasonably satisfactory to Lessor of the matters set out in paragraphs (i) and (ii) above, which may be by written confirmation, in form and substance reasonably satisfactory to Lessor, from the applicable lessor, seller or secured party, or by Lessee providing a copy (certified as being true, correct and complete by Lessee) of the applicable provisions of the applicable lease, conditional sale agreement or security agreement; and

Exhibit 10.3

Execution Copy

(iv) before the Expiry Date Lessee removes any such Third Party Engine and replaces it with the Engine or Part replaced by it or by an engine or part complying with Section 12.2(a).

(d) Lessor agrees, for the benefit of any mortgagee, conditional vendor or holder of any other Security Interest in any Third Party Engine installed on the Airframe that Lessor will not claim any title to or interest in any such Third Party Engine as the result of such Third Party Engine being installed on the Airframe; provided, that the agreement by Lessor set out in this Section 12.2(d)

(e) is subject to Lessor’s rights to take possession of the Aircraft under Section 19.2 and/or to require Lessee to redeliver the Aircraft under Section 19.2 with such Third Party Engine installed. Lessee hereby represents and warrants and undertakes to Lessor that Lessee has full authority at all relevant times to comply with the provisions of this Section 12.2(d) in respect of any engine installed by it on the Aircraft pursuant to Sections 12.2(b) or 12.2(c).

12.3 Non-Installed Engines and Parts

(a) Lessee will ensure that any Engine or any Part that is not installed on the Airframe (or any other airframe as permitted by this Agreement) is, except as expressly permitted by this Agreement, maintained, properly and safely stored and kept free from Security Interests (other than Permitted Liens), with insurance thereon complying with the requirements of this Agreement.

(b) Lessee will notify Lessor whenever an Engine is removed from the Aircraft (such notice to be provided at least 90 days in advance of any planned removal) and, from time to time, upon request procure that any Person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that such Person will respect the interests of Owner, Lessor and any Financing Party in such Engine and will not seek to exercise any rights whatsoever in relation to such Engine.

(c) Notwithstanding Section 12.3(a) Lessee will be permitted, if and for so long as no Event of Default has occurred and is continuing, to temporarily install any Engine on an airframe and any Part on an airframe or engine:

(i) owned and operated by Lessee free from Security Interests, other than Permitted Liens;

(ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

(iii) acquired or financed by Lessee and operated by Lessee on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease, conditional sale agreement or Security Interest is vested in or held by any other Person;

provided that in the case of (ii) and (iii):

Exhibit 10.3

Execution Copy

(A) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of Owner or Lessor in and to that Engine or Part or the interest of any Financing Party in respect thereof under any Financing Security Document; and

(B) the lessor under such lease, the seller under such conditional sale agreement or the secured party of such Security Interest, as the case may be, has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or document creating the Security Interest covering that airframe or engine) to Lessor, in form and substance satisfactory to Lessor, that it will recognise the respective rights, title and interest of Owner, Beneficial Owner, Lessor or any Financing Party to and in that Engine or Part and that it will not seek to exercise any rights whatever in relation thereto; and

(C) Lessee will have delivered to Lessor evidence reasonably satisfactory to Lessor of the matters set out in paragraphs (A) and (B) above, which may be by written confirmation, in form and substance reasonably satisfactory to Lessor, from the applicable lessor, seller or secured party, or by Lessee providing a copy (certified as being true, correct and complete by Lessee) of the applicable provisions of the applicable lease, conditional sale agreement or security agreement.

12.4 Pooling of Engines and Parts

(a) Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine without the prior written consent of Lessor;

(b) if and for so long as no Event of Default has occurred which is continuing, Lessee may enter into pooling agreements or arrangements, with respect to Parts only, satisfying the following conditions:

(i) Lessee has entered into the pooling agreement or arrangement in the ordinary course of its airline business;

(ii) the other parties to the pooling agreement or arrangement are reputable, solvent commercial air carriers or the Manufacturers or suppliers of the Part (or other reputable, solvent organizations whose business includes the administration of and participation in such pooling agreements or arrangements);

(iii) the Part is leased, let on hire or otherwise made available by Lessee on terms conferring no more than a contractual right in personam against Lessee and not a right in rem against such Part; and

(iv) the pooling agreement or arrangement either provides that Lessor (or any Financing Party designated by Lessor) will be sole loss payee in respect of any loss or damage to the Part, or provides for Owner to acquire title to a

Exhibit 10.3

Execution Copy

substitute part satisfying the conditions set out in Section 12.2(a) if the Part is destroyed.

12.5 Modification and Equipment Changes

(a) Lessee will not make any Voluntary Equipment Change expected to cost over $250,000 or that deviates from the Aircraft’s original type design or configuration without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed.

(b) Lessor may review Lessee’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Equipment Change. If requested by Lessor, Lessee will furnish Lessor (at Lessee’s expense) with such documents in final form and any other documents required by Applicable Law as a result of an Equipment Change. All Equipment Changes made to the Aircraft will be properly documented in the Aircraft Documents and be fully approved by the Aviation Authority.

(c) Lessee will not make any Voluntary Equipment Change that has the effect of diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

(d) All permanent or structural Equipment Changes, all Mandatory Equipment Changes and all Voluntary Equipment Changes will, upon installation, become a part of the Aircraft and the property of Owner other than any Voluntary Equipment Change owned by a third party and leased to Lessee which is not capable of having title transferred to Lessor. Lessor will advise Lessee in writing at the time of giving its consent under Section 12.5(a) or if Lessee has specifically requested Lessor to provide its determination in respect of the relevant Voluntary Equipment Change, whether or not such Voluntary Equipment Change will be required to be removed before return of the Aircraft to Lessor. Provided that Lessor will have advised Lessee that such Voluntary Equipment Change will be required to be removed before return of the Aircraft to Lessor, the Aircraft will be restored to its condition prior to that Equipment Change, and upon such removal and restoration will revert to become the property of Lessee; Lessee may not remove a Voluntary Equipment Change without Lessor’s consent during the continuation of a Default or Event of Default.

(e) If Lessee accomplishes any Equipment Change to the Aircraft that is the subject of a supplemental type certificate (“STC”), prior to the installation of such STC on the Aircraft, Lessee will, at no cost or expense to Lessor, cause the STC holder to (i) provide written authorization for Lessor or any future owner or operator of the Aircraft to use such STC solely with respect to the Aircraft, and without limitation, (ii) deliver instructions for continued airworthiness of the STC to Lessor, in addition to Lessee, (iii) provide reversal instructions if required for removal and (iv) hold Aviation Authority and FAA approval.

(f) Lessee will not make any Voluntary Equipment Change if a Default or Event of Default has occurred and is continuing.

(g) Lessor will not have any liability for the cost of any Voluntary Equipment Changes if grounding or suspension of certification, or for any other cause.

Exhibit 10.3

Execution Copy

12.6 Title to Engines and Parts

(a) Any Engine at any time removed from the Aircraft will remain the property of Owner until a replacement has been made in accordance with this Agreement and title to that replacement has passed, according to Applicable Laws, to Owner subject to this Agreement free of all Security Interests (other than Lessor Liens), whereupon title to the removed Engine will, provided no Event of Default has occurred and is continuing, pass to Lessee free of Lessor Liens. Lessee shall or shall cause the title holder of such replacement engine deliver a warranty bill of sale transferring legal title to Owner free and clear of all Security Interests, other than Lessor Liens. At any time when requested by Lessor (acting reasonably), Lessee will provide evidence to Lessor’s reasonable satisfaction (including the provision, if required, to Lessor of a legal opinion with respect to title to the replacement engine if title to the replacement engine is transferred while the replacement engine is located in a jurisdiction other than the United States) that title has so passed to Owner.

(b) Title to all Parts installed on the Aircraft, whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Section 12.4 or as temporary replacements pursuant to Section 12.2(b) or 12.2(c)) will on installation, without further act, vest in Owner subject to this Agreement free and clear of all Security Interests (other than Lessor Liens). Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title so passes to Owner and is subject to the Security Interests created by the Financing Security Documents, if applicable, according to all Applicable Laws. At any time when requested by Owner or Lessor, Lessee will provide evidence to Lessor’s and/or Owner’s reasonable satisfaction that title has so passed to Owner and is subject to the Security Interests created by the Financing Security Documents, if applicable.

12.7 Non-Discrimination

(a) Lessee will not discriminate against the Aircraft in its use, maintenance, modification programme or operation of the Aircraft or inclusion of the Aircraft in a modification program compared to similar aircraft owned or operated by Lessee, and Lessee will service, repair, maintain and overhaul the Aircraft so as to keep the Aircraft maintained in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee.

(b) Subject to a Sublease or a Wet Lease permitted pursuant to Section 11.1, Lessee will continue to use the Aircraft in its regular commercial passenger operations until delivery to the Redelivery Location immediately prior to the Final Inspection.

(c) Lessee further agrees that normal progressive maintenance will continue to be performed on the Aircraft throughout the Term, and no unusual maintenance procedures or cessation of maintenance shall occur during the one-year period prior to the Scheduled Expiry Date.

(d) Lessee will not perform any Qualifying Maintenance Event earlier than when such Qualifying Maintenance Event is due under the Approved Maintenance Program.

13 Indemnities

Exhibit 10.3

Execution Copy

13.1 General

(a) Lessee will defend, indemnify and hold harmless each of the Indemnitees for, from and against all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses (including attorneys’ fees and expenses), penalties or fines (each a “Claim”) regardless of when the same is made or incurred, whether during or after the Term:

(i) that may at any time be suffered or incurred directly or indirectly as a result of or connected with possession, repossession, Delivery, performance, management, registration, deregistration, import, export, control, maintenance, condition, service, repair, overhaul, leasing, subleasing, use, operation, sale (following an Event of Default which is continuing), Redelivery or return of the Aircraft, any Engine or any Part (either in the air or on the ground), whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part, or to its design, testing, use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to strict liability or any act or omission, negligent or otherwise, of any Indemnitee;

(ii) that arise out of any act or omission that invalidates or that renders voidable any of the Insurances;

(iii) that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person; or

(iv) that arise out of the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft.

(b) Notwithstanding the provisions of Section 13.1(a), Lessee will not have to indemnify an Indemnitee for any Claim to the extent that it:

(i) arises directly as a result of the wilful misconduct or gross negligence of such Indemnitee;

(ii) arises directly as a result of a breach by Lessor of its express obligations under this Agreement or as a result of a representation or warranty given by Lessor in this Agreement or by another Indemnitee under another Operative Document not being true and correct at the date when, or when deemed to have been, given or made;

(iii) represents a Tax or loss of tax benefits (Lessee’s liabilities for which, including exclusions, are set out in Sections 14.1, 14.2, 14.3 and 14.5);

(iv) constitutes a cost or expense that is required to be borne by such Indemnitee in accordance with another provision of this Agreement or any other Operative Document;

Exhibit 10.3

Execution Copy

(v) results from any disposition not caused by Lessee of all or any part of Owner’s or Lessor’s rights, title or interest in or to the Aircraft or under this Agreement or any other Operative Documents or the rights or interest of any Financing Party, unless such disposition occurs following an Event of Default;

(vi) is attributable to an event occurring before Delivery or after the Term unless the Claim results from or arises out of an act or omission by Lessee, or any event, matter, circumstance or claim existing or occurring, during the Term;

(vii) represents an ordinary and usual overhead expense for such Indemnitee, except to the extent that the same arises upon the occurrence of a Default or Event of Default;

(viii) is actually reimbursed to an Indemnitee pursuant to any other provision of the Operative Documents;

(ix) Expenses that arise solely as a direct result of a Lessor’s Lien in connection with (a) the financing of the Aircraft or (b) any other security interest in the Aircraft which results from acts of or claims against Lessor not related to the transactions contemplated by or permitted under this Agreement unless it was precipitated by an Event of Default;

(x) Expenses attributable to the deregistration of the Aircraft from the FAA as a result of the failure of Lessor to be a “citizen of the United States” as defined in Section 40102(a)(15)(c) of Title 49 of the United States Code;.

13.2 Currency Indemnity

If Lessor receives an amount in respect of Lessee’s liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency the contractual currency in which the amount is expressed to be payable under this Agreement:

(a) Lessee will indemnify Lessor, as an independent obligation, against any loss arising out of or as a result of such conversion;

(b) if the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the relevant date to purchase the contractual currency in New York City with that other currency) is less than the amount owed in the contractual currency, Lessee will, forthwith on demand, pay to Lessor an amount in the contractual currency equal to the deficit;

(c) Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion; and

(d) Lessee waives, to the extent permitted by Applicable Law, any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

Exhibit 10.3

Execution Copy

13.3 Duration

The indemnities contained in this Agreement will survive and continue in full force after the Expiry Date.

14 Taxation

14.1 Gross-up

(a) All payments by Lessee under or in connection with the Operative Documents to which Lessee is a party will be made without offset or counterclaim, free and clear of and without deduction or withholding for or on account of any Taxes (other than Taxes that Lessee is compelled by law to deduct or withhold).

(b) All Taxes in respect of payments under the Operative Documents shall be for the account of Lessee.

(c) If Lessee is compelled by law to make payment to an Indemnitee under or in connection with the Operative Documents subject to any Tax and such Indemnitee does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under the Operative Documents, Lessee will pay all necessary additional amounts to ensure receipt by such Indemnitee of the full amount provided for under the Operative Documents.

14.2 Tax Indemnity

(a) Lessee will on demand pay and indemnify each Tax Indemnitee against all Taxes (other than Non-Indemnified Taxes) levied or imposed against or upon such Tax Indemnitee and relating to or attributable to Lessee, the Operative Documents or the Leased Property directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, subleasing, purchase, Delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence, Redelivery or return of the Aircraft or any part thereof or any Rent, receipts, insurance proceeds, income or other amounts arising therefrom.

(b) If any Tax Indemnitee shall, based upon its own reasonable interpretation of any Applicable Laws or regulations, realise any Tax savings (by way of refund, deduction, credit or otherwise) in respect of any amount with respect to which Lessee will have made a payment (or increased payment) pursuant to Section 14.1, 14.3 or 14.5 or shall have indemnified such Tax Indemnitee pursuant to Section 14.1(a), or in respect of the occurrence or transaction which gave rise to such payment or indemnification, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment made by Lessee, then such Tax Indemnitee shall, to the extent that it can do so without prejudice to the retention of the relevant savings and subject to Lessee’s obligations to repay such amount to such Tax Indemnitee if the relevant savings are subsequently disallowed or cancelled, pay to Lessee such amount as such Tax Indemnitee shall in its reasonable opinion have concluded to be the amount of such Tax savings (together with, in the case of a refund, any interest received thereon); provided, that such Tax Indemnitee shall not be obliged to make any payment to Lessee pursuant to this Section 14.2(b) to the extent that the amount of any Tax savings

Exhibit 10.3

Execution Copy

in respect of which such payment is to be made would exceed the aggregate amount of all prior payments made by Lessee to, on behalf of or as indemnification of such Tax Indemnitee under this Agreement for Taxes less the amount of all prior payments made pursuant to this Section 14.2(b) in respect of such Tax savings. Lessee acknowledges that nothing contained in this Section 14.2(b) shall interfere with the right of any Tax Indemnitee to arrange its tax affairs in whatsoever proper manner it thinks fit (or give Lessee any right to investigate, or impose any obligation on any Tax Indemnitee to disclose, the same) and, in particular, no Tax Indemnitee shall be under any obligation to claim any Tax savings in priority to any other savings available to it.

14.3 Value Added Tax

(a) For the purposes of this Section 14.3, “VAT” means value added tax and any goods and services, sales or turnover tax, imposition or levy of a similar nature, penalties, fines, surcharges and interest thereon and additions thereto and “supply” includes anything on or in respect of which VAT is chargeable.

(b) Lessee will pay each Tax Indemnitee or the relevant taxing authority the amount of any VAT chargeable in respect of any supply for VAT purposes under the Operative Documents.

(c) Each amount stated as payable by Lessee under the Operative Documents is exclusive of VAT (if any), and if VAT is payable in respect of any amount payable by Lessee under the Operative Documents, Lessee will, pay all such VAT and shall indemnify each Tax Indemnitee against any claims for the same, and where appropriate Lessee will increase the payments that would otherwise be required to be made under the Operative Documents so that such Tax Indemnitee is left in the same position as it would have been had no VAT been payable. Lessee will provide evidence to Lessor, if available, in respect of payment of any VAT paid by Lessee with respect to the Operative Documents.

14.4 Operational Taxes

As between Lessor and Lessee and on the basis that this Section 14.4 shall not apply to any fees, expenses, charges or other costs or Taxes that are the subject of another specific provision of the Operative Documents, Lessee will be responsible for all fees, expenses, charges and other costs related to the use, operation and maintenance of the Leased Property, and shall promptly pay:

(a) all license and registration fees, Taxes (other than Non-Indemnified Taxes), Flight Charges and other amounts of any nature imposed by any Government Entity that are imposed on Lessee or for which Lessee is responsible under the Operative Documents with respect to the Aircraft, including the purchase, ownership, Delivery, leasing, possession, use, operation, Redelivery, return, sale or other disposition of the Aircraft;

(b) all rent, fees, charges, Taxes (other than Non-Indemnified Taxes) imposed on Lessee and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time during the Term; and

Exhibit 10.3

Execution Copy

(c) all sums due by Lessee to any relevant ATC/Airport Authority in respect of all aircraft (including the Aircraft) operated by Lessee before such sums become overdue and in default.

14.5 Taxation of Indemnity Payments

(a) If and to the extent that any sums payable to any Tax Indemnitee by Lessee under the Operative Documents by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Tax Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Tax Indemnitee for the cost incurred by it to a third party (including any taxation authority), Lessee will pay to such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied, leave such Tax Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the Overdue Rate in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

(b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to any Tax Indemnitee but paid by Lessee to any Person other than such Tax Indemnitee are treated as taxable in the hands of such Tax Indemnitee, then Lessee will pay to such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied, indemnify such Tax Indemnitee to the same extent as it would have been indemnified in the absence of such liability, together with interest on the amount payable by Lessee under this Section 14.5(b) at the Overdue Rate in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment)

14.6 Forms

On or before the Delivery Date and from time to time thereafter as reasonably requested by Lessee, Lessor shall provide to Lessee a true, complete, and accurate Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, or W-8EXP (or applicable similar or successor forms) (each a “Tax Form”), evidencing that Lessor is entitled under Applicable Law to receive Rent, interest, fees, indemnities and other amounts payable to Lessor by Lessee pursuant to this Lease and the other Operative Documents without withholding of any United States federal withholding Taxes. If any Internal Revenue Service form delivered by Lessor pursuant to this Section 14.6 becomes inaccurate, or if any other Internal Revenue Service form is required in connection with payments to be made under this Lease and is reasonably requested by Lessee, Lessor shall deliver to Lessee a replacement and any additional Internal Revenue Service forms (or applicable similar or successor forms) accurately stating such person’s status for U.S. federal withholding tax purposes and, unless such person is unable to do so because of a change in Law after the Delivery Date, evidencing the right of such person to receive such payments under this Lease and the other Operative Documents without withholding of U.S. federal withholding Tax.

15 Insurance

15.1 Insurances

Exhibit 10.3

Execution Copy

Lessee will, at its cost and expense, maintain in full force and effect during the Term insurances in respect of the Aircraft in form and substance reasonably satisfactory to Lessor (the “Insurances”) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as are usual and customary in the worldwide aviation insurance marketplace for major international air carriers operating similar equipment who are similarly situated with Lessee. The Insurances will be effected either:

(a) on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriters approved by Lessor, or

(b) with a single insurer or group of insurers approved by Lessor (acting reasonably) who does not retain the risk, but effects substantial reinsurance in the leading international insurance markets and through reinsurance brokers of recognised standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured.

15.2 Requirements

Lessor’s current requirements as to Insurances are as specified in this Section 15 and in Schedule 4. Except for the amount of the Agreed Value, the Minimum Liability Coverage and the deductible under Lessee’s hull and war risk insurance policies, Lessor may from time to time stipulate such other requirements for the Insurances as Lessor reasonably considers necessary to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type as the Aircraft and in relation to operators of similar standing to Lessee.

15.3 Insurance Covenants

Lessee will:

(a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part that may from time to time be imposed by the laws of the State of Registration or any jurisdiction to, from, in or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and, in particular, those requirements compliance with which is necessary to ensure that:

(i) the Aircraft does not become subject to detention or forfeiture;

(ii) the Insurances remain valid and in full force and effect; and

(iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

(b) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

(c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission that:

Exhibit 10.3

Execution Copy

(i) invalidates or may reasonably be expected to invalidate the Insurances;

(ii) renders or may reasonably be expected to render void or voidable the whole or any part of any of the Insurances; or

(iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

(d) not take out without the prior written approval of Lessor any insurance in respect of the Aircraft other than those of the type required under this Agreement unless relating solely to hull total loss, business interruption, engine break-down, profit commission and/or deductible risk;

(e) provide to Lessor and the Security Trustee (if applicable) copies of those documents evidencing the Insurances which Lessor and the Security Trustee (if applicable) may reasonably request;

(f) on request, provide to Lessor evidence that the Insurance premiums have been paid;

(g) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

(h) be responsible for any deductible under the Insurances; and

(i) provide any other insurance related information, or assistance, in respect of the Insurances as Lessor may reasonably request.

15.4 Renewal of Insurances

Lessee will commence renewal procedures at least 30 days prior to the expiration of any of the Insurances and provide to Lessor and the Security Trustee (if applicable):

(a) if requested by Lessor, a written status report of renewal negotiations 14 days prior to each expiration date;

(b) written confirmation of completion of renewal prior to each expiration date; and

(c) a certificate of insurance and broker’s letter of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers’ agreement to the specified insurance requirements of this Agreement within 7 days after each renewal date.

15.5 Failure to Insure

If Lessee fails to maintain the Insurances in compliance with this Agreement:

(a) Lessee will immediately ground the Aircraft and shall keep it grounded until such time as the Insurances shall again be in full force and effect;

(b) Lessee will immediately notify Lessor and the Security Trustee (if applicable) of the non-compliance of the Insurances with the requirements of this Agreement, and

Exhibit 10.3

Execution Copy

Lessee will provide Lessor with full details of all steps that Lessee is taking or proposes to take in order to remedy such non-compliance; and

(c) each of the Indemnitees will be entitled but not obligated (without prejudice to any other rights of Lessor under this Agreement):

(i) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including to effect and maintain an “owner’s interest” policy) as it considers appropriate, and any sums so expended by it will become immediately due and payable by Lessee to Lessor on demand (such demand being made as soon as reasonably practicable following the incurring of such expenditure), together with interest thereon at the Overdue Rate from the date of expenditure by it up to the date of reimbursement by Lessee (before and after any judgment); and

(ii) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its reasonable satisfaction.

15.6 Continuing Insurance for Indemnity

(a) Lessee will effect and maintain aviation products legal liability insurance after a Transfer or the Expiry Date with respect to its liability under the indemnities in Section 13 for 2 years, or until the next scheduled C-Check (or its equivalent), whichever is earlier, providing for each Indemnitee to be named as an additional insured pursuant to the provisions of the airline finance/lease contract Endorsement AVN99.

(b) Lessee’s obligation under this Section 15.6 shall not be affected by Lessee ceasing to be lessee of the Aircraft or any of the Indemnitees ceasing to have any interest in respect of the Aircraft, and upon a Transfer pursuant to Section 21.2, Lessee will continue to name the Indemnitees as additional insureds under the Insurance policies covered by Schedule 4 for 2 years, or until the next scheduled C-Check (or its equivalent), whichever is earlier, after the Transfer date.

15.7 Application of Insurance Proceeds

As between Lessor and Lessee, and except to the extent otherwise required pursuant to the provisions of the airline finance/lease contract Endorsements AVN67B and AVN67B (Hull War) adopted by the Lloyd’s Aviation Underwriter’s Association (or any successor endorsements), if applicable:

(a) All insurance payments, up to the Agreed Value, received as the result of a Total Loss occurring during the Term will be paid to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a specified Financing Party).

(b) All insurance proceeds in respect of any damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss and involving insurance proceeds in excess of the Damage Notification Threshold will be paid to Lessor (unless or until Lessor notifies Lessee that said payments should be made

Exhibit 10.3

Execution Copy

to a specified Financing Party) such payment to be applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor and such specified Financing Party being reasonably satisfied that the repairs or replacement have been or will be effected in accordance with this Agreement. Insurance proceeds in amounts less than the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining will be paid to or may be retained by Lessee.

(c) All insurance proceeds in respect of third party liability will be paid to the relevant third party.

(d) Notwithstanding Sections 15.7(a) and 15.7(b), if at the time of the payment of any such insurance proceeds a Material Default or Event of Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Financing Party) to be applied toward payment of any amounts that may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect. If Lessee remedies any such Material Default or Event of Default to the reasonable satisfaction of Lessor, then Lessor will procure that all such insurance proceeds then held by Lessor or any Financing Party, as the case may be, in excess of the amounts (if any) applied by Lessor or any Financing Party, as the case may be, in accordance with this Section 15.7(d) will be paid to Lessee.

15.8 Aggregate Limits

If any of the Insurances is subject to an annual aggregate yearly or other periodic limit, and, by reason of any claims made thereunder during the course of a year or other period in respect of any property subject to such policy, the aggregate amount of coverage available thereunder in respect of the balance of such year or other period shall have been reduced:

(a) Lessee will forthwith notify Lessor of the amount of any such claim; and

(b) Lessee will not operate the Aircraft during the balance of such year or other period either (i) without the prior written consent of Lessor or (ii) until Lessee has increased forthwith upon request of Lessor the aggregate limit under the relevant policy for such year or other period to such amount as Lessor may reasonably require.

15.9 Installation of Third Party Engines

If Lessee installs an engine not owned by Lessor on the Aircraft, either (a) Lessee’s hull insurance on the Aircraft will automatically increase to such higher amount as is necessary in order to satisfy both Lessor’s requirement to receive the Agreed Value if a Total Loss and the amount required by the third party engine owner or (b) separate additional insurance on such engine will attach in order to satisfy separately the requirements of Lessee as such third party engine owner.

15.10 Form LSW555D Exclusions

Exhibit 10.3

Execution Copy

In this Section 15.10, the term “Uninsured Risks” shall mean the matters set out in the exclusions to form LSW555D (or any successor provision approved by Lessor) for chemical or biological weapons, so called “dirty bombs” and electromagnetic pulse weapons. Lessee undertakes that if cover in respect of the Uninsured Risks is, or becomes, available in the London insurance markets or elsewhere at commercially reasonable rates (having reference to the extent to which such cover is commonly taken by first class international airlines) it will, if requested by Lessor, obtain and maintain, or cause to be obtained and maintained, insurance cover for the Uninsured Risks to the fullest extent available in the leading international insurance markets.

16 Events of Loss

16.1 Total Loss Before Delivery

If a Total Loss occurs before Delivery, this Agreement will immediately terminate and neither party will have any further obligation or liability under this Agreement except as expressly stated herein.

16.2 Total Loss After Delivery

(a) If a Total Loss occurs after Delivery, Lessee will pay the Agreed Value to Lessor (or any Financing Party designated by Lessor) on the earlier of:

(i) 3 Business Days following the date of receipt by Lessee of the insurance proceeds payable as a result of the Total Loss; or

(ii) the 90th day after the Total Loss Date

(the “Settlement Date”),

For the avoidance of doubt, the Agreed Value of the Aircraft will be payable pursuant to this Section 16.2 when a Total Loss of the Airframe occurs even if there has not been an Engine Loss of an Engine or Engines.

(b) The receipt by Lessor or any Financing Party (on behalf of Lessor) of the insurance proceeds in respect of the Total Loss on or prior to the Settlement Date shall discharge Lessee from its obligation to pay the Agreed Value to Lessor pursuant to this Section 16.2, provided such proceeds are not less than the Agreed Value. If the insurance proceeds are paid initially to Lessee and not to Lessor or any Financing Party designated by Lessor, they may be retained by Lessee if Lessee will have paid the Agreed Value to Lessor or any Financing Party (on behalf of Lessor); otherwise Lessee will pay the Agreed Value to Lessor or any Financing Party (on behalf of Lessor) not later than 3 Business Days following receipt by Lessee of such proceeds. If Lessee pays the Agreed Value to Lessor or any Financing Party (on behalf of Lessor) in accordance with this Section 16.2 and provided no Event of Default has occurred and is continuing, Lessor will promptly assign to Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Total Loss to the extent that such proceeds shall not have been paid to Lessee.

Exhibit 10.3

Execution Copy

(c) Subject to the rights of any insurers or other third parties, upon irrevocable payment in full to Lessor or any Financing Party (on behalf of Lessor) of the Agreed Value and all other amounts that may be or become payable to Lessor under the Operative Documents to which Lessee is a party, Lessor will without recourse or warranty (except as to the absence of Lessor Liens), and without further act, be deemed to have transferred to Lessee all of Owner’s rights to any Engines or Parts not installed when the Total Loss occurred, all on an “as-is where is” basis, and shall, at Lessee’s expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence the transfer and the vesting of Owner’s rights in such Engines and Parts in Lessee, free and clear of all rights of Owner and any Lessor Liens.

16.3 Engine Loss

(a) Upon the occurrence of an Engine Loss in circumstances in which there has not also occurred a Total Loss (including, for the avoidance of doubt, at a time when the Engine is not installed on the Airframe), Lessee will give Lessor written notice promptly upon becoming aware of the same and shall, within 90 days after the Engine Loss Date, convey or cause to be conveyed to Owner free and clear of all Security Interests (except Permitted Liens), as replacement for such Engine, title to a replacement engine that is in the same or better operating condition, and has the same or greater value and utility, as the lost Engine (assuming the lost Engine was, immediately before the Engine Loss, in the condition required by this Agreement); LLPs in the replacement engine shall not have less life remaining than the LLPs in the Engine being replaced; and that complies with the conditions set out in Section 12.2(a). If Lessee has been unable to locate a suitable replacement within such 90-day period, Lessee will pay any insurance proceeds received (or any future amounts once received) in respect of the Engine which suffered an Engine Loss to Lessor on the 90th day, which amount Lessor will hold in trust for Lessee until Lessee acquires a suitable replacement engine and transfers title thereto to Owner in accordance with the terms hereof.

(b) Lessee will at its own expense take all such steps and execute, and procure the execution of, a full warranty bill of sale covering such replacement engine, a supplement to this Agreement adding such replacement engine to the Leased Property and all such other agreements and instruments that are necessary to ensure that title to such Engine passes to Owner free and clear of all Security Interests (except Permitted Liens) and is subject to the Security Interest created by any Financing Security Document and such replacement engine becomes an “Engine”, all according to Applicable Laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor’s reasonable satisfaction (including the provision, if required, to Lessor of one of more legal opinions if title to the replacement engine occurs while the replacement engine is located in a jurisdiction other than the United States) that title has so passed to Owner and is subject to the Security Interest created by any Financing Security Document.

(c) Upon compliance with the foregoing title transfer provisions, the leasing of the replaced Engine that suffered the Engine Loss shall cease and title to such replaced Engine shall (subject to any salvage rights of insurers) vest in Lessee free of Lessor Liens and Lessor shall provide a bill of sale evidencing such transfer of title if required by Lessee. If Lessor or any Financing Party has received of

Exhibit 10.3

Execution Copy

subsequently receives any insurance proceeds relating to such Engine Loss, Lessor will promptly remit such proceeds, or cause such proceeds to be remitted, to Lessee.

(d) No Engine Loss with respect to any Engine that is replaced in accordance with the provisions of this Section 16.3 shall result in any decrease in Basic Rent, Supplemental Rent or the Agreed Value.

16.4 Damage or Incident Not Constituting a Total Loss

Following the occurrence of any damage to the Aircraft, any Engine or any Part that does not constitute a Total Loss or an Engine Loss and where the potential cost of repair may reasonably be expected to exceed the Damage Notification Threshold, Lessee will take the following actions:

(a) Lessee will consult with, and comply with, all reasonable instructions of Lessor which instructions not to be unreasonably withheld or delayed with respect to the accomplishment of repairs;

(b) Lessee will obtain Lessor’s consent which consent not to be unreasonably withheld or delayed prior to agreeing any repair workscope or seeking Manufacturer approval in connection with any such repairs; and

(c) Lessee will obtain a written certification reasonably satisfactory to Lessor from all relevant Manufacturers as to the accomplishment of repairs.

16.5 Requisition

During any requisition for use or hire of the Aircraft, any Engine or any Part that does not constitute a Total Loss:

(a) the Basic Rent, Additional Rent and Supplemental Rent payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

(b) so long as no Material Default or Event of Default has occurred and is continuing, Lessee will be entitled to any compensation payable by the requisitioning authority in respect of the Term;

(c) Lessee will, as soon as practicable after the end of any such requisition (with the Term being extended if and to the extent that the period of requisition continues beyond the Scheduled Expiry Date), cause the Aircraft to be put into the condition required by this Agreement; and

(d) Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change; provided, that, if any Material Default

Exhibit 10.3

Execution Copy

or Event of Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under this Agreement.

17 Disclaimers

17.1 Exclusion

UPON EXECUTION OF THE CERTIFICATE OF DELIVERY BY LESSEE, THE AIRCRAFT IS ACCEPTED BY LESSEE “AS IS, WHERE IS, WITH ALL FAULTS”, AND LESSEE AGREES AND ACKNOWLEDGES THAT EACH INDEMNITEE WILL HAVE NO LIABILITY IN RELATION TO, AND NO INDEMNITEE HAS MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING:

(a) THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE; OR

(b) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR’S NEGLIGENCE, ACTUAL OR IMPUTED; OR

(c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

17.2 Lessee’s Waiver

LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND EACH INDEMNITEE, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF EACH INDEMNITEE AND ALL CLAIMS AGAINST ANY INDEMNITEE HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF ANY OF THE MATTERS DISCLAIMED IN SECTION 17.1 OR OUT OF THE CONDITION, OPERATION OR PERFORMANCE OF THE AIRCRAFT.

17.3 Lessee’s Confirmation

LESSEE CONFIRMS THAT IT IS IN THE BEST POSITION OF ANY PERSON TO JUDGE THE AIRWORTHINESS, DESCRIPTION, CONDITION AND OPERATION OF THE AIRCRAFT AND IT IS FULLY AWARE OF THE PROVISIONS OF THIS SECTION 17 AND ACKNOWLEDGES THAT BASIC RENT, SUPPLEMENTAL RENT AND ALL OTHER AMOUNTS PAYABLE BY LESSEE UNDER THIS AGREEMENT HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

17.4 Conclusive Proof

Exhibit 10.3

Execution Copy

DELIVERY BY LESSEE TO LESSOR OF THE CERTIFICATE OF DELIVERY WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTS ARE SATISFACTORY TO LESSEE, IN COMPLIANCE WITH THE CONDITIONS SET OUT IN Schedule 2, AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE HEREUNDER WITHOUT ANY RESERVATIONS WHATSOEVER.

17.5 Manufacturer

Nothing in this Section 17 or elsewhere in this Agreement will be deemed to be a waiver by Lessee of any rights it may have against Manufacturer, Engine Manufacturer or any supplier or manufacturer of a Part.

18 Redelivery

18.1 Redelivery of Leased Property

(a) On the Scheduled Expiry Date or upon earlier termination of the leasing of the Leased Property under this Agreement, Lessee will, unless a Total Loss has occurred, at its expense, return and redeliver the Leased Property to Lessor at the Redelivery Location in accordance with the procedures and in the condition described in Schedule 3 free and clear of all Security Interests and Permitted Liens (other than Lessor Liens);

(b) Redelivery of the Leased Property in the condition set out in this Section 18 and Schedule 3 at the Redelivery Location is of the essence of this Agreement and if the Leased Property is not returned as provided herein, Lessor may obtain a court order requiring Lessee to return the Leased Property in accordance with the provisions hereof. In addition, and without waiving or limiting Lessor’s right to obtain such court order, if Lessee does not return the Leased Property to Lessor for any cause on the date of the expiration or termination of the Term, or does not return the Leased Property to Lessor in the condition set out in this Section 18 and Schedule 3, then the obligations of Lessee under this Agreement shall continue pursuant and subject to the terms and conditions set out in Schedule 3, and such continued lease shall not be considered a renewal of the terms of this Agreement or a waiver of any right of Lessor hereunder.

19 Events of Default

19.1 Events of Default

Each of the following events will constitute an Event of Default and a repudiation of this Agreement by Lessee:

(a) Non-payment: Lessee (i) fails to pay the Agreed Value and all other amounts required under Section 16.2 by no later than the Settlement Date, (ii) fails to make any payment of Basic Rent, Security Deposit or Supplemental Rent within 3 Business Days following the date on which such payment is due, or (iii) fails to pay any other amount payable by it under this Agreement within 5 Business Days after such amounts are due; or

Exhibit 10.3

Execution Copy

(b) Material Covenants:

(i) Lessee fails to rectify the non-compliance of the Leased Property with the conditions of Section 18 or redeliver the Leased Property to Lessor in accordance with Schedule 3;

(ii) Lessee fails to maintain in full force and effect any insurance required to be maintained under Section 15;

(iii) Lessee voluntarily transfers possession of the Airframe or any Engine to another Person other than as permitted by this Agreement; or (iv) the Aircraft’s certificate of airworthiness or any airline license, air transport license, or other permit, certificate or license required for the conduct of Lessee’s business is withheld, revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and effect, or is otherwise modified or restricted in a manner which impedes or obstructs Lessee’s ability to perform its obligations hereunder; or

(c) Breach: Lessee fails to comply with any other provision of this Agreement and, if such failure is, in the reasonable opinion of Lessor, capable of remedy, the failure continues for 15 days after written notice from Lessor, provided, that if such failure cannot reasonably be remedied within such 15 day period and Lessee diligently undertakes all necessary remedial action, the 15 day period shall be extended for a reasonable number of days necessary to cure such failure (not to exceed a period of 45 days from the date of such breach); or

(d) Representation: any representation or warranty made (or deemed to be repeated) by Lessee in the Operative Documents to which it is a party or in any document or certificate furnished to Lessor by Lessee pursuant to or in connection with the Operative Documents to which it is a party is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

(e) Cross Default:

(i) any Financial Indebtedness of Lessee for an amount in excess of $10,000,000 is not paid when due and any applicable grace period shall have expired;

(ii) any judgment, award or order is made against Lessee for an amount in excess of $5,000,000 or more (or its equivalent in other currencies) that is not stayed or complied with or for which an adequate bond has not been provided as soon as practicable and in any event by the earlier of (A) the time required under such judgment, award or order and (B) 30 days from the day of such judgment, award or order; or

(iii) any Other Lease Event of Default has occurred and is continuing; or

(f) Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement, including any authorization required by Lessee of, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of

Exhibit 10.3

Execution Copy

the Operative Documents or the performance by Lessee of its obligations under the Operative Documents is modified, withheld, revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and effect unless such circumstance is capable of remedy and is remedied within thirty (30) days of the earlier of Lessor giving Lessee notice of such circumstance and Lessee becoming aware of such circumstance; provided that if any of the events foregoing events could be expected to have a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents or on Lessor’s, Beneficial Owner’s, Owner’s, or any Financing Party’s respective rights, title and interest to and in the Aircraft or under the Operative Documents or the Financing Documents any such event shall be an immediate Event of Default; or

(g) Insolvency:

(i) Lessee is, or is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or to be insolvent;

(ii) Lessee admits its inability to pay its debts generally as they fall due; or

(iii) Lessee suspends making payments on all or any class of its debts or announces an intention to do so; or

(iv) a moratorium is declared in respect of any of its indebtedness; or

(v) Lessee is, or is deemed for the purposes of any Applicable Law to be in any similar Applicable Law process not described in Section 19.1(g)(i) to 19.1(g)(v); or

(h) Bankruptcy and Similar Proceedings:

(i) Lessee shall consent to the appointment of a receiver, trustee, examiner, administrator or liquidator for itself or for a substantial part of its property; or

(ii) Lessee shall admit in writing its inability to pay its debts generally as they become due, or Lessee shall make a general assignment for the benefit of creditors; or

(iii) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any laws dealing with bankruptcy, insolvency, moratorium or creditors’ rights generally any or all of which are hereinafter referred to as “Bankruptcy Laws”, or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition or answer consent to or fail to oppose the seeking of relief under the provisions of any Bankruptcy Laws; or

(iv) any order, judgment or decree is entered by a court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee or a substantial part of its property, or ordering a substantial part of Lessee’s property to be sequestered, is instituted or done with the consent of Lessee

Exhibit 10.3

Execution Copy

or, if instituted by another Person, the order, judgment or decree is not dismissed, remedied or relinquished within 30 days; or

(v) a petition against Lessee in a proceeding under any Bankruptcy Laws shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Bankruptcy Laws that may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property; or

(vi) any step (including petition, proposal or convening a meeting) is taken by Lessee or any of its creditors with a view to a composition, assignment or arrangement with any creditors of, or the reorganization, rehabilitation, administration, examinership, liquidation, or dissolution of, Lessee, its parent or any of its Affiliates or any other insolvency proceedings involving Lessee, its parent or any of its Affiliates; provided, that with respect to Affiliates to the extent the same would have a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents; or

(i) Other Jurisdiction: there occurs in relation to Lessee any event anywhere which, in the reasonable opinion of Lessor, corresponds with any of those mentioned in Section 19.1(h); or

(j) Suspension of Business: Lessee suspends or ceases (a) to carry on all of its business, or (b) to the extent the same would have a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents, ceases to carry on a substantial part of its business; or

(k) Disposal: Lessee disposes or threatens to dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, other than pursuant to a merger or consolidation as referred to in, and subject to, Section 10.2(b) or for the purpose of any other reorganization or amalgamation the terms of which have received the previous consent in writing of Lessor; or

(l) Rights: the existence, validity, enforceability or priority of the rights of Owner, as owner of the Leased Property, Lessor, as lessor of the Leased Property are challenged by Lessee or any other Person lawfully claiming by or through Lessee; or

(m) Change of Control: a Change of Control occurs other than in accordance with the provisions of Section 10.2(b); or

(n) Delivery: Lessee fails to accept delivery of the Leased Property when validly tendered pursuant to this Agreement by Lessor (provided that Lessor will have satisfied the conditions precedent set out in Section 3.4); or

(o) Adverse Change: any event or series of events occurs which, in the reasonable opinion of Lessor, will have a material adverse effect on the business, financial condition or operations of Lessee (as compared to such financial condition at Delivery) or on the ability of Lessee to comply with its obligations under the Operative Documents or to have a prejudicial effect on Owner’s, Lessor’s or any

Exhibit 10.3

Execution Copy

Financing Party’s rights, title and/or interest in, to or under the Leased Property and/or the Operative Documents; or

(p) Nationalization: all or a material part of the undertakings, rights, assets or revenues of, or shares or other ownership interests in, Lessee are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Government Entity; or

(q) Airport Charges: any Flight Charges owed by Lessee or otherwise owed in respect of the Aircraft shall not be fully paid when due; or

(r) Rights of Owner: the existence, validity, enforceability or priority of the rights of Owner, Lessor, or the rights in relation to the Leased Property are challenged by Lessee or any other person claiming by or through Lessee; or

(s) Arrest: the Aircraft, any Engine or any Part is taken in execution, impounded or otherwise taken from the possession of Lessee by reason of any legal process or any other legal process is levied upon the Aircraft, any Engine or any Part or the Aircraft, any Engine or any Part is arrested or detained in the exercise or purported exercise of any Lien (other than a Lessor Lien) or claim enforceable against the Aircraft, any Engine or any Part and Lessee will fail to provide or to procure the release of the Aircraft, any Engine or any Part within a period of 10 days; or

(t) Conditions Subsequent: any condition subsequent contained in Section 3 is not satisfied on or before the date and in the manner provided therein; or

(u) Repudiation: Lessee repudiates any Operative Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any Operative Document to which it is a party or at any time any of the obligations of Lessee under any Operative Document to which it is a party is not or ceases to be legal, valid, binding and enforceable in accordance with its terms; or

(v) Unlawful: by reason of any default or omission on the part of Lessee, it becomes unlawful for Lessee to perform any of its material obligations under the Operative Documents to which it is a party, or any of the Operative Documents to which it is a party becomes wholly or partly invalid or unenforceable, provided that any such partial invalidity or unenforceability shall only constitute an Event of Default if it has a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents to which it is a party or Owner’s or Lessor’s rights, title and interest in and to the Leased Property or under the Operative Documents.

19.2 Rights

If an Event of Default occurs, and for as long as it shall continue (and without prejudice to any of its other rights under this Agreement or that may arise by operation of Applicable Law):

(a) Lessor may at its option accept such repudiation by Lessee of its obligations under this Agreement;

Exhibit 10.3

Execution Copy

(b) Lessor may at its option by notice to Lessee with immediate effect terminate the leasing of the Leased Property (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

(c) Lessor may at its option proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

(d) Lessor may at its option by written notice to Lessee, require that Lessee immediately cease operating the Aircraft and leave it parked in its then current location, in which case, Lessee’s obligations under this Agreement will continue in full force and effect; and/or

(e) Lessor may, by written notice to Lessee, require Lessee to immediately move the Aircraft to a location designated by Lessor and park the Aircraft there, in which case Lessee’s obligations under this Agreement will continue in full force and effect; and/or

(f) Lessor may at its option either:

(i) take possession of the Leased Property, for which purpose Lessor may enter any premises belonging to, occupied by or under the control of Lessee (for which purpose Lessee hereby grants to Lessor an irrevocable license to the extent permitted by Applicable Law) where the Leased Property may be located, or cause the Leased Property to be redelivered to Lessor at the Redelivery Location (or such other location as Lessor may require), and Lessor is hereby irrevocably authorized and empowered, to the extent permitted by Applicable Law, to direct pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking such action; or

(ii) by serving notice, require Lessee to redeliver the Leased Property to Lessor at the Redelivery Location (or such other location as Lessor may require) in the condition required by Section 18 and Schedule 3; and/or

(g) Lessor, or Owner as the case may be, may sell, lease or otherwise deal with the Leased Property in such manner as Lessor in its absolute discretion considers appropriate; and/or

(h) Lessee will at the request of Lessor take all steps necessary to deregister the Aircraft from the aircraft registry of the State of Registration and export the Aircraft from the country where the Aircraft is for the time being registered or situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement. Lessee hereby irrevocably and by way of security for its obligations under the Operative Documents authorizes and empowers Lessor as its attorney-in-fact and agent (such agency being coupled with an interest), in Lessor’s own name or in the name of Lessee, to execute and deliver any documentation and to do any act or thing required in connection with the foregoing; and/or

Exhibit 10.3

Execution Copy

(i) Lessee and Lessor acknowledge and agree that if the Cape Town Convention is in effect in the State of Registration at the relevant time:

(i) each of the Events of Default set out in Section 19.1 will be deemed to be an event that constitutes a “default” as such term is used in the Cape Town Convention; and

(ii) upon the occurrence of any Event of Default:

(A) Lessor will be afforded all speedy and other relief, rights and remedies specified in the Cape Town Convention as a result of such Event of Default;

(B) all of the rights of Lessor specified in this Section 19.2 will be construed to be “additional remedies” as permitted by the Cape Town Convention which may be exercised by Lessor pursuant to this Agreement subject to the requirements of Applicable Law; and

(j) Lessor may, without notice to Lessee, take all steps as are contemplated by the Cape Town Convention to deregister the Aircraft, export the Aircraft from the State of Registration and, if applicable, discharge the International Interest in respect of the Aircraft, this Agreement and the other Operative Documents from the International Registry.

19.3 Default Payments

If an Event of Default occurs, Lessee will indemnify and pay to Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability that Lessor may sustain or incur directly or indirectly as a result, including:

(a) all unpaid Basic Rent, Additional Rent and Supplemental Rent then due and unpaid in respect of any period prior to return of the Aircraft to Lessor in the condition and otherwise in the manner required under this Agreement;

(b) any loss of profit (calculated on an after-tax basis) suffered by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee on terms as favourable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor is not as profitable (calculated on an after-tax basis) to Lessor as this Agreement would have been but for such Event of Default (and Lessor will be entitled to accelerate all Rent which would have been due from the date of Lessor’s recovery of possession of the Aircraft through the Scheduled Expiry Date);

(c) if the Aircraft is sold prior to Lessor entering into a replacement Lease, any losses suffered by Lessor because the funds arising from a sale or other disposition of the Aircraft are not as profitable to Lessor as leasing the Aircraft in accordance with the terms hereof would have been including the amount (if any) by which (i) the aggregate of (1) the net sale proceeds (calculated by deducting the costs of sale together with the cost of preparing the Aircraft for sale and the repayment of any outstanding indebtedness in relation to the financing of the Aircraft) plus (2) the present value of the anticipated after-tax net income to be derived from such

Exhibit 10.3

Execution Copy

net sale proceeds up to the Scheduled Expiry Date, discounted on a monthly basis using 3.0% per annum as the discount rate, are less than (ii) the aggregate of (1) the anticipated net sale proceeds (computed on the same basis as the net sale proceeds referred to in (i)(1) above), assuming that the Aircraft would have been sold as soon as reasonably practicable following the Scheduled Expiry Date plus (2) the present value of the income that would have been derived from the future Basic Rent and Supplemental Rent payable until the Scheduled Expiry Date, discounted on a monthly basis using 3.0% per annum as the discount rate;

(d) any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount unpaid by Lessee;

(e) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee’s failure to redeliver the Leased Property on the date, at the place and in the condition required by this Agreement; and

(f) any loss, premium, penalty or expense that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor’s financing of the Aircraft.

20 Illegality

(a) If as a result of a change in law or a change in the interpretation of any Applicable Law at any time during the Term (and to the extent the same does not constitute an Event of Default under Section 19.1(v) it is or becomes unlawful in any relevant jurisdiction for any of Lessor or Lessee to perform or give effect to any of their respective obligations or receive any of their respective benefits as contemplated by this Agreement and the other Operative Documents to which it is a party, such circumstance being an “Applicable Circumstance”, then Lessor (in the case of itself) or Lessee (in the case of itself), as the case may be, shall give written notice thereof to the other party with such details as are available to it of the Applicable Circumstance and Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid or mitigate such Applicable Circumstance.

(b) During any such consultation period, if the parties cannot restructure the transaction to avoid or mitigate any Applicable Circumstance described above within a period of 60 days (or such lesser period as may, in the good-faith judgement of Lessor, be required to avoid such unlawfulness, invalidity or illegality and allow for the orderly performance of the remaining obligations under the Operative Documents without Lessee being in breach of its obligations under this Agreement), then Lessor will be entitled to terminate the leasing of the Leased Property under this Agreement by written notice to Lessee, whereupon Lessee will perform its obligations in respect of the return of the Leased Property under Section 18 as if the date so specified by Lessor were the Expiry Date and Lessee will pay all Rent and other sums due and payable by Lessee hereunder up to and including the date of actual return of the Leased Property. If the Applicable Circumstance results directly from an Applicable Circumstance other than in respect of Lessor in Lessor’s state of organization, Lessee will also reimburse

Exhibit 10.3

Execution Copy

Lessor in accordance with Section 19.3, as if each reference therein to an Event of Default were a reference to an Applicable Circumstance.

(c) If Lessor and Lessee agree to a restructuring of the transaction to avoid or mitigate the Applicable Circumstance, each of Lessee and Lessor agrees to do all such acts and things and execute and deliver all such documents (including any amendment of this Agreement or any other Operative Document) as may be reasonably required to effect such restructuring. The cost of any such restructuring shall be borne by Lessee.

21 Assignment, Transfer and Financing

21.1 No Assignment by Lessee

Lessee will not assign or transfer any of its right, title, interests, duties, obligations or liabilities in, to or under the Operative Documents, or create or permit to exist any Security Interest (other than Permitted Liens) over any of its rights under the Operative Documents, and any such purported assignment or grant of a Security Interest shall be void ab initio and of no force or effect. Without limiting the foregoing, if any assignment or transfer prohibited under the foregoing sentence shall be valid by operation of any non-waivable provision of Applicable Law, Lessee will nevertheless remain fully liable for the payment and performance of all of Lessee’s obligations to be paid and performed hereunder as fully and to the same extent as if such assignment had not been effected, without prejudice to the obligations of such assignee.

21.2 Lessor Assignment

Lessor or Beneficial Owner may sell, assign or transfer all or any of its rights under the Operative Documents and in the Leased Property (a “Transfer”) and Lessor or Beneficial Owner, as applicable, will, other than in the case of an assignment for security purposes (which for the avoidance of doubt would not be deemed a Transfer), have no further obligation under the Operative Documents following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement.

(a) In connection with any Transfer, the following conditions shall apply:

(i) Lessor will give Lessee at least 20 days’ prior written notice of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (“Transferee”);

(ii) Transferee will either (1) be an Affiliate of Servicer or (2) be a Person reasonably experienced in aircraft leasing (or Transferee’s rights and powers under this Agreement shall be exercised or serviced on its behalf pursuant to an appropriate management or servicing agreement by a Person having, or having access to, such experience);

(iii) on the Transfer date, Lessor and Transferee shall enter into an agreement or agreements in which Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of, Lessor contained in this Agreement arising on or after the time of the Transfer;

Exhibit 10.3

Execution Copy

(iv) such Transfer shall not violate any Applicable Law;

(v) on the Transfer date, Transferee will have a tangible net worth of at least US$10,000,000 (or be guaranteed by an entity have such net worth);

(vi) Transferee shall not be a commercial airline in direct competition with Lessee;

(vii) in the case of a Beneficial Owner Transfer, Lessee will receive a Beneficial Owner Undertaking substantially in the form or as otherwise agreed by Lessee (acting reasonably) given by the existing Beneficial Owner;

(viii) Transferee shall provide to Lessee a true, complete, and accurate Internal Revenue Service Form W‑9, W‑8BEN, W-8BEN-E, W‑8ECI, or W‑8EXP (or applicable similar or successor forms), duly executed, accurately stating such person’s status for U.S. federal withholding tax purposes, evidencing the right of such person to receive payments under this Lease and the other Operative Documents without withholding of U.S. federal withholding Tax.

(b) Upon any Transfer made by Lessor, Transferee shall be deemed Lessor for all purposes of this Agreement, each reference in this Agreement to “Lessor” shall thereafter be deemed for all purposes to refer to Transferee, and the transferor shall be relieved of all obligations of “Lessor” under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

(c) Upon compliance by Lessor, Beneficial Owner and a Transferee with the terms and conditions of Section 21.2(a), Lessee will at the time of Transfer, at the specific written request of Lessor and with Lessor paying Lessee’s reasonable out-of-pocket costs and expenses:

(i) execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, Lessee and such Transferee, dated the date of such Transfer, consenting to such Transfer, agreeing to pay all or such portion of the Basic Rent, Supplemental Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in the Operative Documents or in any certificate or document furnished by Lessee in connection with the Operative Documents as though such Transferee was the original “Lessor”;

(ii) execute and deliver to Lessor or such Transferee, as appropriate, precautionary Uniform Commercial Code financing statements or amendments reflecting the interests of such Transferee in the Aircraft and the Operative Documents;

(iii) cause to be delivered to Lessor and such Transferee certificates of insurance and broker’s letters of undertaking substantially in the form previously delivered to Lessor pursuant to this Agreement, detailing the coverage and confirming the insurers’ agreement to the specified insurance

Exhibit 10.3

Execution Copy

requirements of this Agreement and listing Lessor and Transferee as additional insureds and Transferee as sole loss payee (subject to other direction by any Financing Party);

(iv) deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times reasonably requested by Lessor in connection with scheduling the timing of the Transfer; and

(v) deliver to Lessor and such Transferee such other related documents as Lessor or such Transferee may reasonably request.

21.3 Financing Parties; Grants of Security Interests

(a) On or before the Delivery Date, and from time to time thereafter, Lessor will advise Lessee in writing of any Financing Parties, and of any Financing Documents relevant to such Financing Parties’ status as Additional Insureds and of any Financing Security Documents providing to any Financing Parties a Security Interest in the Leased Property or Owner’s or Lessor’s right, title and interest in any Operative Documents. On the Delivery Date, pursuant to Section 3.1(d), Lessee will execute and deliver to Lessor the Notice and Acknowledgment.

(b) Without any consent of Lessee, but subject to the protections of Section 21.6, each of Owner and Lessor will be entitled at any time to grant a Security Interest in the Leased Property or its right, title and interest in any Operative Document in replacement of or with a priority senior, equal or subordinate to any previous grant of a Security Interest. In the case of any such grant after Delivery, Lessee will promptly, at the specific written request of Lessor delivered not less than 15 days prior to the date of such assignment, and with Lessor paying all of Lessee’s reasonable out-of-pocket costs and expenses and subject to the provisions of Section 21.6 below:

(i) execute and deliver to Lessor a notice and acknowledgment referring to the new Financing Security Document and otherwise substantially in the form of the Notice and Acknowledgment;

(ii) cause to be delivered to Lessor certificates of insurance and broker’s letters of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers’ agreement to the specified insurance requirements of this Agreement, adding the additional Financing Parties identified by Lessor as additional insureds and, if requested by Lessor, as loss payees; and

(iii) deliver to Lessor and any new Financing Parties such other documents as Lessor may reasonably request.

21.4 Sale and Leaseback by Lessor

In addition to the Transfers and grants of Security Interests permitted by Section 21.2 and 21.3, Lessor will be entitled to transfer its right, title and interests in and to the Leased Property to any Person and lease the Leased Property from such Person (a “Head

Exhibit 10.3

Execution Copy

Lessor”), and in such event Lessor will retain its rights and obligations as “Lessor” under this Agreement.

If such a sale and lease-back by Lessor occurs:

(a) the Head Lessor will meet the requirements for a “Transferee” as defined in Section 21.2(a)(iii);

(b) Lessor will be entitled to assign its rights in this Agreement to such Head Lessor as security for its obligations under the head lease;

(c) the Head Lessor will be entitled to grant to one or more financing parties, purchase money lenders, or to an indenture trustee on behalf of such lenders, a Security Interest covering the Leased Property and the Operative Documents; and

(d) Lessee will execute and deliver to Lessor, such Head Lessor and such secured parties, as appropriate, the documents specified in 21.2(c) and 21.3(b) above, and Lessee will cooperate with Lessor to make such other changes to the Operative Documents, such as including such Head Lessor and such secured parties as additional insureds and “Indemnitees”, as Lessor may reasonably request. Lessor will pay all of Lessee’s reasonable out-of-pocket costs and expenses related to a Transfer pursuant to this Section 21.4.

21.5 Further Acknowledgments

(a) Lessee and Lessor further acknowledge and agree that any Transferee shall in turn have the rights of, and be subject to the conditions to, transfer and grants of Security Interests set out above in this Section 21.

(b) For the purpose of Article 33(1) of the Cape Town Convention and Article XV of the Aircraft Equipment Protocol to the Cape Town Convention, Lessee hereby consents in advance to the transfer of the associated rights and related International Interests in respect of any assignment or sale by Lessor or the granting of any Security Interest by Lessor in accordance with this Section 21. For the avoidance of doubt, no additional consent by Lessee will be required in connection with any such assignment of associated rights and the related International Interests pursuant to the Cape Town Convention.

21.6 Quiet Enjoyment Protection; No Increased Obligations

The rights of Lessee under this Agreement shall be superior to the rights of any Financing Party or Head Lessor, and Lessor will require each Financing Party holding a Security Interest in this Agreement or the Leased Property and each Head Lessor to agree in writing with Lessee that such Financing Party’s and Head Lessor’s rights in and to the Leased Property and/or this Agreement shall be subject to the terms of this Agreement, including to Lessee’s rights to the quiet use, possession and enjoyment provisions contained in this Agreement. Lessor’s obligations to perform the terms and conditions of this Agreement shall remain in full force and effect notwithstanding the creation of any Financing Security Document or head lease. No Transfer, grant of Security Interest pursuant Section 21.3 or sale-leaseback pursuant to Section 21.4 shall cause or result in any increase in or additional obligations, liabilities or costs (including with respect to

Exhibit 10.3

Execution Copy

Taxes) or reduction in any contractual rights of Lessee under this Agreement based on the laws in effect at the time of such Transfer.

22 Governing Law and Jurisdiction

22.1 Governing Law

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law other than Section 5‑1401 and Section 5‑1402 of the New York General Obligations Law.

22.2 Waiver of Jury Trial

LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

22.3 Submission to Jurisdiction

The parties hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, New York City, and each appellate court from any of the foregoing, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. EACH PARTY irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

22.4 Waiver of Immunity

Each party irrevocably waives and agrees not to claim any immunity from suits and proceedings (including actions in rem) and from all forms of execution or attachment to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws.

22.5 Process Agent

(a) Lessee will at all times from the date of this Agreement maintain an agent for service of process in New York. Lessee hereby irrevocably designates, appoints, and empowers Cogency Global Inc. of 122 East 42nd Street, 18th Floor, New York, NY 10168, New York, United States of America as its process agent.

(b) Any writ, judgment or other notice of legal process shall be sufficiently served on Lessor or Lessee if so delivered to such agent at its address. If, for any reason,

Exhibit 10.3

Execution Copy

such agent no longer serves as agent of Lessor or Lessee to receive service of process, Lessor or Lessee will promptly appoint another agent and advise the other party thereof. If Lessee fails to promptly appoint another agent, Lessor may appoint another agent on Lessee’s behalf and advise Lessee thereof.

23 Miscellaneous

23.1 Waivers, Remedies Cumulative

The rights of the parties under this Agreement are cumulative, not exclusive, may be exercised as often as the relevant party considers appropriate and are in addition to its rights under Applicable Law. The rights of the parties are not capable of being waived or amended except by an express waiver of amendment in writing. Any failure to exercise or delay in exercising any such party’s rights will not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any rights of a party will not preclude any other further exercise of that or any other such right and no act or course of conduct or negotiation on such party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

23.2 Delegation

Lessor or any Financing Party may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor or such Financing Party, respectively, in its absolute discretion thinks fit.

23.3 Appropriation

If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine.

23.4 Payment by Lessor

(a) Any obligation of Lessor under this Agreement to pay or release any amount to Lessee is conditional upon:

(i) all amounts then due and payable by Lessee under the Operative Documents and the Other Leases having been paid in full; and

(ii) no Default or Event of Default has occurred and is continuing at the time such payment or release of payment to Lessee is to be made.

(b) Lessor may, in its sole discretion, apply any amounts it is entitled to hold pursuant to this Section 23.4 to the payment of any obligations of Lessee (whether or not matured) pursuant to any of the Operative Documents or Other Leases (and Lessor will be entitled to pay such amount applied to the relevant Affiliate of Lessor, trustee or Servicer, as the case may be).

Exhibit 10.3

Execution Copy

(c) If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and make the application provided for in the preceding sentence on the basis of such estimate, subject to Lessor accounting to Lessee when the obligation is ascertained or liquidated.

23.5 Severability

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

23.6 Remedy

If Lessee fails to comply with any provision of this Agreement, Lessor may (after any applicable grace period), without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or Event of Default, effect compliance on behalf of Lessee.

23.7 Expenses

(a) Lessor and Lessee will each bear their respective expenses (including legal, professional and out-of-pocket expenses) incurred or payable in connection with the negotiation, preparation and execution of the Operative Documents except that Lessee will be responsible for:

(i) all registration and filing fees in connection with the registration of the Aircraft in the State of Registration;

(ii) all fees in connection with the filing and translation of any Operative Document or related document in accordance with this Agreement or any Operative Document; and

(iii) all fees incurred by Lessor for qualifying to lease the Aircraft in Lessee’s jurisdiction;

provided that any such fees that are related to the registration or perfection of any Financing Party’s interests and are pre-approved by Lessor will be borne by Lessor.

(b) Lessee will pay to Lessor, within 5 Business Days of demand, all reasonable expenses (including legal, professional and out-of-pocket expenses) incurred or payable by Lessor in connection with the granting of any waiver or consent under this Agreement so long as such consent or waiver is requested by Lessee.

(c) Lessee will pay to Lessor, within 5 Business Days of demand, all expenses (including legal, survey and other costs) payable or incurred by Lessor in

Exhibit 10.3

Execution Copy

contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor’s rights under the Operative Documents, or in respect of the repossession of the Leased Property provided that, other than where provision for payment of such expenses is made elsewhere in this Agreement, such expenses shall have resulted from or following the occurrence of an Event of Default.

23.8 Time of Essence

The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee’s other obligations under this Agreement that are due on a specified or determinable date will be of the essence of this Agreement (subject always to any applicable grace period).

23.9 Notices

(a) All notices and other communications given under or in connection with this Agreement shall be in writing (including e-mail) and in English and shall be deemed to be received when delivered to the address or e-mail address (if any) specified in Section 23.9(b).

(b) All such notices, requests, demands and other communications shall be sent:

(i) to Lessor at:

UMB Bank, N.A.
6440 S. Millrock Drive, Suite 400
Salt Lake City, UT 84121
Attention: Corporate Trust Department
Email: corptrustutah@umb.com; kasie.nieser@umb.com; deann.madsen@umb.com

With a copy to:

Castlelake Aircraft Holdings (Ireland) Limited
1st Floor, 2 Cumberland Place
Dublin 2
Ireland

Attention: Aviation Legal
Email: contracts@castlelake.com

(ii) to Lessee at:

Global Crossing Airlines, Inc.
PO Box 661240

Miami, FL 33166

Attention: Ryan Goepel, President and CFO

Email: ryan.goepel@globalxair.com

With a copy to:

Exhibit 10.3

Execution Copy

Global Crossing Airlines, Inc.
PO Box 661240

Miami, FL 33166

Attention: Maria Renata Nunez, Internal Counsel

Email: maria.nunez@globalxair.com

or to such other address or e-mail address as shall have been notified by one party to the other in the manner set out in this Section 23.9.

23.10 Sole and Entire Agreement

This Agreement is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Leased Property, and supersedes all previous proposals, agreements and other written and oral communications in relation to that leasing. The terms and conditions of this Agreement can only be varied by an instrument in writing executed by both parties or by their duly authorized representatives.

23.11 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original and, when taken together, all of which shall constitute one and the same Agreement.

23.12 English Language

All documents delivered to Lessor pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

23.13 Further Assurances

Lessee will promptly and duly execute and deliver to Lessor or Security Trustee (if applicable) such further documents and assurances and take such further action as Lessor or Security Trustee (if applicable) may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Operative Documents and to establish and protect Owner’s title to the Leased Property, the interests of any subsequent permitted transferee, the Security Interest of any Financing Party, Lessor’s interest in the Leased Property and Lessor’s rights and remedies created or intended to be created under the Operative Documents.

23.14 Confidentiality

Neither Lessor nor Lessee will, without the other’s prior written consent, communicate or disclose the terms of the Operative Documents or any information or documents furnished pursuant to the Operative Documents (except to the extent that the same are within the public domain other than by a breach of this Section 23.14) to any third party (other than any Financing Party, the Beneficial Owner, the Servicer, any prospective Transferee, any material shareholder in Lessee or creditor of Lessee, Head Lessors, Affiliates, investors, board members, employees, the respective external legal advisers, auditors, other

Exhibit 10.3

Execution Copy

professional advisors, insurance brokers or underwriters or reinsurers of Lessor, Lessee and such parties, and the Airframe Manufacturer and Engine Manufacturer); provided, that disclosure will be permitted, to the extent required:

(a) pursuant to an order of any court of competent jurisdiction; or

(b) pursuant to any procedure for discovery of documents in any proceedings before any such court; or

(c) pursuant to any law or regulation having the force of law or stock exchange rules; or

(d) pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

(e) in order to perfect any assignment of any assignable warranties.

23.15 Section 1110

It is the intention of the parties hereto that this Agreement, to the fullest extent available under Applicable Law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In furtherance of the foregoing, Lessor and Lessee hereby confirm that this Agreement is to be treated as a lease for U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under this Agreement or constitute a representation or warranty by Lessee as to tax consequences.

23.16 Concerning Lessor

UMB Bank, N.A. is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall UMB Bank, N.A. (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor under the Operative Documents; provided, however, that UMB Bank, N.A. (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its wilful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent covenanted or made in its individual capacity or as otherwise expressly provided in the Operative Documents; provided, further, that nothing contained in this Section 23.16 shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice to Lessee by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Leased Property for all purposes without in any way altering the terms of this Agreement or Lessee’s obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust

Exhibit 10.3

Execution Copy

Agreement, but such right may be exercised repeatedly as long as this Agreement shall be in effect.

23.17 Servicer

Pursuant to servicing arrangements between Lessor and Servicer, Servicer shall, inter alia, be able to act as Lessor’s servicing agent for matters related to this Agreement and Lessor may without the consent of Lessee delegate all or part of its rights and obligations to the Servicer. Subject to any notice from Lessor to the contrary, Lessee may communicate with, and respond to any demands, requests or other communications made in accordance with this Agreement by Servicer on behalf of Lessor in respect of matters relating to this Agreement.

[signature page follows]

Exhibit 10.3

Execution Copy

Schedule 1 Description of Leased Property

Part 1 Aircraft Specification

IDENTIFICATION:

Aircraft Manufacturer & Model:	Airbus model A320-233
Serial Number:	4832
Date of Manufacture:	[Insert Date of Manufacture or Date of First Flight Cycle]

WEIGHT DATA:

Maximum Take-off Weight:	______ kgs
Maximum Landing Weight:	______ kgs
Maximum Zero Fuel Weight:	______ kgs
Operating Empty Weight:	______ kgs
Fuel Capacity:	______ kgs
Weight Variant:	______

[AIRFRAME AND INTERIOR EQUIPMENT:

Galleys	______	______
Lavatories	______	______
Stairs	______	______
Passenger Seats (economy)	______	______
Passenger Seats (business)	______	______

ENGINES:

Manufacturer:	International Aero Engines AG (IAE)	International Aero Engines AG (IAE)
Position:	No. 1	No. 2
Model:	V2527E-A5	V2527E-A5
Serial Numbers:	V15934	V15955

APU:

Manufacturer:	______
Model:	______
Serial Number:	______

LANDING GEAR:

Position:	Nose	Left Main	Right Main
Manufacturer:	______	______	______
Part Number:	______	______	______
Serial Number:	______	______	______

Exhibit 10.3

Execution Copy

Part 2 Aircraft Documents

CURRENT CERTIFICATES
A001	Certificate of Airworthiness & Airworthiness Review Certificate	Current Certificate of Airworthiness as provided by the AA (Airworthiness Authority) of the country of registration. .
A002	Certificate of Registration	Certificate of Registration as provided by the AA of the state of registration. If deregistered at request of Lessor, then a copy of such certificate.
A003	Certificate of Airworthiness for Export	If requested by Lessor, Current Export Certificate of Airworthiness as provided by the AA of the state of registration at transition.
A004	Noise Certificate	Noise Limitation Certificate as provided by the AA of the state of registration. If deregistered at request of Lessor, then a copy of such certificate.
A005	Radio Station License	Radio Station License as provided by the AA or radio licensing authority of the state of registration, including installed list of all radio transmitting equipment.
A006	Aircraft De-Registration Confirmation	Copy of Certificate

AIRCRAFT MAINTENANCE STATUS SUMMARIES
B001	Maintenance Checks Performed	Certified listing of Airframe Check / Inspection History / Maintenance Checks performed
B002	Certified Status of Total Time	Certified status of Total Time in Service (Hours and Cycles).
B003	Aircraft Utilisation Report	Aircraft Flight Time Report / Aircraft Log Book / Aircraft utilisation report (as applicable).
B004	Airworthiness Directives	Certified status of Airframe & Appliance (Component) Airworthiness Directives (including AD revision, applicability status and statement as to method of compliance).
B005	Service Bulletins	Certified status of Manufacturer Service Bulletins incorporated or approved for installation (may be included in combined Aircraft Modification Listing).
B006	Engineering Orders / Minor Mods	Certified status of all Airframe Engineering Orders / Minor Mods, including STCs (may be included in combined Aircraft Modification Listing).
B007	STC & Major Mods	Supplemental Type Certificate (STC) & Major MODs

Exhibit 10.3

Execution Copy

B008	LDND

Certified status of compliance with the Airline’s Approved Maintenance Program, including task listing, task source, last done and next due information (LDND) (which shall at minimum comply with the then current revision of the MPD and any unique cross reference from AMP), applicable Instructions for Continued Airworthiness, and any “Out of Phase” inspections, to include supplemental structural inspections (SSIs) or ALS items (Airbus) as applicable, CPCP / ISIP Tasks (if applicable), Certification Maintenance Requirements (CMR), Airworthiness Limitation Items (ALIs)

B009	Certified list of deferred maintenance items

Normally, deferred defects or time limited repairs are not permitted upon redelivery of an aircraft. In situations where this is permitted, a certified list of outstanding defects, and a status of any special inspections must be provided, with details of any time limits. Where this is not permitted, a certified status must be provided confirming that there are no deferred defects or inspections.

B010	Hard Time Components Status

A certified list of the Parts which require replacement or off aircraft maintenance at time intervals specified in the MPD and/or Maintenance Program. The list should be in ATA Chapter order. The list should show by P/N and S/N the Hard Time Event maintenance required, the hard time limit (Flight Hours, Flight Cycles or Calendar Time, as appropriate), last done, next due (TSN, CSN, Date).

B011	Life Limited Airframe Parts Status	Certified status of Life Limited Airframe Parts (if applicable) indicating cycle limit, cycles consumed since new, and cycles remaining.
B012	OCCM List

Certified status of Operator’s defined ‘OC’ On Condition and ‘CM’ Condition Monitoring / Fitted list listing (including applicable Engine components), with detail of applicable airworthiness limitation parameter (maybe included in combined Operator Tracked component Listing).

B013	Certified Incident/Accident Clearance Statement

Certified Incident/Accident Clearance Statement (IATA / AWG format or equivalent) to include Aircraft, Engines, Landing Gear and APU (and if applicable Propeller) covering the period of operation with Lessee.

B014	Certified Map (Dent & Buckle File)

Certified list of all allowable damage on the Aircraft, showing for each allowable damage item, the location, the nature of the allowable damage, the measurement of the allowable damage, a cross reference to the Manufacturer’s allowable damage data as approved by the Type Authority (Airworthiness Certification Authority of the State of Design) (such approval may either be direct approval by the relevant authority or approval via a method approved or accepted by the relevant authority), and the TSN, CSN and Date at time of discovery.

Each allowable damage item should have an item number and this item number should be cross referenced to a drawing of the Aircraft marked with the item number to show the location of the allowable damage.

Exhibit 10.3

Execution Copy

B015	Certified statement of Oil and Fluid types used	Certified statement of Oil and Fluid types used in Aircraft, Engines and APU (may be included in Aircraft status statement).
B016	Certified listing of installed Operator loadable software	Certified listing of installed Operator loadable software including part number and revision date (limited to software that affects the operation and control of the aircraft).
B017	Airline OPS SPEC

Airline OPS SPEC. Evidence of aircraft operational capability (i.e. RVSM, RNP, ETOPS (Includes CMP), Landing Category, MNPS, FANS, FM Immunity, 8.33 Spacing, ADS-B). May include reference to OC/CM Listing, AFM, Modification Listing, Operator’s AMP to substantiate requirement.

B018	Flight Data Recorder Report	Certified Flight Data Recorder report verifying that required parameters are within approved limits (following last commercial flight prior to Redelivery).
B019	Approved Maintenance Programme (AMP)	Approved Maintenance Programme (AMP) summary, including introduction summary pages, and if applicable the MPD to AMP task cross reference table.
B020	Cockpit Voice Recorder report	Certified Cockpit Voice Recorder report verifying that required parameters are within approved limits following last commercial flight prior to Redelivery (EASA Ops (CAT IDE) only requirement)
B022	Fuel and Hydraulic Sampling	Certified statement confirming that the fuel in each tank has been sampled and tested at Redelivery and confirming that no contamination has been found.
B023	Transferrable warranties	Transferrable warranties (Airframe EOL Check, Engine LSV, APU LSV, Gear LSV, Paint) where still active including contract extract indicating warranty provisions

AIRCRAFT MAINTENANCE RECORDS
C001	Aircraft Technical Logs	Minimum of last 3 years, or less if accepted by the Aircraft’s next State of Registry (electronic or analogue format as available)
C002	A Checks	The last complete cycle of ‘A’ Checks (or Operator Check equivalent), including Tally Sheet and CRS (minimum of last 3 years required).
C003	C-Checks	The last complete cycle of ‘C’ Checks (or Operator Check equivalent), including Tally Sheet and CRS.
C004	HMV Structural Check Packages

All Major HMV Structural Check Packages Airframe scheduled (i.e. 6/12 , S4C/S8C etc.), or Operator Check equivalent, including Tally Sheet and CRS (Structural Check Packages maybe included in ‘C’ Check Packages).

C005	Structural Repair Log

Certified listing of internal and external structural repairs & allowable damage, including reference to applicable approved data, time limited items and if applicable instructions for continued airworthiness. DFPs of jobcard, SRM extract, OEM comms, Batch number of materials used etc.

Exhibit 10.3

Execution Copy

C006	Airworthiness Directives DFP

Airworthiness Directive DFP File for each applicable Airframe, Appliance (Component) and Engine AD.

1 A single, complete and current A.D. status list for each of the Airframe, Appliance, Engines, and APU A.D.’s and mandatory Aviation Authority regulations applicable to the Airframe, Engines and APU. This list shall include, but not be limited to:

(i) A.D. number and revision number.

(ii) A.D. title.

(iii) Aircraft serial number, Engine serial number and APU serial number.

(iv) Engineering documentation reference.

(v) Manufacturer’s service bulletin references, cross-references and alternate means of compliance, where appropriate, detailing the SB revision and A.D. part accomplished.

(vi) Specifications of terminated or repetitive status.

(vii) Date of initial accomplishment.

(viii) Date of last maintenance accomplishment, if repetitive or partial.

(ix) Date of terminating action compliance, as applicable.

(x) Disposition (Not Applicable, Complied With or Open).

(xi) The list shall be typed, certified and signed by an authorized quality assurance representative of [the prior operator or] Lessee, as the case may be.

2 All completion documents, of ADs, which shall include prior operator’s / Lessee’s review of non-applicable ADs, Engineering Orders, related engineering drawings, and/or SBs including mechanics sign-offs. If the AD is a repetitive inspection, documentation of the last accomplishment is sufficient. These documents must have the date of accomplishment, the signature of a certified mechanic and/or inspector and the mechanic’s/inspector’s certificate number or the repair station number of the mechanic accomplishing the work. The document must reference the AD number and company authorization which covered the AD. The completion documents shall be separated from the work packages.

If permitted Exemptions or deviations granted by the Aviation Authority or EASA (or equivalent) to prior operator / Lessee, as the case may be, on AD compliance, including copy of exemption request.

C007	Manufacturer’s Service Bulletin DFP	File for each incorporated Manufacturer’s Service Bulletin DFP including copy of SB, and certified maintenance task card including KITS used (maybe included in combined Aircraft Modification File).

Exhibit 10.3

Execution Copy

C008	Engineering Orders / Minor Mods	File for each incorporated Engineering Order’s/ Minor Mods including substantiation data, regulatory approval, copy of accomplishment DFP, including materials and reversal technique.
C009	STC & Major Mods DFP

Supplemental Type Certificate (STC) & Major MODs DFP, Right To Use Letter, Manual supplements, Instructions for Continued Airworthiness and related LDND information (maybe included in combined Aircraft Modification File).

C010	Aircraft Weight Report	Aircraft weight report reflecting current configuration.
C011	Flight Control Balance Status	Original manufacturer data, and if applicable the latest certified maintenance task card.
C012	Last Demonstration Flight Report	Last Demonstration Flight report and relevant Technical Log (refers to end of lease Demonstration Flight if applicable).
C013	Compass Deviation Report	Including certified task card (last performed Operator task card).
C014	Burn Certification

Compliance with FAR 25.853 (or EASA CS 25 / CS 26) for seats, carpets, curtains, interior surfaces including in-combination burn certification (as applicable) (note - burn certificate may be contained in the AIR/ARL or type design / IPC).

CONFIGURATION STATUS
D001	LOPA

Layout of Passenger Accommodation (LOPA) drawing including Seat Part Numbers and PSU configuration, approved by the Type Authority (Airworthiness Certification Authority of the State of Design of the Aircraft) and the AA of the State of Registration. Such approval may either be direct approval by the relevant authority or approval via a method approved or accepted by the relevant authority.

D002	Galley Drawings & Overhaul Manuals	Galley Manufacturer’s drawings of the galley installation and Openings
D003	Emergency Equipment Layout (EEL)

A layout drawing showing the location, description, and Part Numbers of the installed emergency equipment required to comply with the operational regulations of the State of Organization, approved by the AA of the State of Organization and the AA of the State of Registration. Such approval may either be direct approval by the relevant authority or approval via a method approved or accepted by the relevant authority.

D004	Inventory of Loose Equipment	Galley, Cargo bay, fly away kit
D005	Inventory of Avionics Units	List containing manufacturers part and serial number as well as modification level (if applicable)
D006	Electrical Load Analysis

Up to date analysis of the electrical loading on the AC and DC electrical systems of the Aircraft taking into account all modifications (Manufacturer and Operator modifications) accomplished on the Aircraft since manufacture.

Exhibit 10.3

Execution Copy

AIRCRAFT MANUFACTURER RECORDS AS AVAILABLE
E001	Certificate of Airworthiness for Export at Manufacture

 The Export Certificate of Airworthiness provided at manufacture by the AA of the State of Final Assembly of the Aircraft where the country of first registration after manufacture was other than the State of Final Assembly

E002	Airworthiness Directives Report at Manufacture	Report issued by the Manufacturer showing the AD compliance at manufacture.
E003	Manufacturer’s Original Component Fitted Listing	An aircraft inspection report issued by the Manufacturer i.e. Aircraft Inspection Report (Airbus)
E004	Manufacturer’s Repair/Alteration Report/Significant Repair Log	Including concessions
E005	Service Bulletins and Modifications incorporated at Manufacture	Manufacturer report of Service Bulletins and Modifications incorporated at manufacture.
E006	Service Difficulty Reports	(if any) / Delivery Inspection Report (as applicable).
E007	Production Aircraft Test Completion Certificate
E008	Manufacturer Flight Logs	(Hours and Cycles recorded)
E009	Aircraft Historical / Miscellaneous Log	Aircraft Historical / Miscellaneous Log (Boeing).
E010	Manufacturer Report of Landing Gear Life Limited Parts	Manufacturer Report of Landing Gear Life Limited Parts installed at Manufacture including Part Number and Serial Number.
E011	Aircraft Type Certification	Statement of the Aircraft Type Certification.
E012	Aircraft Weighing Report at Manufacture
E013	Certificate of Conformance
E014	Production Flight Certificate
E015	Final Inspection Report
E016	Rigging Brochure	(if applicable to Aircraft type).

Exhibit 10.3

Execution Copy

E017	Certificate of Sanitary Construction	(if applicable).
E018	Detailed Specification / Technical Description	Detailed Specification / Technical Description Document.
E019	Interior Specification
E020	Customer Checklist Document	Customer Checklist Document (if applicable).

ENGINE RECORDS
F001	Engine Manufacturer Delivery Documents	EDS, Logbook, Test Data/Performance Summary, Configuration Listing and SB Status at Manufacture
F002	Certificate of Airworthiness for Export at Manufacture	(if applicable)
F003	Certified statement of Total Time in Service (Hours and Cycles).
F004	Certified status of Engine Airworthiness Directives	Certified status of Engine Airworthiness Directives (including applicability status and statement to method of compliance).
F005	Engine Manufacturer Service Bulletins	Certified status of incorporated Engine Manufacturer Service Bulletins/ Certified status of incorporated Engine Non-Manufacturer modifications including STC’s with applicable regulatory approval.
F006	Certified Life Limited Parts Status

Certified list for each Engine showing all the LLPs (Life Limited Parts) incorporated in the Engine by P/N (Part Number) and S/N (Serial Number), showing the Life Limit of the part for each Thrust Setting, the Hours and Cycles accumulated at each Thrust Setting, and the Hours and Cycles remaining at each Thrust Setting.

F007	Life Limited Part (back-to-birth traceability)

Certified documentation necessary to precisely identify where, when, and with which aircraft operator the accumulated life and previous maintenance in relation to the Life Limited Part occurred since such Life Limited Part (LLP) was new, and includes the following, as applicable: see Lease 1.1 definitions

Exhibit 10.3

Execution Copy

F008	Engine/Module Shop Visit reports

All historical Engine/Module Shop Visit reports, to include:

Release to Service Certificate, AD Status, Service Bulletin Status, LLP Status, Engine Module Configuration Status, Incoming Inspection Report, Outgoing Summary Report of Work Accomplished, Test Cell Report, After Test Cell Borescope Report, Fan Blade Plotting

F009	Trend Data	Condition Monitoring Report (Trend Data) for at minimum the previous six months of in-service operation.
F010	Engine Log Book / Master record of Installation & Removals

A list for each Engine showing the manufacturer’s serial number for each aircraft onto which such Engine has been installed since the Engine was new manufactured. For each installation and removal, the status should show the Date of installation and removal and the TSN and CSN of the Engine and aircraft at installation and removal.

F011	Last Borescope report	The borescope accomplished as part of the Redelivery checks, including video if required by lease
F012	Engine last Test Cell report
F013	Power Assurance Ground Run	Last On-wing Maximum Power Assurance Ground Run (as performed during end of lease maintenance check if applicable)
F014	Certified Engine Incident/Accident Clearance Statement	Certified Engine Incident/Accident Clearance Statement for period of operation with Lessee (IATA / AWG format or equivalent, if not covered by Aircraft ICS in B016)
F015	Certified Power Rating Operation statement	Certified Power Rating Operation statement (including (if applicable) cycles of operation at different thrust ratings) - may be included in Disc Sheet or LLP tracking template.
F016	Specialist Engine Field Repairs	Certified maintenance task cards for Specialist Engine Field Repairs (Topcase repair) since last shop visit (if applicable)
F017	Fan Blade Distribution	Certified maintenance task cards for Fan Blade Distribution (including P/N, S/N, and Moment Weight information)
F018	High Pressure Turbine Blade listing	Certified High Pressure Turbine Blade listing to include TSN/CSN/TSO/CSO.
F019	OEM concessions	Copy of current OEM concessions, if applicable (i.e. Customer Dispatch Record (CDR-GE/CFM), One Time Concession (OTC-PW/IAE) or Technical Variance (TV-RR)).
F020	Engine PMA parts and DER Repairs

Certified statement confirming that no PMA Parts or DER Repairs have been installed or incorporated in the Engine or if Lessor has permitted the use of PMA Parts or DER Repairs, a statement identifying the PMA Parts and DER Repairs that have been installed in the Aircraft and their location within the Aircraft.

APU RECORDS

Exhibit 10.3

Execution Copy

G001	Certified Total Time in Service of APU	(i) Certified Total Time in Service of APU (including current Hours and Cycles) (ii) Certified statement of ratio between Aircraft Hours to APU Hours)
G002	APU Airworthiness Directives	Certified Status of APU Airworthiness Directives (including applicability status and statement to method of compliance).
G003	APU Manufacture Service Bulletins	Certified status of incorporated APU Manufacture Service Bulletins.
G004	APU Log / Master record of Installation & Removals	APU Log / Master record of Installation & Removals
G005	All APU Shop Visit Reports	All APU Shop Visit Reports back to last Heavy SV.
G006	Certified Life Limited Parts Listing

Where applicable, summary and supporting records showing the accumulation of APU Hours and APU Starts (as applicable) since new for each Life Limited Part of an APU. The records for each LLP (by LLP part number and serial number) will show back-to-birth traceability.

G007	Operational Performance Test	Operational Performance Test (on-wing) - certified maintenance task card (if applicable).
G008	Last Borescope report	The last report for the on-wing health check. Including video, if required by lease
G009	Certified Incident/Accident Clearance Statement	(IATA / AWG format or equivalent) to include APU covering the period of operation with Lessee.

COMPONENT RECORDS
H001	Hard Time Component EASA F1/ FAA 8130

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from last maintenance activity (or from new if never maintained since new), and Release to Service Certificate for last accomplishment of the specified Hard Time Event maintenance (or from new if the specified Hard Time Event maintenance has never been accomplished since new) and release to service record for installation on the Aircraft. Parts installed on the Aircraft/Engine since the Aircraft/Engine was new, and which have never been removed from the Aircraft/Engine, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft/Engine Manufacturer (e.g. Airbus – Aircraft Inspection Report, CFMI - Engine Data Submittals, IAE – Vital Statistics Log).

Exhibit 10.3

Execution Copy

H002	OCCM/Fitted component EASA F1/ FAA 8130

Release to Service Certificate (FAA 8130-3 or EASA Form 1) from last maintenance activity (or from new if never maintained since new) and release to service record for installation on the Aircraft for all Parts installed within the last 3 years and for Parts installed more than 3 years ago which are in Lessee’s possession on the Aircraft. Parts installed on the Aircraft/Engine since the Aircraft/Engine was new, and which have never been removed from the Aircraft/Engine, may be evidenced by the Fitted Listing provided at manufacture by the Aircraft/Engine Manufacturer (e.g. Airbus - Aircraft Inspection Report, CFMI - Engine Data Submittals, IAE - Vital Statistics Log).

LANDING GEARS
I001	Manufacturer Report of Life Limited Parts	Document supplied by the Landing Gear Manufacturer showing the list of Life Limited Parts installed in each Landing Gear assembly at manufacture.
I002	Last Overhaul EASA F1/ FAA 8130	Of each major Landing Gear Assembly.
I003	Landing Gear Life Limited Parts Status	Certified status of Life Limited Parts of each Landing Gear showing cycle limit, cycles consumed since new, and cycles remaining.
I004	Last Overhaul Shop Report	Last Overhaul Shop Report
I005	Life Limited Part (back-to-birth)

Individual total cycle substantiation data for each Life Limited Part (back-to-birth) (as identified by applicable OEM document) since manufacture. The records for each LLP (by LLP part number and serial number) will show back-to-birth traceability.

I006	Certified Incident/Accident Clearance Statement	Certified Incident/Accident Clearance Statement (IATA / AWG format or equivalent) to include Landing Gear covering the period of operation with Lessee.

MANUALS
J001	Airplane Flight Manual	Latest Revision including any supplements required by Airworthiness Directive or incorporated STC
J002	Wiring Diagram Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J003	Illustrated Parts Catalogue	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J004	Maintenance Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.

Exhibit 10.3

Execution Copy

J005	System Schematics Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J006	Wire List and Hookup charts
J007	Aircraft Operating Manual	Latest Revision
J008	Quick Reference Handbook	Latest Revision
J009	Weight and Balance Manual	Latest Revision
J010	Power Plant Buildup Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J011	Structural Repair Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J012	Engine Maintenance Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J013	Engine Illustrated Parts Manual	Hard copy will not be provided by Lessee to Lessor. To be accessed by Lessee/Lessor via the relevant OEM customer portal.
J014	Master Minimum Equipment List	Latest Revision
J015	Manufacturer’s Maintenance Planning Document
J016	Dispatch Deviation Procedures Guide
J017	Passenger Seat Manuals (CMM & IPC)	Subject to proprietary data restrictions.
J018	Galley/Lav/IFE Manuals

Schedule 2 Delivery

1 Delivery Procedures

1.1 At least 30 days prior to the Scheduled Delivery Date, Lessor will procure that the Leased Property shall be made available to Lessee for inspection (in accordance with Lessor’s rights under the prior operator’s lease agreement) in order to verify that the Leased Property complies with the conditions set out in this Schedule 2 and Aircraft Documents listed in Part 2 of Schedule 1 (the “Pre-Delivery Inspection”).

1.2 Lessee will be entitled to have 2 representatives participate in the prior operator’s demonstration flight provided that the prior operator’s redelivery acceptance flight procedure is acceptable to Lessee, and that Lessee is allowed to have one representative

Exhibit 10.3

Execution Copy

in the cockpit during the flight. If Lessee does not participate in the prior operator’s demonstration flight, an acceptance flight after Delivery will be performed, at Lessee’s expense, using the Airframe Manufacturer’s acceptance flight procedures for a used aircraft or such other procedures acceptable to Lessor and Lessee, and of sufficient duration necessary to accomplish all acceptance flight procedures. Lessor will be responsible for the cost of correcting any discrepancies discovered during such acceptance flight that exceed AMM or Airplane Flight Manual (AFM) allowable limits.

1.3 Prior to Delivery, Lessee may, in conjunction with Lessor’s redelivery from the prior operator, observe a maximum power assurance run of the engines in accordance with the AMM. Any discrepancies found to be outside the AMM allowable limits for an installed engine will be corrected by Lessor at Lessor’s expense.

1.4 Prior to Delivery, Lessee shall witness a complete hot and cold section video borescope inspection of the Engines and APU (performed post demonstration flight by returning lessee in accordance with the AMM) or may elect to receive the borescope inspection report from prior lessee. Lessor will be responsible for correcting any discrepancies that exceed the AMM allowable limits for an installed Engine or APU.

1.5 Lessee shall have the right to witness the post maintenance visit Aircraft systems check to confirm all systems are functional in accordance with their intended purpose per the AMM.

1.6 Lessee shall have the right to have two representatives on-site during the prior operator redelivery check. Lessee will indemnify and hold harmless the Indemnitees from and against any and all liabilities, damages, losses (including costs and expenses incidental thereto) arising by reason of death or injury to any representative or employee of Lessee, arising out of, or in any way connected with the Pre-Delivery Inspection. The Aircraft shall not be operated following completion of the Pre-Delivery Inspection other than in respect of any discrepancy rectification that requires a test flight to verify.

2 General

2.1 The Aircraft will be airworthy and serviceable in accordance with the OEM aircraft maintenance manual (the “AMM”) with no existing condition that exceeds manufacturer’s allowable limits and clean by commercial airline standards.

2.2 The Aircraft will be fresh from the next sequentially due C-Check per the Maintenance Planning Document (“MPD”) prior to Delivery, including all lower level checks, which will be defined as the accomplishment of each task in the then current MPD and be cleared for any tasks that require accomplishment within (a) 7,500 Flight Hours, (b) 5,000 Flight Cycles and (c) 24 months, based upon the intervals for each such task pursuant to the MPD. The Aircraft shall be weighed during such maintenance check.

2.3 The Aircraft will be delivered with Aircraft Documents in the English language and as necessary to be immediately placed on Lessee’s FAA Part 121 Air Operator Certificate. All hard time components and life limited parts installed on the Aircraft shall be accompanied by either an FAA Form 8130.3 or EASA Form 1 serviceable certificate. Any parts provided by Lessor not installed on the Aircraft shall require an FAA Form 8130.3 or EASA Form 1 dual sign off to FAA Part 145.

Exhibit 10.3

Execution Copy

2.4 The Aircraft shall have no leakage of fuel, oil, hydraulic fluid, or water that exceeds allowable limits as set out in the AMM.

2.5 The Aircraft will have installed the full complement of Engines and other equipment, parts and accessories. All systems will be functioning in accordance with their intended use and operating within limits and/or guidelines established by the AMM, the manufacturer and the Aviation Authority. The Aircraft will be fully equipped with galley service items, including one ship set of catering carts.

2.6 The Aircraft will have no temporary repairs. All structural repairs will be (i) permanent category A or B accomplished in accordance with the airframe manufacturer’s approved data for the Aircraft, (ii) certified in accordance with the requirements of the manufacturer and/or the Aviation Authority, and (iii) accompanied by FAA 8100-9s or EASA RDAS, where necessary.

2.7 Except as otherwise provided, the Aircraft will conform to the Aircraft Specifications included in Exhibit A attached to this Agreement.

3 Airworthiness Directives

3.1 The Aircraft will be in compliance with all applicable EASA and FAA ADs which by their term require compliance for 180 days after Delivery will have been accomplished on a terminating action basis, notwithstanding any waiver, deviation or time extension obtained from any Aviation Authority.

3.2 The Aircraft (including each Engine, landing gear, APU, and part) will not have any open, deferred or placarded maintenance items or watch items, nor will they have any flight hour, cycle or calendar time reduced inspection intervals, extensions, waivers or on-watch items. All engine and APU oil consumption will be below AMM limit.

4 Certification Matters

The Aircraft shall have an export certificate of airworthiness issued by the Aviation Authority, and shall be in a condition, and with full supporting documentation, to be eligible to receive a certificate of airworthiness from the FAA for passenger operations and certificate of registration from the FAA.

5 Airframe

5.1 The Aircraft fuselage, including radome, wing to body fairings, wheel well doors, vertical stabilizer and engine cowlings will be prepared including stripping and/or sanding and removal of all special markings and painted white.

5.2 Each time controlled part (excluding APU, Engines and landing gear) will, as applicable, have a minimum time remaining to its next scheduled removal, as a minimum (i) 5,000 Flight Hours, (ii) 3,000 Flight Cycles and (iii) 20 months in accordance with the interval for each such part as specified in the MPD, OEM or vendor requirements, or Aviation Authority documents.

5.3 The cabin will be in a 179/current passenger seat configuration.

Exhibit 10.3

Execution Copy

6 Engines

6.1 Each Engine will be serviceable per all AMM operating limits and capable of full rated performance without limitation through the entire operating envelope. Each Engine will have no more than 15,000 Flight Hours since its last Engine Performance Restoration and have an expected time remaining of at least 5,000 Flight Hours as evidenced by trend data, Lessee’s mean time between removals, and other airworthiness limitation.

6.2 Each Engine LLP will have a minimum 2,500 Flight Cycles remaining to its respective life limit at the titled thrust.

7 APU

The APU will be in serviceable condition, with no discrepancies exceeding AMM limits.

8 Landing Gear

Each landing gear will have a minimum of 24 months remaining, including equivalent flight hour and cycles, to its next due overhaul based upon the landing gear overhaul interval set out in the MPD.

Schedule 3 Redelivery

1 Redelivery Procedures

Exhibit 10.3

Execution Copy

1.1 At least 30 days prior to the Scheduled Expiry Date, Lessee will procure that the Leased Property shall be made available to Lessor and next operator and/or purchaser for inspection in order to verify that the Leased Property complies with the conditions set out in this Schedule 3 and Aircraft Documents listed in Part 2 of Schedule 1 .

1.2 Prior to Redelivery Lessor may observe a maximum power assurance run of the Engines in accordance with the AMM. Any discrepancies found to be outside the AMM allowable limits for an installed engine will be corrected by Lessee subject to the terms of this Agreement.

1.3 Lessor may witness a complete hot and cold section video borescope inspection of the Engines (performed by a third party agreed between Lessee and Lessor) in accordance with the AMM with the sole purpose of determining if Engine has suffered any material damage as a result of Excluded Circumstances (subject to age related normal wear and tear not defined as substantial FOD). Where evidence of such conditions exist, Lessor and Lessee shall discuss in good faith a reasonable compensation value and allow Lessee to buyout of such condition. For the avoidance of doubt, any borescope findings as a result of fair wear and tear other than as a result of Excluded Circumstances shall be accepted.

1.4 Rectification and Non-Compliance

(a) All discrepancies from the conditions set out in this Schedule 3, excluding deviations agreed in Annex 2 to the Certificate of Delivery, revealed during the Redelivery check, including the demonstration flights and ground inspections, will be corrected in accordance with the Airframe Manufacturer’s maintenance and repair manuals. To the extent that, at the time of Final Inspection, the condition of the Leased Property does not comply with the conditions set out in this Schedule 3, excluding deviations agreed in Annex 2 to the Certificate of Delivery, then Lessee will, at the option of Lessor, in its sole and absolute discretion:

(i) immediately rectify the non-compliance and, to the extent the non-compliance extends beyond the Expiry Date, the Term will be automatically extended as contemplated in Section 18.1 of the Lease until the earlier to occur of the date on which the non-compliance has been rectified and the date (if any) on which Lessor notifies Lessee to redeliver the Leased Property in accordance with subsection (ii) below; or

(ii) upon receipt of 5 Business Days’ advance written notice from Lessor, redeliver the Leased Property to Lessor prior to the Leased Property being put in the condition required by Section 17 and this Schedule 3, following which Lessor may have any such non-conformance corrected at such time as Lessor may deem appropriate and at commercial rates then charged by the Person selected by Lessor to perform such corrections, and Lessee will indemnify Lessor on demand for any losses, costs and expenses incurred or suffered by Lessor in relation to any such corrections, with Lessee’s obligation to indemnify such amounts to survive the Expiry Date.

(b) During any extension of the Term pursuant to Section 18.1 of the Lease and subsection (a) above, Lessee will continue to pay Basic Rent to Lessor on demand at the rate of 150% of the monthly Basic Rent, pro-rated on a daily basis for each day until the Leased Property is actually redelivered to Lessor pursuant to

Exhibit 10.3

Execution Copy

subsection (a)(i) or (ii) above, and all other terms and conditions of this Agreement shall remain in full force and effect, provided that the payment by Lessee of such amounts will not constitute a renewal of the terms of this Agreement or a waiver of any of Lessor’s rights under this Agreement and will not give Lessee any rights whatsoever in respect of the Leased Property or any part thereof other than as may be required to enable Lessee to comply with its obligations under Section 17 and this Schedule 3, and Lessee will fully indemnify Lessor on demand against all losses, liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by Lessor in connection with such delayed Redelivery, and provided further that Lessee will not operate, or permit others to operate, the Aircraft after the Expiry Date except for acceptance and ferry flights performed pursuant to this Schedule 3.

1.5 Additional Work

Lessee will endeavour to perform any additional work requests or cause to be performed to the extent it is able, any other work reasonably requested by Lessor properly in advance (and not otherwise required under this Agreement) and Lessor will reimburse Lessee for the Actual Cost of any such work. In addition, Lessee and Lessor will mutually agree as to the impact, if any, of the performance of such additional work either on the earlier-than-anticipated date on which Lessee will need to remove the Aircraft from service in order to perform such additional work or the date on which the Aircraft will be returned. If Lessee and Lessor agree that the Aircraft must be taken out of service earlier than Lessee anticipated in order to perform such additional work or that such work will delay the return of the Aircraft beyond the Expiry Date, the parties will mutually agree upon the number of days that Rent will abate on account of such additional work and any other amounts, if any, payable by Lessor to Lessee on account of additional expenses which Lessee will incur as a result of performing such additional work.

1.6 Assignment of Warranties

At Redelivery, Lessee will assign or novate to Lessor any remaining warranties with respect to the Aircraft as contemplated by sections 6.5 and 6.6.

1.7 Non-Incident/Non-Accident Statement

At Redelivery, Lessee will provide Lessor with Non-Incident/Non-Accident Statements in a form satisfactory to Lessor (i) with respect to the Airframe and (ii) each Engine.

1.8 Maintenance Program

(a) During the 60-day period preceding the Scheduled Expiry Date and upon Lessor’s request, Lessee will provide Lessor or its agent access to the Approved Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft’s integration into any subsequent operator’s fleet. Lessor agrees that it will not disclose the contents of the Approved Maintenance Program to any Person except to the extent necessary to monitor Lessee’s compliance with this Agreement and to bridge the maintenance program for the Aircraft from the Approved Maintenance Program to another program after the Expiry Date.

Exhibit 10.3

Execution Copy

(b) Concurrent with providing the Aircraft Documents for Lessor’s review, Lessee will provide to Lessor a written summary of all sampling programs involving or affecting the Aircraft.

1.9 Acknowledgment

Upon Redelivery, Lessor will deliver to Lessee the Redelivery Certificate.

1.10 Approved Storage

If Lessor so requests, and subject to the availability of the requisite space, Lessee will park and store the Aircraft at the Redelivery Location or at any other suitable facility of Lessee selected by Lessee and approved by Lessor, wherever located (the Storage Location) on behalf of Lessor for a period not exceeding 90 days. During that period the Aircraft shall be at Lessor’s risk (save as to any loss or damage caused by Lessee’s wilful misconduct or gross negligence) and cost, including the cost of ferry flight of the Leased Property from the Redelivery Location to the Storage Location.

1.11 Deregistration

At Lessor’s request, Lessee at its cost will (1) to the extent required, assist with deregistration of the Aircraft from the register of aircraft in the State of Registration, (2) assist with arranging for prompt confirmation of such deregistration to be sent by the registry in the State of Registration to the next country of registration, (3) provide Lessor with certified copies of any customs declaration, waiver, certificate, release or equivalent evidencing the full payment of any duties due by Lessee to the customs authorities in the State of Registration or the Habitual Base or any other applicable jurisdiction and (4) perform any other acts reasonably required Lessor in connection with the foregoing.

1.12 Ferry Flight

Upon Lessor’s request Lessee agrees to ferry the Leased Property after Redelivery from the Redelivery Location or the Storage Location (at Lessor’s cost) as the case may be to a location designated by Lessor; provided Lessee’s pilots are authorized to operate the Aircraft in and to such location.

2 General

2.1 The Aircraft will be serviceable with no existing condition that exceeds AMM limits.

2.2 The Aircraft will not have operated in commercial passenger revenue operation since accomplishment of a redelivery A Check, which will be defined as the accomplishment of each task in Lessee’s FAA approved Maintenance Program that will require accomplishment within (a) 30 calendar day (b) 100 flight hours, and (c) 50 cycles, based upon the intervals for each such Task pursuant to Lessee’s maintenance program. For the avoidance of doubt, the Lessee shall not be required to complete a HMV 6-Year Check, HMV 12-Year Check or C-Check in connection with the accomplishment of such A Check.

2.3 The Aircraft will be delivered with Aircraft placards in the English language.

Exhibit 10.3

Execution Copy

2.4 The Aircraft will have installed the full complement of Engines (except as expressly permitted pursuant to Section 8.5(r)) and other equipment, parts and accessories. All systems will be functioning in accordance with their intended use and operating within limits and/or guidelines established by the AMM, the manufacturer and the Aviation Authority.

3 Airworthiness Directives

The Aircraft will be in compliance with all applicable FAA AD’s (as applicable) which by their term require compliance prior to Redelivery and the date falling 100 flight hours, 50 cycles or 30 days (whichever is applicable) after redelivery, will have been accomplished on a terminating action basis.

4 Certification Matters

The Aircraft shall have an export certificate of airworthiness issued by the Aviation Authority, and shall be in a condition, and with full suite of Aircraft Records provided to Lessee at Delivery and generated by Lessee during the Term, to be eligible to receive a certificate of airworthiness from the FAA for passenger operations and certificate of registration from the FAA.

5 Airframe

5.1 The Aircraft fuselage shall have been properly prepared including stripping (or sanding in the event that less than three coats of paint have been applied) and removal of all special markings and painted white unless otherwise advised by Lessor at least 4 months prior to redelivery.

5.2 Each time controlled part (excluding Engines) will, as applicable, have a minimum time remaining to its next scheduled removal, as a minimum (i) 100 flight Hours, (ii) 50 cycles and (iii) 30 days from redelivery in accordance with the interval for each such part as specified in the MPD.

5.3 The cabin will be in a Lessee passenger seat configuration unless otherwise agreed.

6 Engines

6.1 Subject to the Parties agreement on addressing an Engine that requires Qualified Maintenance, each Engine will be serviceable and have at least 100 flight hours and 50 cycles remaining until its next Engine Performance Restoration, unless failure to meet such return conditions would require repair or an Engine Performance Restoration, Section 8.5 of the Lease shall apply.

6.2 Each Engine LLP will have a minimum 50 cycles remaining to its respective life limit at the titled thrust.

7 APU

The APU shall be serviceable per AMM limits and have sufficient performance to meet all bleed air and electrical power requirements and temperature limitations under load without any operational restriction in accordance with the manufacturer's maintenance manual.

Exhibit 10.3

Execution Copy

8 Landing Gear

Each landing gear will have a minimum of 2 months remaining to its next due overhaul based upon the landing gear overhaul interval set out in the MPD.

9 Inspection Rights

9.1 Prior to redelivery Lessor may observe a maximum power assurance run of the Engines in accordance with the AMM. Any discrepancies found to be outside the AMM allowable limits for an installed engine will be corrected by Lessee subject to the terms of this Agreement, including Section 8.5(r).

9.2 Lessor may witness a complete hot and cold section video borescope inspection of the Engines (performed by a third party agreed between Lessee and Lessor) in accordance with the AMM with the sole purpose of determining if Engine has suffered any material damage as a result of Excluded Circumstances (subject to age related normal wear and tear not defined as substantial FOD). Where evidence of such conditions exist, Lessor and Lessee shall discuss in good faith a reasonable compensation value and allow Lessee to buyout of such condition. For the avoidance of doubt, any borescope findings as a result of fair wear and tear or other than Excluded Circumstances shall be accepted.

Schedule 4 Insurance Requirements

1 The Insurances required to be maintained are as follows:

(i) HULL “ALL RISKS” of loss or damage while flying and on the ground with respect to the Aircraft for the Agreed Value and with a deductible not exceeding the Hull Insurance Deductible.

Exhibit 10.3

Execution Copy

(ii) HULL WAR AND ALLIED PERILS, covering those war risks excluded from the Hull “All Risks” Policy to the extent such coverage is available from the leading international aviation insurance markets, including confiscation and requisition by the State of Registration, for the Agreed Value with (form LSW555D exclusions being acceptable except to the extent applying while the Aircraft is under power and except to the extent that coverage in respect of such exclusion is commercially available in the insurance market);

(iii) “ALL RISKS” PROPERTY INSURANCE (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air or sea) on all Engines and Parts when not installed on the Aircraft (to the extent not covered under the Aircraft hull insurances described in paragraphs (i) and (ii) above), including Engine test and running risks, in an amount equal to replacement value in the case of the Engines; and

(iv) AIRCRAFT THIRD PARTY, BODILY INJURY/PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a combined single limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage in respect of any one occurrence (but, in respect of products liability, this limit may be an aggregate limit for all losses occurring during the currency of the policy, and in respect of liability arising out of certain offences, the limit (within the said combined single limit) may be $25,000,000 in respect of any one offence and in the aggregate, and cargo and mail legal liability may be subject to a limit of $1,000,000 any one occurrence); War and Allied Risks are also to be covered under the Policy to the extent available in the leading international insurance markets. The Minimum Liability Coverage may be adjusted upwards from time to time to such an amount as Lessor may be advised by its insurance brokers constitutes the standard Minimum Liability Coverage applicable to aircraft of the make, model and series as the Aircraft operating internationally by an airline similarly situated as Lessee or as required by Applicable Law. If Lessee disputes any such adjustment, the matter shall be referred to a reputable independent insurance broker appointed by Lessor, whose decision, acting as expert, shall be conclusive and binding on Lessee.

2 All required hull and spares insurance specified in Sections 1(i), 1(ii) and 1(iii) above, so far as it relates to the Aircraft, will:

(i) provided no Default or Event of Default has occurred and is continuing, provide that any loss will be settled with Lessee (who undertakes to consult with Lessor in regard thereto), and any claim that becomes payable on the basis of a Total Loss will be paid in Dollars to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Financing Party) as loss payee up to the Agreed Value, and loss proceeds in excess of the Agreed Value will be payable to Lessee, with any other claim being payable as may be necessary for the repair of the damage to which it relates;

(ii) if separate Hull “All Risks” and “War Risks” insurances are arranged, include a 50/50 provision in the terms of Lloyd’s endorsement AVS103 or its equivalent; and

Exhibit 10.3

Execution Copy

(iii) confirm that the Insurers are not entitled to replace the Aircraft if a Total Loss occurs.

3 All required liability insurances specified in Section 1(iv) above will:

(i) include the Indemnitees as additional insureds for their respective rights and interests; but the coverage provided will not include claims arising out of their legal liability as manufacturer, repairer or servicing agent of the Aircraft or any Engine or any Part;

(ii) include a severability of interest clause;

(iii) contain a provision confirming that the policy is primary without right of contribution and that the liability of the insurers will not be affected by any other insurance of which any Indemnitee or Lessee have the benefit; and

(iv) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the relevant policy or policies.

4 All Insurances specified in Sections 1(i) through (iv) above will:

(i) be in accordance with normal industry practice of Persons operating similar aircraft in similar circumstances;

(ii) provide coverage on a worldwide basis subject to those territorial exclusions which are usual and customary for carriers similarly situated with Lessee in the case of War Risks and Allied Perils coverage which are advised to and approved by Lessor, such approval not to be unreasonably withheld;

(iii) acknowledge that the insurers are aware that the Aircraft is owned by Owner and is subject to this Agreement;

(iv) provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission of the Insured which results in a breach of any terms, conditions or warranty of the policies;

(v) provide that the Insurers will waive any rights of recourse and/or subrogation against each additional insured to the same extent that Lessee has waived or has no rights of recovery against such additional insured in the Agreement;

(vi) provide that the additional insureds will have no obligation or responsibility for the payment of any premiums (but reserve the right to pay the same should any of them elect to do so) and that the Insurers will waive any right of offset or counterclaim against the respective additional insureds other than for outstanding premiums in respect of the Aircraft, any Engine or any Part;

(vii) provide that, except in the case of any provision for cancellation or automatic termination specified in the policies or endorsements thereof, the Insurance can only be cancelled or materially altered in a manner adverse to the additional insureds by giving at least 30 days’ written notice to Lessor and each Financing Party, except in the case of war risks, for which 7 days’ written notice (or such

Exhibit 10.3

Execution Copy

lesser period as is or may be customarily available in respect thereof) will be given; and

(viii) include a services of suit clause.

5 Where any provision of this Schedule 4 conflicts with the provisions of the airline finance/lease contract Endorsements AVN67B, AVN67B (Hull War), and AVN99 (Tail Cover Continuing Liability) adopted by the Lloyd’s Aviation Underwriter’s Association (or any successor endorsements), Lessor agrees that the provisions of AVN67B, AVN67B (Hull War) and AVN99 (Tail Cover Continuing Liability), respectively, or any successor endorsements will apply to the exclusion of the provisions of this Schedule 4. For purposes of each of AVN67B, AVN67B (Hull War), and AVN99 (Tail Cover Continuing Liability), the “Designated Contract Party” will be Castlelake Aviation Holdings (Ireland) Limited, as servicer to Lessor.

6 All Reinsurances will:

(i) be on the same terms as the Insurances and will include the provisions of this Schedule 4 and at levels of not less than 95% of the insurances required to be maintained hereunder;

(ii) provide that, notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured, the reinsurers’ liability will be to make such payment as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(iii) contain a “cut-through” clause in the following form (or such other form as is reasonably satisfactory to Lessor):

“The Reinsurers and the Reinsured hereby agree that if any valid claim arising hereunder, the Reinsurers shall in lieu of payment to the Reinsured, its successors in interest and assigns pay to the party(ies) identified as Contract Party(ies) under the original insurance effected by the Insured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers shall fully discharge and release the Reinsurers from all further liability in connection therewith.

To provide for payment to be made notwithstanding (a) any bankruptcy, insolvency, liquidation or dissolution of the Reinsured, and/or (b) that the Reinsured has made no payment under the original insurances.

The Reinsurers reserve the right to set off against any claim payable under the Reinsurance policy in accordance with this clause any outstanding premiums (applicable to the Equipment involved in the Loss) covered by the original insurance. Such set off shall first be applied to any financial interest of the Insured in the Equipment involved.

Exhibit 10.3

Execution Copy

If Reinsurers exercise their right to set off any outstanding premium, upon subsequent receipt by Reinsurers of such outstanding premium, Reinsurers hereby agree to refund the set off premium to the Contract Party(ies).

Any payment due under this clause shall not contravene any law, statute or decree of the State of Organization.”

7 For insurance coverage that includes the AVN67B endorsement (or the substantive equivalent), the Contract Parties and Additional Insureds (their addressees) and the Contracts that should be identified in the insurance/reinsurance certificates are set out in the Notice and Acknowledgment.

Schedule 5 Principal Economic Terms

THIS SCHEDULE HAS BEEN INTENTIONALLY OMITTED FROM THE FAA FILING COUNTERPART AS THE PARTIES DEEM IT TO CONTAIN CONFIDENTIAL INFORMATION

AD Cost Threshold	$100,000

Agreed Value	$31,000,000 as at Delivery, decreasing annually on the insurance renewal date starting on the insurance renewal date falling on or after the first anniversary of the Delivery Date, by

Exhibit 10.3

Execution Copy

an amount equal to 3% of the Agreed Value as it existed immediately prior to such decrease.
APU Supplemental Rent Rate	$55 per APU Hour, as adjusted from time to time as set forth below in this Schedule 5.
Basic Rent Amount	$210,000 per Rental Period.
Security Deposit	$630,000.
Damage Notification Threshold	$250,000.
Engine Supplemental Rent Rate	$228 per Flight Hour operated by such Engine, as adjusted from time as set forth below in this Schedule 5. .
Engine LLP Supplemental Rent Rate	OEM list price per Flight Cycle (based on the Manufacturer’s published chapter 5 life limit for the LLP), as adjusted from time to time as set forth as set forth below in this Schedule 5.
Hull Insurance Deductible	$750,000.
HMV 6-Year Check Supplemental Rent Rate	$14,500 per month, as adjusted from time to time as set forth as set forth below in this Schedule 5.
HMV 12-Year Check Supplemental Rent Rate	$6,500 per month, as adjusted from time to time as set forth as set forth below in this Schedule 5.
Initial Instalment	$210,000.
Lease Instalment	$210,000
Landing Gear Supplemental Rent Rate	$4,750 per month, as adjusted from time to time as set forth as set forth below in this Schedule 5.
Minimum Liability Coverage	$650,000,000 each occurrence.

The Supplemental Rent Rates shall be adjusted as follows:

(a) the HMV 6-Year Check Supplemental Rent Rate, the HMV 12-Year Check Supplemental Rent Rate, the Landing Gear Supplemental Rent Rate and the APU Supplemental Rent Rate are based on 2025 Dollars and each such rate, as adjusted by this subsection (a), shall be increased on January 1, 2026 and thereafter on the first calendar day of each January at an annual rate of 3.0%, and the adjusted amounts of such rates as of the Delivery Date shall be set out on the Certificate of Delivery and, absent manifest error, shall be binding on Lessor and Lessee;

Exhibit 10.3

Execution Copy

(b) the Engine LLP Supplemental Rent Rate shall be increased on January 1, 2026 and thereafter on the first calendar day of each January based on changes in the then current Engine Manufacturer’s catalogue list prices for Engine LLPs, and the adjusted Engine LLP Supplemental Rent Rate as of the Delivery Date shall be set out on the Certificate of Delivery and, absent manifest error, shall be binding on Lessor and Lessee;

(c) the Engine Supplemental Rent Rate shall be increased on January 1, 2026 and thereafter on the first calendar day of each January at an annual rate of 4.0%, and the adjusted amounts of such rates as of the Delivery Date shall be set out on the Certificate of Delivery and, absent manifest error, shall be binding on Lessor and Lessee; and

(d) the Engine Supplemental Rent Rate is also based upon an assumed average Flight Hour-to-Flight Cycle ratio of 2.5.1, at 10% de-rate in a benign operating environment. If any Engine’s average Flight Hour-to-Flight Cycle ratio, operating environment or % de-rate deviates from these assumptions (based on a review of the prior 12 months of operation, the “Prior Operational Period”), the rate shall be adjusted on the first day of the month in which the first anniversary of the Delivery Date occurs and thereafter on each anniversary of such date during the Term as follows:

(i) the Engine Supplemental Rent Rate for the next 12-month period shall be the amount set out in the table below (the amounts in the table below will be adjusted in accordance with subsection (c) above) per Flight Hour that corresponds to the average FH:FC and Derate of the Engine for the Prior Operational Period (with linear interpolation for any values falling between such specified ratios and derate percentages); and

(ii) the difference between the applicable Engine Supplemental Rent Rate actually paid by Lessee in respect of the Prior Operational Period, and the Engine Supplemental Rent Rate that would have been paid at the adjusted rate multiplied by the actual utilization for the Prior Operational Period shall be calculated, and the amount of overpayment or underpayment established. If the amount is more than actually paid, Lessee will pay to Lessor such calculated amount for the previous 12-month period within 5 Business Days of receipt from Lessor of notice of such required payment, and if the difference is a positive number, then so long as no Material Default or Event of Default has occurred and is continuing, Lessor shall pay the difference to Lessee within 5 Business Days of such determination.

	Derate
Flight Hour-to-Flight Cycle Ratio	0%	5%	10%
Less than 1.0	$ 913.98	$ 794.77	$ 722.52
1 to 1.5	$ 550.75	$ 478.92	$ 435.38

Exhibit 10.3

Execution Copy

1.5 to 2	$ 404.09	$ 351.38	$ 319.44
2 to 2.5	$ 329.98	$ 286.94	$ 260.85
2.5 to 3	$ 288.40	$ 250.79	$ 228.00
3 to 3.5	$ 263.54	$ 229.16	$ 208.33
3.5 to 4	$ 247.15	$ 214.91	$ 195.38
More than 4	$ 233.57	$ 203.10	$ 184.64

(iii) If during Lessee’s operation of the Aircraft, more than 40% of flights (during a relevant Prior Operational Period) are operated within OEM defined harsh or severe operating environment, Lessor and Lessee agree to enter into good faith negotiations to increase the rates in the above table in accordance with OEM guidance for such operations.

(iv) In the event that the Engines are operated at a thrust higher than 27K at any time during the Term, the Lessor, in its reasonable discretion, shall reserve the right to adjust the Engine Supplemental Rent Rate.

Schedule 6 Engine Performance Restoration Requirements

An Engine Performance Restoration will be any engine performance restoration where the core modules of the Engine, as a minimum, have a performance level workscope (Level 2.9 or above) accomplished in accordance with the recommendations of the Engine Manufacturer’s then current generic electronic Engine Maintenance Plan (“eMMP”), in addition to complying with the requirements of the engine shop manual, and any other applicable technical publications.

For the avoidance of doubt, the core modules consist of:

(A) high pressure compressor module;

Exhibit 10.3

Execution Copy

(B) combustor module; and

(C) high pressure turbine module (including No.4 bearing compartment, nozzle guide vane group and high pressure turbine).

Such workscope will be sufficient to enable the Engine to return to service with an expected on-wing life of at least the fleet average mean time between removal for an operator with similar operating regime of such engine type (with no discrimination based on prior workscopes performed by Lessee on similar engines of such engine type) (“MTBR”), and in no event shall the Engine be built with the expectation of achieving less than 16,000 Flight Hours / 10,000 Flight Cycles.

No LLP installed in the Engine shall have less life remaining to its life limit than the above specified Flight Cycles, and the Engine will be in compliance with all ADs to the extent that, by the terms of each such AD, compliance shall not be required within the hourly and cyclic limits specified above (or equivalent calendar time, as applicable using worldwide fleet average annual utilisation as reported by the Engine Manufacturer).

The work accomplished during such Engine Performance Restoration shall have a warranty that is valid for not less than 6,000 Flight Hours and 2,000 Flight Cycles, and 18 months and such warranty will be assignable to Lessor and/or any subsequent owner or operator.

Exhibit A- Form of Certificate of Delivery

Certificate of Delivery

This Certificate of Delivery is delivered on the date set out in paragraph 1 below by Global Crossing Airlines, Inc. (“Lessee”) to, UMB Bank, N.A., not in its individual capacity but solely as owner trustee (“Lessor”) pursuant to that certain Operating Lease Agreement, dated as of March 6, 2026, between Lessor and Lessee (the “Lease”). Capitalised terms used but not defined in this Certificate of Delivery shall have the meanings given to such terms in the Lease.

1 Details of Acceptance

Lessee hereby confirms to Lessor that Lessee has at [time] on this [•], 20[•], at [Delivery Location], accepted delivery in all respects of the following, in accordance with and for all purposes of the Lease.

Exhibit 10.3

Execution Copy

(a) one Airbus model A320-233 aircraft, bearing Manufacturer’s serial number 4832 and US registration mark [Insert Registration Mark];

(b) two International Aero Engines AG (IAE) model V2527E-A5 engines, bearing engine serial numbers [•];

(c) one [Manufacturer] model [Model] APU bearing manufacturer’s serial number [Serial Number];

(d) all Parts installed on, attached to or appurtenant to the Airframe and Engines; and

(e) the Aircraft Documents specified in Part 2 of Schedule 1 to the Lease.

2 Lessee’s Confirmation

Lessee confirms to Lessor that as at the time indicated above, being the time of Delivery:

(a) Lessee’s representations and warranties contained in sections 2.1 and 2.2 of the Lease are hereby repeated; and

(b) the Aircraft is insured as required by the Lease; and

(c) [that at the time of acceptance of the Leased Property, the Leased Property complied in all respects with the condition required at Delivery under section 4.2 and Schedule 2 of the Lease, [except for the items (if any) listed on Annex 2 hereto for which Lessee’s sole remedy will be as set out in Annex 2].

3 Lessor’s Confirmation

Lessor confirms to Lessee that, as at the time indicated above, being the time of Delivery, Lessor’s representations and warranties contained in section 2.4 of the Lease are hereby repeated.

4 Incorporation of Certain Lease Provisions

Lessee agrees that Section 17 of the Lease shall apply as if expressly set out herein.

5 Lease Information

Lessor and Lessee agree and confirm the following as of the date of this Certificate of Delivery:

(a) the date of this Certificate of Delivery is the “Delivery Date” for purposes of the Lease; and

(b) the Supplemental Rent rates as of the Delivery Date are as shown in Annex 2 attached hereto.

(c) The Basic Rent Amount is the amount shown in Annex 2 attached hereto.

(d) the Airframe, Engines and Parts are in the condition set out as listed on the attached Annex 1.

Exhibit 10.3

Execution Copy

Annex 1 - Status of Aircraft

AIRFRAME:

	Date	Flight Hours	Flight Cycles
Current:	_______________	_______________	_______________
Last C-Check:	_______________	_______________	_______________
Last HMV 6-Year Check:	_______________	_______________	_______________
Last HMV 12-Year Check:	_______________	_______________	_______________

ENGINES:

Position/ Serial Number	Current:		Last Engine Performance Restoration:			Remaining to Next LLP Removal:
	Flight Hours	Flight Cycles	Date	Flight Hours	Flight Cycles	Flight Cycles
1. ______	______	______	______	______	______	______
2. ______	______	______	______	______	______	______

Exhibit 10.3

Execution Copy

APU:

	Current:		Last APU Restoration:
Serial Number	APU Hours	Flight Cycles	Date	APU Hours	Flight Cycles
1. ______	______	______	______	______	______
2. ______	______	______	______	______	______

LANDING GEAR:

		Current:		Last Landing Gear Overhaul:
Position	Serial Number	Flight Hours	Flight Cycles	Date	Flight Hours	Flight Cycles
Nose:	______	______	______	______	______	______
Left Main:	______	______	______	______	______	______
Right Main:	______	______	______	______	______	______

Fuel on board at Delivery: ________ (circle one) pounds / kilograms (________ gallons)

Annex 2 – Economic Terms

Supplemental Rent rates as of the Delivery Date are as follows:

HMV 6-Year Check Supplemental Rent Rate:	$[•] per calendar month;
HMV 12-Year Check Supplemental Rent Rate:	$[•]per calendar month;
Engine Supplemental Rent Rate:	$ [•] per Flight Hour;
Engine LLP Supplemental Rent Rate:	$[•] per Flight Cycle;
Landing Gear Supplemental Rent Rate:	$ [•] per calendar month; and
APU Supplemental Rent Rate:	$[•] per APU Hour.

Exhibit 10.3

Execution Copy

The Basic Rent Amount pursuant to the Lease is $[____].

IN WITNESS WHEREOF, Lessor and Lessee have executed this Certificate of Delivery on the date set out in paragraph 1 above.

SIGNED on behalf of Global Crossing Airlines, Inc. By: Name: Title:	SIGNED on behalf of UMB Bank, N.A., not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee By: Name: Title:

Exhibit 10.3

Execution Copy

Exhibit B- [Intentionally Omitted]

Exhibit C - Form of Deregistration Power of Attorney

Irrevocable Power of Attorney

By this Irrevocable Power of Attorney, Global Crossing Airlines, Inc., a company organized and existing under the laws of [Insert State of Organization], having its registered office at [Insert registered office of Lessee] together with its successors and assigns (“Lessee”), hereby irrevocably nominates and appoints UMB BANK, N.A., not in its individual capacity but solely as owner trustee, having its office at 6440 S. Millrock Drive, Suite 400 Salt Lake City, UT 84121 (“Lessor”), acting alone and without the authorization of any other person, to be Lessee’s true and lawful attorney-in-fact so that Lessor may take any of the following actions in the name of and for Lessee with respect to the Airbus model A320-233 aircraft bearing manufacturer’s serial number 4832 and U.S. registration mark [Insert Registration Mark], including the engines and all parts installed on or appurtenant to such airframe (collectively the “Aircraft”), leased by Lessor

Exhibit 10.3

Execution Copy

to Lessee pursuant to that certain Operating Lease Agreement dated as of [•] 20[•], between Lessor and Lessee (the “Lease”):

1 In the exercise of the rights of Lessor under the Lease to recover the Aircraft following an Event of Default under the Lease which has occurred and is continuing, Lessor may take all action, and may execute in Lessee’s name and for and on behalf of Lessee all documents, applications and instruments, that may at any time be required in order to (a) cause the Aircraft to be repossessed by Lessor, (b) cause the Aircraft to be deregistered from the register of aircraft maintained by the civil aviation authority of the State of Registration (the Aviation Authority), (c) obtain any document (whether in the nature of an export license, certificate of airworthiness for export or otherwise) that is required for the purpose of cancelling the registration of the Aircraft with the Aviation Authority and/or securing the export of the Aircraft from the State of Registration and/or State of Organization, and (d) export the Aircraft from the State of Registration and/or State of Organization.

2 Pursuant to the Lease, Lessee is maintaining all risk hull and war risk insurance and reinsurance covering the Aircraft, and Lessor has been named loss payee on such insurance and reinsurance policies if a total loss or constructive total loss of the Aircraft or if damage to the Aircraft while an “Event of Default” under the Lease has occurred and is continuing. Lessor may take all action, and may execute in Lessee’s name and for and on behalf of Lessee all documents, applications and instruments, including executing on behalf of Lessee an appropriate form of discharge and release, that may at any time be required in order for Lessor to collect such insurance proceeds or to adjust or settle any claim under such insurance policies.

3 In the exercise of the rights listed in paragraphs 1 and 2, Lessor may take all such other actions and sign all such other documents as Lessor considers necessary or appropriate in its absolute discretion. In connection with such documents, or in connection with any registrations or filings to which such documents are subject, Lessor may represent Lessee before and submit any such document, application or instrument to any applicable authorities, government department and agencies (including the Aviation Authority) of the State of Registration and/or State of Organization as shall be necessary to achieve the aforementioned purposes.

4 Lessee hereby undertakes from time to time and at all times to indemnify Lessor against all costs, claims, expenses and liabilities lawfully and reasonably incurred by such Lessor in connection with this Irrevocable Power of Attorney and, upon request, to ratify and confirm whatever Lessor will lawfully and reasonably do or cause to be done by virtue of this Irrevocable Power of Attorney.

5 Lessee hereby grants to Lessor the full power and authority to substitute and appoint in its place one or more attorney or attorneys to exercise for it as attorney or attorneys of Lessee any or all the powers and authorities conferred on Lessor by this Irrevocable Power of Attorney, and to revoke any such appointment from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys, all as Lessor will from time to time deem appropriate.

Any person, agency or company relying upon this Irrevocable Power of Attorney need not and will not make any determination or require any court judgment as to whether an “Event of Default” has occurred under the Lease. Lessee hereby waives any claims against (i) any person acting on

Exhibit 10.3

Execution Copy

the instructions given by Lessor or its designee pursuant to this Irrevocable Power of Attorney and (ii) any person designated by Lessor or an officer of Lessor to give instructions pursuant to this Irrevocable Power of Attorney. Lessee also agrees to indemnify and hold harmless any person, agency or company that may act in reliance upon this Irrevocable Power of Attorney and pursuant to instructions given by Lessor or its designee.

Capitalised terms used but not defined in this Irrevocable Power of Attorney shall have the meanings given to such terms in the Lease.

This Power of Attorney is given as security by Lessee for the performance of its obligations under the Lease. This Power of Attorney is irrevocable and coupled with an interest.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America without reference to principles of conflicts of law other than Section 5‑1401 and Section 5‑1402 of the New York General Obligations Law.

IN WITNESS WHEREOF, Global Crossing Airlines, Inc. has executed and delivered this Irrevocable Power of Attorney on [•] 20[•].

[signature page follows]

Global Crossing Airlines, Inc. By: Name: Title:

Exhibit 10.3

Execution Copy

Exhibit D - Form of Letter of Quiet Enjoyment

THIS SCHEDULE HAS BEEN INTENTIONALLY OMITTED FROM THE FAA FILING COUNTERPART AS THE PARTIES DEEM IT TO CONTAIN CONFIDENTIAL INFORMATION

Exhibit 10.3

Execution Copy

Exhibit E - Form of Status Report

Monthly Utilisation Report (MSN XXXX)

UTILISATION PERIOD: XXXX to XXXX

To: [Servicer]

CONTACT: [utilization@castlelake.com]

Exhibit 10.3

Execution Copy

AIRCRAFT TYPE	AIRBUS
AIRCRAFT REGISTRATION	[Insert Registration Mark]
MANUFACTURER’S SERIAL NUMBER	[•]

METHOD IN USE:	Hours and minutes, hh:mm

Airframe	DURING PERIOD	SINCE NEW
AIRFRAME FLIGHT HOURS
AIRFRAME FLIGHT CYCLES
BLOCK HOURS

Engines	Engine 1	Engine 2
SERIAL NUMBER OF ENGINE
PART NUMBER OF ENGINE

PRESENT LOCATION OF ENGINE
ENGINE FLIGHT HOURS SINCE NEW
CYCLES SINCE NEW
ENGINE FLIGHT HOURS PERFORMED DURING PERIOD
ENGINE CYCLES FLOWN DURING PERIOD

SERIAL NUMBER OF ENGINE INSTALLED ON THE AIRFRAME

APU
SERIAL NUMBER OF APU
PART NUMBER OF APU
PRESENT LOCATION OF APU
APU OPERATING HOURS SINCE NEW (ACARS)
CYCLES SINCE NEW (ACARS)
APU OPERATING HOURS PERFORMED DURING PERIOD (ACARS)
APU CYCLES FLOWN DURING PERIOD (ACARS)
SERIAL NUMBER OF APU INSTALLED ON THE AIRFRAME

LANDING GEAR	NLG	MLG 1	MLG 2
S/N
P/N
FH SINCE NEW
CYCLES SINCE NEW
FH DURING PERIOD
CYCLES DURING PERIOD
PRESENT LOCATION

MAINTENANCE CHECKS COMPLETED

Exhibit 10.3

Execution Copy

	NUMBER	DATE	HOURS	CYCLES
LAST “C”-CHECK

NEXT CHECKS DUE
	NUMBER	DATE	HOURS	CYCLES
NEXT “C”-CHECK

NEXT CHECKS SCHEDULED
	NUMBER	BEGIN	END
NEXT “C”-CHECK
NEXT STRUCT. INSPECTION

REMOVAL OF ENGINE, APU, LANDING GEAR
	MSN	Part Number	Reason For Removal	Removal Date	Total Time at Removal	Total Cycles at Removal
ENGINE
LANDING GEAR
APU

DETAILS OF ANY MAINTENANCE ACCOMPLISHED OR ANY REPORTABLE INCIDENTS DURING THE MONTH (IF NONE, STATE “NONE”)

EGT MARGIN TREND DATA: [•]

Exhibit F - Form of Redelivery Certificate

Redelivery Certificate

This Redelivery Certificate is delivered on the date set out in paragraph 1 below by UMB BANK, N.A., not in its individual capacity but solely as owner trustee (“Lessor”) to Global Crossing Airlines, Inc. (“Lessee”) pursuant to that certain operating lease agreement, dated as of March 6, 2026, between Lessor and Lessee (the “Lease”). Capitalised terms used but not defined in this Redelivery Certificate shall have the meanings given to such terms in the Lease.

Exhibit 10.3

Execution Copy

1. Lessor hereby confirms to Lessee that Lessor has at [time] on [•] 20[•], at [location], accepted the following:

(a) one Airbus model A320-233 aircraft bearing Manufacturer’s serial number 4832 and [Insert State of Registration] registration mark [Insert Registration Mark];

(b) two International Aero Engines AG (IAE) model V2527E-A5 engines, bearing engine serial numbers [•];

(c) one [Insert APU Manufacturer] Model [Insert APU Model] APU bearing manufacturer’s serial number [•];

(d) all Parts installed on, attached to or appurtenant to the Airframe and Engines; and

(e) the Aircraft Documents specified in Part 2 of Schedule 1 to the Lease and all other Aircraft Documents acquired or prepared by Lessee during the Term; and

thereupon the leasing of such property under the Lease was terminated.

2. Lessor and Lessee hereby confirm that on the date and time hereof (i) the Aircraft was duly accepted by Lessor subject to correction of the discrepancies noted in Annex 2 hereto and (ii) Lessee confirms its obligations under the Lease accruing prior to the date hereof, and those required to be performed after the date hereof, shall remain in full force and effect until all such obligations have been satisfactorily completed.

IN WITNESS WHEREOF, the parties hereto have caused this Redelivery Certificate for MSN [•] to be executed in their respective corporate names by their duly authorized representatives on the date set out in paragraph 1 above.

SIGNED on behalf of Global Crossing Airlines, Inc. By: Name: Title:	SIGNED on behalf of UMB BANK, N.A., not in its individual capacity but solely as owner trustee By: Name: Title:

Annex 1 - Status of Aircraft

AIRFRAME:

	Date	Flight Hours	Flight Cycles
Current:	_______________	_______________	_______________
Last C-Check:	_______________	_______________	_______________
Last HMV 6-Year Check:	_______________	_______________	_______________
Last HMV 12-Year Check:	_______________	_______________	_______________

ENGINES:

Exhibit 10.3

Execution Copy

Position/ Serial Number	Current:		Last Engine Performance Restoration:			Remaining to Next LLP Removal:
	Flight Hours	Flight Cycles	Date	Flight Hours	Flight Cycles	Flight Cycles
1. ______	______	______	______	______	______	______
2. ______	______	______	______	______	______	______

APU:

	Current:		Last APU Restoration:
Serial Number	APU Hours	Flight Cycles	Date	APU Hours	Flight Cycles
1. ______	______	______	______	______	______
2. ______	______	______	______	______	______

LANDING GEAR:

		Current:		Last Landing Gear Overhaul:
Position	Serial Number	Flight Hours	Flight Cycles	Date	Flight Hours	Flight Cycles
Nose:	______	______	______	______	______	______
Left
Main:	______	______	______	______	______	______
Right
Main:	______	______	______	______	______	______

Annex 2 – Discrepancies

Description of Discrepancy	Agreed Corrective Action	Timeline Cost
1.	1.	1.
2.	2.	2.

Exhibit 10.3

Execution Copy

Annex 3 – Engine LLPs

Part Description	Flight Cycles For Engine [•]	Flight Cycles For Engine [•]

Exhibit 10.3

Execution Copy

Annex 4 – Loose Equipment and Accessories

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

Exhibit 10.3

Execution Copy

Annex 5 – Aircraft Documents and Technical Records

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

Exhibit 10.3

Execution Copy

Annex 6 – Avionics Inventory

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

Exhibit 10.3

Execution Copy

LEASE AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the date shown at the beginning of this agreement.

UMB BANK, N.A., not in its individual capacity but solely as owner trustee, By: Name: Kenneth P. Childs Title: Senior Vice President
GLOBAL CROSSING AIRLINES, INC. By: Name: Ryan Goepel Title: President and CFO

Signature Page – Chattel Paper Counterpart

Exhibit 10.3

Execution Copy

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement on the date shown at the beginning of this agreement.

UMB BANK, N.A., not in its individual capacity but solely as owner trustee, By: Name: Title:
GLOBAL CROSSING AIRLINES, INC. By: Name: Title: